                                  $175,000,000

                      AMENDED AND RESTATED CREDIT AGREEMENT

                          Dated as of October 10, 2001

                                      among

                               Terra Capital, Inc.
                          Terra Nitrogen (U.K.) Limited
                       Terra Nitrogen, Limited Partnership
                                  as Borrowers

                              Terra Industries Inc.
                                 as a Guarantor

                                       and

                      The Lenders and Issuers Party Hereto

                                       and

                               Citicorp USA, Inc.
                           as Administrative Agent and
                                Collateral Agent

                            Salomon Smith Barney Inc.
                      as Lead Arranger and Sole Book Runner


                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                          New York, New York 10153-0119


                                TABLE OF CONTENTS

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Article I       Definitions, Interpretation And Accounting Terms ..........................    2

         Section 1.1.      Defined Terms ..................................................    2

         Section 1.2.      Computation of Time Periods ....................................   33

         Section 1.3.      Accounting Terms and Principles ................................   33

         Section 1.4.      Certain Terms ..................................................   34

Article II      The Revolving Credit Facility .............................................   34

         Section 2.1.      The Revolving Credit Commitments ...............................   34

         Section 2.2.      Borrowing Procedures ...........................................   35

         Section 2.3.      Swing Loans ....................................................   36

         Section 2.4.      Letters of Credit ..............................................   38

         Section 2.5.      Reduction and Termination of the Revolving Credit Commitments...   42

         Section 2.6.      Repayment of Loans .............................................   42

         Section 2.7.      Evidence of Debt, Obligations of Borrowers .....................   42

         Section 2.8.      Optional Prepayments ...........................................   43

         Section 2.9.      Mandatory Prepayments ..........................................   43

         Section 2.10.     Interest .......................................................   44

         Section 2.11.     Conversion/Continuation Option .................................   45

         Section 2.12.     Fees ...........................................................   46

         Section 2.13.     Payments and Computations; Protective Advances .................   47

         Section 2.14.     Special Provisions Governing Eurodollar Rate Loans .............   49

         Section 2.15.     Capital Adequacy ...............................................   51

         Section 2.16.     Taxes ..........................................................   51

         Section 2.17.     Substitution of Lenders ........................................   53

Article III     Conditions To Effectiveness Of This Agreement .............................   54

         Section 3.1.      Conditions Precedent to the Effectiveness of this Agreement ....   54

         Section 3.2.      Conditions Precedent to Each Loan and Letter of Credit .........   58

Article IV      Representations And Warranties ............................................   59

         Section 4.1.      Corporate Existence; Compliance with Law .......................   59

         Section 4.2.      Corporate Power; Authorization; Enforceable Obligations ........   59

         Section 4.3.      Ownership of Subsidiaries ......................................   60

         Section 4.4.      Financial Statements ...........................................   60

         Section 4.5.      Material Adverse Change ........................................   61

                                       i

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                                TABLE OF CONTENTS
                                   (continued)

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         Section 4.6.   Solvency .................................................   61

         Section 4.7.   Litigation ...............................................   61

         Section 4.8.   Taxes ....................................................   62

         Section 4.9.   Full Disclosure ..........................................   62

         Section 4.10.  Margin Regulations .......................................   62

         Section 4.11.  No Burdensome Restrictions; No Defaults ..................   63

         Section 4.12.  Investment Company Act; Public Utility Holding Company
                        Act ......................................................   63

         Section 4.13.  Use of Proceeds ..........................................   63

         Section 4.14.  Insurance ................................................   63

         Section 4.15.  Labor Matters ............................................   63

         Section 4.16.  ERISA ....................................................   64

         Section 4.17.  Environmental Matters ....................................   64

         Section 4.18.  Intellectual Property ....................................   65

         Section 4.19.  Title; Real Property .....................................   66

         Section 4.20.  Pari Passu Obligations ...................................   67

         Section 4.21.  No Immunity ..............................................   67

         Section 4.22.  Canadian and English Requirements ........................   67

Article V       Financial Covenants ..............................................   68

         Section 5.1.   Minimum Cash Flow ........................................   68

         Section 5.2.   Capital Expenditures and Joint Venture Investments .......   69

         Section 5.3.   Minimum Liquidity ........................................   69

Article VI      Reporting Covenants ..............................................   69

         Section 6.1.   Financial Statements .....................................   69

         Section 6.2.   Default Notices ..........................................   71

         Section 6.3.   Litigation ...............................................   71

         Section 6.4.   Asset Sales ..............................................   71

         Section 6.5.   SEC Filings; Press Releases ..............................   71

         Section 6.6.   Labor Relations ..........................................   72

         Section 6.7.   Tax Returns ..............................................   72

         Section 6.8.   Insurance ................................................   72

         Section 6.9.   ERISA Matters ............................................   72

         Section 6.10.  Environmental Matters ....................................   72

                                       ii

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                                TABLE OF CONTENTS
                                   (continued)

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         Section 6.11.   Borrowing Base Determination ...................................   74

         Section 6.12.   Other Information ..............................................   74

         Section 6.13.   Material Documents .............................................   74

         Section 6.14.   Foreign Benefit Plans ..........................................   74

Article VII       Affirmative Covenants .................................................   75

         Section 7.1.    Preservation of Corporate Existence, Etc .......................   75

         Section 7.2.    Compliance with Laws, Etc ......................................   75

         Section 7.3.    Conduct of Business ............................................   75

         Section 7.4.    Payment of Taxes, Etc ..........................................   75

         Section 7.5.    Maintenance of Insurance .......................................   75

         Section 7.6.    Access .........................................................   76

         Section 7.7.    Keeping of Books ...............................................   76

         Section 7.8.    Maintenance of Properties, Etc .................................   76

         Section 7.9.    Application of Proceeds ........................................   76

         Section 7.10.   Environmental ..................................................   76

         Section 7.11.   Additional Collateral and Guaranties; Further Assurances .......   77

         Section 7.12.   Cash Collateral Accounts and Cash Management System ............   78

         Section 7.13.   Real Estate ....................................................   81

         Section 7.14.   Hedging Contracts ..............................................   81

Article VIII      Negative Covenants ....................................................   81

         Section 8.1.    Indebtedness ...................................................   81

         Section 8.2.    Liens, Etc .....................................................   82

         Section 8.3.    Investments ....................................................   83

         Section 8.4.    Sale of Assets .................................................   86

         Section 8.5.    Restricted Payments ............................................   87

         Section 8.6.    Restriction on Fundamental Changes .............................   88

         Section 8.7.    Change in Nature of Business ...................................   88

         Section 8.8.    Transactions with Affiliates ...................................   88

         Section 8.9.    Restrictions on Subsidiary Distributions; No New Negative
                         Pledge .........................................................   89

         Section 8.10.   Modification of Constituent Documents ..........................   89

         Section 8.11.   Modification of Material Documents .............................   89

                                      iii

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                               TABLE OF CONTENTS
                                   (continued)

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      Section 8.12.   Long-Term Indebtedness .....................................    89

      Section 8.13.   Accounting Changes; Fiscal Year ............................    90

      Section 8.14.   Margin Regulations .........................................    91

      Section 8.15.   Operating Leases; Sale/Leasebacks ..........................    91

      Section 8.16.   Cancellation of Indebtedness Owed ..........................    91

      Section 8.17.   No Speculative Transactions ................................    91

      Section 8.18.   Compliance with ERISA and Foreign Plans ....................    91

      Section 8.19.   Environmental ..............................................    91

      Section 8.20.   Payments to Minority Interests .............................    91

Article IX      Events Of Default ................................................    92

      Section 9.1.    Events of Default ..........................................    92

      Section 9.2.    Remedies ...................................................    94

      Section 9.3.    Actions in Respect of Letters of Credit ....................    94

      Section 9.4.    Rescission .................................................    95

Article X       The Administrative Agent; The Other Agents .......................    95

      Section 10.1.   Authorization and Action ...................................    95

      Section 10.2.   Administrative Agent's Reliance, Etc .......................    96

      Section 10.3.   The Administrative Agent Individually ......................    96

      Section 10.4.   Lender Credit Decision .....................................    96

      Section 10.5.   Indemnification ............................................    97

      Section 10.6.   Successor Administrative Agent .............................    97

      Section 10.7.   Concerning the Collateral and the Collateral Documents .....    98

      Section 10.8.   Collateral Matters Relating to Related Obligations .........    99

      Section 10.9.   Other Agents ...............................................   100

Article XI      Miscellaneous ....................................................   100

      Section 11.1.   Amendments, Waivers, Etc ...................................   100

      Section 11.2.   Assignments and Participations .............................   101

      Section 11.3.   Costs and Expenses .........................................   104

      Section 11.4.   Indemnities ................................................   105

      Section 11.5.   Limitation of Liability ....................................   106

      Section 11.6.   Right of Set-off ...........................................   106

      Section 11.7.   Sharing of Payments, Etc ...................................   106

                                       iv

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                               TABLE OF CONTENTS
                                   (continued)

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       Section 11.8.    Notices, Etc ...............................................   107

       Section 11.9.    No Waiver; Remedies ........................................   108

       Section 11.10.   Binding Effect .............................................   108

       Section 11.11.   Governing Law ..............................................   109

       Section 11.12.   Submission to Jurisdiction; Service of Process .............   109

       Section 11.13.   Waiver of Jury Trial .......................................   110

       Section 11.14.   No Immunity ................................................   110

       Section 11.15.   Judgment Currency ..........................................   110

       Section 11.16.   Marshaling; Payments Set Aside .............................   111

       Section 11.17.   Section Titles .............................................   111

       Section 11.18.   Execution in Counterparts ..................................   111

       Section 11.19.   Entire Agreement ...........................................   111

       Section 11.20.   Confidentiality ............................................   111

       Section 11.21.   Refund of Tax Credits ......................................   112

                                    Schedules

Schedule I          -     Revolving Credit Commitments
Schedule II         -     Applicable Lending Offices and Addresses for Notices
Schedule III        -     Projections
Schedule 4.2        -     Consents
Schedule 4.3        -     Ownership of Subsidiaries
Schedule 4.4        -     Pro Forma Balance Sheet
Schedule 4.7        -     Litigation
Schedule 4.8        -     Taxes
Schedule 4.15       -     Labor Matters
Schedule 4.16       -     List of Plans
Schedule 4.17       -     Environmental Matters
Schedule 4.19       -     Real Property
Schedule 7.12       -     Accounts
Schedule 8.1        -     Existing Indebtedness
Schedule 8.2        -     Existing Liens
Schedule 8.3        -     Existing Investments

                                    Exhibits

Exhibit A           -     Form of Assignment and Acceptance
Exhibit B           -     Form of Note
Exhibit C           -     Form of Notice of Borrowing
Exhibit D           -     Form of Letter of Credit Request

                               TABLE OF CONTENTS
                                  (continued)

Exhibit E            -      Form of Borrowing Base Certificate
Exhibit F            -      Form of Notice of Conversion or Continuation
Exhibit G -1/-2/-3   -      Form of Opinions of Counsel for the Loan Parties
Exhibit H            -      Form of Guaranty
Exhibit I            -      Form of Pledge and Security Agreement
Exhibit J            -      Form of Junior TNLP and TNCLP Pledge and Security
                             Agreement
Exhibit K            -      Form of Junior TNCLP Guaranty
Exhibit L            -      Form of Senior Secured Note Intercreditor Agreement
Exhibit M            -      Form of Loan Purchase Agreement
Exhibit N            -      Form of UK Debenture
Exhibit O            -      Form of Terra Canada Security Agreement

            This Amended and Restated Revolving Credit Agreement, dated as of October 10, 2001 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), among Terra Capital, Inc., Delaware corporation ("Terra Capital"), Terra Nitrogen (U.K.), Limited, a company incorporated in England and Wales ("Terra UK") and Terra Nitrogen, Limited Partnership, a Delaware limited partnership ("TNLP") (Terra Capital, Terra UK and TNLP each a "Borrower" and, collectively, the "Borrowers"), Terra Industries Inc., a Maryland corporation ("Terra Industries"), the Lenders (as defined below), the Issuers (as defined below) and Citicorp USA, Inc. ("CUSA"), as administrative agent and collateral agent for the Lenders and the Issuers (in such capacities, the "Administrative Agent"), amends and restates in its entirety the Existing Credit Agreement (as defined below).

                              W i t n e s s e t h:

            Whereas, the Borrowers, Terra Industries, the Existing Lenders (as defined below) and Citibank, N.A. ("Citibank"), as administrative agent and collateral agent (respectively in each capacity, the "Existing Administrative Agent" and the "Existing Collateral Agent"), are a party to a Credit Agreement dated as of April 7, 2000 (as amended through the date hereof, the "Existing Credit Agreement"); and

            Whereas, the Existing Administrative Agent, Existing Collateral Agent, the Administrative Agent and the Borrowers have entered into the Assignment and Release Agreement dated as of October 10, 2001 (the "Assignment and Release Agreement") pursuant to which each of the Existing Administrative Agent and the Existing Collateral Agent has resigned as agent and has assigned all its rights, title and interest in, to and under the Existing Credit Agreement and the "Loan Documents" (as defined in the Existing Credit Agreement) and delegated all its obligations thereunder with respect thereto to the Administrative Agent, and the Administrative Agent has accepted such assignment and delegation;

            Whereas, on October 10, 2001 Terra Capital issued $200,000,000 of Senior Secured Notes, the net proceeds of which were applied, in part, by the Borrowers in prepayment in full of the Term Loan under the Existing Credit Agreement and the Canadian Term Loan under the Terra Canada Credit Agreement; and

            Whereas, the Borrowers have requested, among other things, that the Lenders (i) increase the Revolving Credit Commitments from $115,625,000 to $175,000,000 and (ii) extend the Scheduled Termination Date from January 2, 2003 to June 30, 2005; and

            Whereas, in order to accommodate the amendments to the Existing Credit Agreement requested by the Borrowers and necessitated by the issuance of the Senior Secured Notes, the parties hereto have agreed to amend and restate the Existing Credit Agreement on the terms set forth in this Agreement, which Agreement shall become effective upon satisfaction of certain conditions precedent set forth herein; and

            Whereas, it is the intent of the parties hereto that this Agreement does not constitute a novation of the rights, obligations and liabilities of the respective parties (including the Obligations) existing under the Existing Credit Agreement or evidence payment of all or any of such obligations and liabilities (other than the repayment in full of the Term Loan and the Canadian Term Loan referred to above) and such rights, obligations and liabilities shall continue and remain outstanding, and that this Agreement amends and restates in its entirety the Existing Credit Agreement;

            Now, Therefore, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                Definitions, Interpretation And Accounting Terms

            Section 1.1. Defined Terms. As used in this Agreement, the following
                         -------------
terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Account" has the meaning specified in the Pledge and Security Agreement.

            "Account Debtor" has the meaning specified in the Pledge and Security Agreement.

            "Account Triggering Event" means with respect to Terra Canada or Terra UK, the occurrence of (i) a Default (relating to the matters referred to in Sections 9.1(f) or (g)), (ii) an Event of Default and (iii) additionally with respect to Terra UK only, any of the events specified in Clause 5.3 of the Debenture.

            "Administrative Agent" has the meaning specified in the preamble to this Agreement.

            "Advance Rate" means, at any time, (i) up to 85% in the case of Eligible Receivables, (ii) up to the Seasonal Eligible Inventory Rate in the case of Eligible Non-Spare Parts Inventory, and (iii) up to 5% in the case of Eligible Spare Parts Inventory, in each case as such rates may be increased or decreased from time to time with respect to any class of Eligible Receivables, Eligible Non-Spare Parts Inventory or Eligible Spare Parts Inventory by the Administrative Agent in its sole discretion, with any change in such rates to be effective two (2) Business Days after written notice thereof from the Administrative Agent to the Borrower; provided, however, that the Administrative Agent shall not increase such rates above the rates set forth above as of the Effective Date without the consent of the Lenders.

            "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, each officer, director, general partner or joint-venturer of such Person, and each Person who is the beneficial owner of 10% or more of any class of Voting Stock of such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

            "Agreement" has the meaning specified in the preamble to this Agreement.

            "Ammonium Nitrate Hedging Agreement" means an agreement dated December 31, 1997 between ICI Chemicals and Polymers Limited and Terra Canada pursuant to which Terra Canada agrees to pay certain amounts to ICI Chemicals and Polymers Limited by reference to ammonium nitrate prices.

            "Anglo American" means Anglo American plc, a company incorporated in England and Wales with company number 03564138.

            "Applicable Lending Office" means, with respect to each Lender, its Domestic Lending Office in the case of a Base Rate Loan, and its Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

            "Applicable Margin" means (a) during the period commencing on the Effective Date and ending on the first Business Day after receipt by the Administrative Agent of the Financial Statements required to be delivered by
Section 6.1(c) for the Fiscal Quarter ending December 31, 2001, with respect to Loans maintained as (A) Base Rate Loans, a rate equal to 1.75% per annum and (B) Eurodollar Rate Loans, a rate equal to 2.75% per annum and (b) thereafter as of any date of determination, a per annum rate equal to the rate set forth below opposite the applicable type of Loan and the then applicable Leverage Ratio (determined for the twelve-month period ending on the last day of the most recent Fiscal Quarter or Fiscal Year, as applicable, for which Financial Statements have been delivered pursuant to Section 6.1) set forth below:

           ---------------------------------------------------------------------
                                                    Base Rate       Eurodollar
                      Leverage Ratio                  Loans         Rate Loans
           ---------------------------------------------------------------------
           Greater than 5.5 to 1                      2.25%           3.25%
           ---------------------------------------------------------------------
           Less than or equal to 5.5 to 1 and
           greater than 5.0 to 1                      2.00%           3.00%
           ---------------------------------------------------------------------
           Less than or equal to 5.0 to 1 and
           greater than 4.0 to 1                      1.75%           2.75%
           ---------------------------------------------------------------------
           Less than or equal to 4.0 to 1             1.50%           2.50%
           ---------------------------------------------------------------------

Subsequent changes in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective as to all Revolving Loans on the first day of the month beginning after delivery by the Borrowers to the Administrative Agent of new consolidated financial statements pursuant to Section 6.1(b) for each of the first three Fiscal Quarters of each Fiscal Year and Section 6.1(c) for each Fiscal Year. Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Leverage Ratio), if the Borrowers shall fail to deliver such financial statements within the time periods specified in
Section 6.1(b) or (c), as applicable, the Applicable Margin from and including the 46th day after the end of such Fiscal Quarter or the 91st day after the end of such Fiscal Year, as the case may be, to but not including the date the Borrowers deliver to the Administrative Agent such financial statements shall equal the highest Applicable Margin set forth above.

            "Approved Deposit Account" means each bank account identified as an "Approved Deposit Account" on Schedule 7.12 and such other receivables collection accounts from time to time maintained by the Borrowers and Terra Canada with a bank acceptable to the Administrative Agent and subject to a Deposit Account Control Agreement.

            "Approved Fund" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

            "Arranger" means Salomon Smith Barney Inc., in its capacity as Lead Arranger and Sole Book Runner for the Revolving Credit Facility.

            "Asset Sale" has the meaning specified in Section 8.4.

            "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit A.

            "Availability Reserve" means, with respect to any Borrower effective as of two Business Days after the date of written notice of any determination thereof to Terra Capital by the Administrative Agent, such amounts (without duplication as to amounts included in the determination of any Eligibility Reserve) as the Administrative Agent may from time to time establish against the Available Credit of such Borrower, in the Administrative Agent's sole discretion, in order either (a) to preserve the value of the Collateral or the Administrative Agent's Lien thereon, or (b) to provide for the payment of unanticipated liabilities of such Borrower or its Subsidiaries arising after the Effective Date; provided, however, that the Administrative Agent shall apply criteria in respect of the foregoing in accordance with its customary practice with regard to similar credit facilities.

            "Available Credit" means at any time in respect of (i) Terra Capital, the Terra Capital Available Credit, (ii) Terra UK, the Terra UK Available Credit, and (iii) TNLP, the TNLP Available Credit.

            "Bailee's Letter" means a letter in form and substance acceptable to the Administrative Agent executed by any Person (other than a Loan Party) who is in possession of Inventory on behalf of the Borrower pursuant to which such Person acknowledges, among other things, the Administrative Agent's Lien with respect thereto.

            "Bankruptcy Code" means title 11, United States Code, as amended from time to time.

            "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the highest of:

            (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

            (b) the sum (adjusted to the nearest 0.25% or, if there is no nearest 0.25%, to the next higher 0.25%) of (i) 0.5% per annum plus (ii) the rate per annum obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve

      Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities consisting of or including (among other liabilities) three-month U.S. dollar nonpersonal time deposits in the United States, plus (iii) the average during such three-week period of the maximum annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits in the United States; and

            (c) the sum of (i) 0.5% per annum plus (ii) the Federal Funds Rate.

            "Base Rate Loan" means any Loan during any period in which it bears interest based on the Base Rate.

            "Beaumont Ammonia" means Beaumont Ammonia, Inc., a Delaware corporation and Subsidiary of Terra UK Holdings.

            "Beaumont Holdings" means Beaumont Holdings Corporation, a Delaware corporation and wholly owned Subsidiary of BMCH.

            "BMCH" means BMC Holdings, Inc., a Delaware corporation.

            "Borrowing" means a borrowing consisting of Loans made on the same day by the Lenders ratably according to their respective Revolving Credit Commitments.

            "Borrowing Base" means, with respect to any Borrower (a) the sum of
(i) the product of the Advance Rate then in effect for Eligible Receivables and the face amount of all Eligible Receivables of such Borrower's Borrowing Base Contributors (calculated net of all finance charges, late fees and other fees which are unearned, sales, excise or similar taxes, and credits or allowances granted at such time), (ii) the product of the Advance Rate then in effect for each class of Eligible Non-Spare Parts Inventory and the Eligible Non-Spare Parts Inventory (valued at the lower of cost and market on a first-in, first-out basis) constituting such class at such time of such Borrower's Borrowing Base Contributors, (iii) the product of the Advance Rate then in effect for Eligible Spare Parts Inventory and the Eligible Spare Parts Inventory of such Borrower's Borrowing Base Contributors and (iv) 100% of cash maintained by such Borrower in a cash collateral account opened for such purpose with the Administrative Agent (including the L/C Cash Collateral Account and any other Cash Collateral Account referred to in Section 2.9 or Section 7.12(f)) on terms acceptable to, and subject to a perfected first priority Lien in favor of, the Administrative Agent less (b) any Eligibility Reserves applicable to such Borrower then in effect; provided, however that, for the purposes of calculating any of the foregoing amounts denominated in Sterling, Canadian Dollars or Euros, the Dollar Equivalent of such Sterling, Canadian Dollar or Euro amount shall be used.

            "Borrowing Base Certificate" means a certificate of the Borrowers substantially in the form of Exhibit E.

            "Borrowing Base Contributor" means (i) in respect of Terra Capital, each of Terra Oklahoma, Port Neal, BMCH and Beaumont Ammonia, (ii) in respect of Terra UK, Terra UK and Terra Canada and (iii) in respect of TNLP, TNLP only.

            "Borrowing Base Deficiency" means, at any time with respect to any Borrower, any time during which the Available Credit of such Borrower is less than zero.

            "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to notices, determinations, fundings and payments in connection with the Eurodollar Rate or any Eurodollar Rate Loans, a day on which dealings in Dollar deposits are also carried on in the London interbank market.

            "Canadian Dollars" means the lawful money of Canada.

            "Canadian Employee Benefit Plan" means any employee benefit, pension, retirement or other equivalent or analogous plan or program established or maintained by the Borrower or any of its Canadian Subsidiaries.

            "Canadian Term Loan" means the Term Loan (as defined in the Terra Canada Credit Agreement).

            "Capital Expenditures" means, with respect to any Person for any period, the aggregate of amounts that would be reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person and its Subsidiaries prepared in conformity with GAAP, excluding interest capitalized during construction.

            "Capital Lease" means, with respect to any Person, any lease of property by such Person as lessee which would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.

            "Capital Lease Obligations" means, with respect to any Person, the capitalized amount of all obligations of such Person or any of its Subsidiaries under Capital Leases, as determined on a consolidated basis in conformity with GAAP.

            "Cash Collateral Account" means each Approved Deposit Account maintained at Citibank or an Affiliate of Citibank, each other bank account identified as a "Cash Collateral Account" on Schedule 7.12 and each other account maintained from time to time by any Loan Party with Citibank and designated a "Cash Collateral Account" by the Administrative Agent.

            "Cash Equivalents" means (a) securities issued or fully guaranteed or insured by the United States government, the United Kingdom government or the Canadian government or any agency thereof acceptable to the Administrative Agent, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) which, at the time of acquisition, are rated at least "A-1" by Standard & Poor's Rating Services ("S&P") or "P-1" by Moody's Investors Services, Inc. ("Moody's"), (c) commercial paper of an issuer rated at least "A-1" by S&P or "P-1" by Moody's, (d) Canadian Dollar denominated banker's acceptances of Canadian banks, and Canadian dollar-denominated commercial paper, rated at least R1-mid by Dominion Bond Rating Service and (e) shares of any money market fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a) through (c) above, (ii) has net assets of not less than $1,000,000,000 and (iii) is rated at least "A-1" by S&P or "P-1" by Moody's; provided, however, that the maturities of all obligations of the type specified in clauses (a) and (d) above shall not exceed 1 year and in clauses (b) and (c) above shall not exceed 270 days.

            "Cash Flow" means, with respect to Terra Industries and its Subsidiaries for any period, an amount equal to EBITDA of Terra Industries and its Subsidiaries for such period minus, to the extent not reflected in the calculation of EBITDA, the sum of (i) TNCLP Minority Interest Payments and (ii) provided such net cash amount is greater than zero, cash (net of cash in-flows in respect thereof) used to finance obligations of discontinued operations of Terra Industries and its Subsidiaries.

            "Change of Control" means any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of a greater percentage of the issued and outstanding Voting Stock of Terra Industries than that held directly or indirectly by Anglo American; (b) Anglo American shall cease to own beneficially, directly or indirectly, at least 20% of the issued and outstanding Voting Stock of Terra Industries; (c) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Terra Industries (together with any new directors whose election by the board of directors of Terra Industries or whose nomination for election by the stockholders of Terra Industries was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; provided, however, that the appointment of any directors which are nominated by Anglo American in replacement of then existing directors which were nominated by Anglo American shall not itself constitute a Change of Control or (d) a "Change of Control" as defined in any Indenture shall have occurred.

            "Chattel Paper" has the meaning specified in the Pledge and Security Agreement.

            "Citibank" has the meaning specified in the recitals to this Agreement.

            "Code" means the Internal Revenue Code of 1986 (or any successor legislation thereto), as amended from time to time.

            "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted under any of the Collateral Documents.

            "Collateral Documents" means the Pledge and Security Agreement, the Debenture, the Senior Secured Note Intercreditor Agreement, the Terra UK Share Mortgage, the Terra Canada Collateral Documents, the Junior Collateral Documents and any other document executed and delivered by a Loan Party granting a Lien on any of its property to secure payment of the Obligations of such Loan Party.

            "Common Unit Purchase" has the meaning specified in Section 8.3(h).

            "Common Units" means the common units issued and outstanding under the Agreement of Limited Partnership dated as of December 4, 1991 of TNCLP.

            "Compliance Certificate" has the meaning specified in Section
6.1(d).

            "Consolidated Net Income" means, for any Person for any period, the net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in conformity with GAAP; provided, however, that (a) the net income of any other Person in which such Person or one of its Subsidiaries has a joint interest with a third party (which interest does not cause the net income of such other Person to be consolidated into the net income of such Person in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to such Person or Subsidiary, (b) the net income of any Subsidiary of such Person that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation, and (c) any one-time increase or decrease to net income which is required to be recorded because of the adoption of new accounting policies, practices or standards required by GAAP shall be excluded.

            "Constituent Documents" means, with respect to any Person, (i) the articles/certificate of incorporation (or the equivalent organizational documents) of such Person, (ii) the by-laws (or the equivalent governing documents) of such Person and (iii) any document setting forth the manner of election and duties of the directors or managing members of such Person (if any) and the designation, amount and/or relative rights, limitations and preferences of any class or series of such Person's Stock.

            "Contaminant" means any material, substance or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including any petroleum or petroleum-derived substance or waste, asbestos and polychlorinated biphenyls.

            "Contractual Obligation" of any Person means any obligation, agreement, undertaking or similar provision of any Security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding any Loan Document but including any Material Document) to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.

            "CUSA" has the meaning specified in the preamble to this Agreement.

            "Customary Permitted Liens" means, with respect to any Person, any of the following Liens:

            (a) Liens with respect to the payment of taxes, customs duties, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

            (b) Liens of landlords arising by statute and liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

            (c) deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money) and surety, appeal, customs or performance bonds;

            (d) encumbrances arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of real property which do not materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

            (e) encumbrances arising under leases or subleases of real property which do not in the aggregate materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

            (f) financing statements of a lessor's rights in and to personal property leased to such Person in the ordinary course of such Person's business;

            (g) expired financing statements and financing statements filed for precautionary purposes in respect of operating leases; and

            (h) Liens in favor of banks which arise under Article 4 of the New York UCC on items in collection and documents relating thereto and proceeds thereof.

            "Debenture" means the Amended and Restated English law Debenture dated as of the Effective Date, in substantially the form of Exhibit N, executed by Terra UK in favor of the Administrative Agent.

            "Debt Issuance" means the incurrence of Indebtedness of the type specified in clause (a) and (b) of the definition of "Indebtedness" by Terra Industries or any of its Subsidiaries.

            "Default" means any event which with the passing of time or the giving of notice or both would become an Event of Default.

            "Deposit Account Control Agreement" has the meaning specified in the Pledge and Security Agreement.

            "Disbursement Accounts" means the bank accounts identified as such on Schedule 7.12 and each other account maintained from time to time by the Borrowers and Terra Canada with a bank acceptable to the Administrative Agent for the purposes of paying disbursements.

            "Document" has the meaning specified in the Pledge and Security Agreement.

            "Documentary Letter of Credit" means any letter of credit issued by an Issuer pursuant to Section 2.4 for the account of the Borrower, which is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by the Borrower or any of its Subsidiaries in the ordinary course of its business.

            "Dollar Equivalent" means with respect to any amount denominated in a currency other than Dollars, at the time of determination thereof, the equivalent of such currency in Dollars determined by using the rate of exchange quoted by Citibank or an Affiliate thereof in New York, New York at 11:00 a.m. (New York time) on the date of determination to prime banks in New York for the spot purchase in the New York foreign exchange market of such amount of Dollars with such other currency.

            "Dollars" and the sign "$" each mean the lawful money of the United States of America.

            "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule II or on the Assignment and Acceptance by which it became a Lender or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Borrowers and the Administrative Agent.

            "Domestic Subsidiary" means any Subsidiary of Terra Industries organized under the laws of any state of the United States of America or the District of Columbia.

            "EBITDA" means, with respect to any Person for any period, an amount equal to (a) Consolidated Net Income of such Person for such period plus (b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any provision for income taxes, (ii) interest expense including net costs under Interest Rate Contracts,
(iii) loss from extraordinary items, (iv) any aggregate net loss from the sale, exchange or other disposition of capital assets by such Person, (v) any other non-cash loss or other items, (vi) depreciation, depletion and amortization of intangibles or financing or acquisition costs and (vii) income allocation to minority interests minus (c) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any credit for income tax, (ii) interest income, (iii) gains from extraordinary items for such period, (iv) any aggregate net gain from the sale, exchange or other disposition of capital assets by such Person, (v) any other non-cash gains or other items and (vi) loss allocation to minority interests.

            "Effective Date" has the meaning specified in Section 3.1.

            "Eligibility Reserves" means, with respect to any Borrower, effective as of two Business Days after the date of written notice of any determination thereof to Terra Capital by the Administrative Agent, such amounts as the Administrative Agent, in its sole discretion, may from time to time establish against the gross amounts of Eligible Receivables, Eligible Non-Spare Parts Inventory and Eligible Spare Parts Inventory of such Borrower's Borrowing Base Contributors to reflect risks or contingencies arising after the Effective Date which may affect any one or class of such items and which have not already been taken into account in the calculation of the Borrowing Base of such Borrower (including in respect of (a) preferential debts which under applicable law would be prior to the claims of the Secured Parties and (b) Inventory which is subject to title retention claims of the suppliers thereof); provided, however, that the

Administrative Agent shall apply criteria in respect of the foregoing in accordance with its customary practice with regard to similar credit facilities.

            "Eligible Assignee" means (a) a Lender or any Affiliate or Approved Fund of such Lender; (b) a commercial bank having total assets in excess of $5,000,000,000; (c) a finance company, insurance company, other financial institution or fund reasonably acceptable to the Administrative Agent, which is regularly engaged in making, purchasing or investing in loans including, with respect to any proposed assignment of all or a portion of a Lender's Revolving Credit Commitment, revolving loans, and having total assets in excess of $250,000,000 or, to the extent assets are less than such amount, a finance company, insurance company, other financial institution or fund, reasonably acceptable to the Administrative Agent and the Borrowers; or (d) a savings and loan association or savings bank organized under the laws of the United States or any State thereof which has a net worth, determined in accordance with GAAP, in excess of $250,000,000.

            "Eligible Finished Products" means Inventory comprised of finished products (which are classified, in accordance with past practice, as Eligible Finished Products in the Borrowers' accounting systems) and is otherwise Eligible Inventory.

            "Eligible Inventory" means, in respect of any Borrowing Base Contributor, the Inventory of such Borrowing Base Contributor (other than any Inventory which has been consigned by such Borrowing Base Contributor), including raw materials and finished goods (a) which is owned solely by such Borrowing Base Contributor, (b) with respect to which the Administrative Agent has a valid and perfected first priority Lien, (c) with respect to which no warranty contained in any of the Loan Documents has been breached, (d) which is not, in the Administrative Agent's sole discretion, obsolete or unmerchantable,
(e) with respect to which (in respect of any Inventory labeled with a brand name or trademark and sold by such Borrowing Base Contributor pursuant to a trademark owned by such Borrowing Base Contributor or a license granted to such Borrowing Base Contributor) the Administrative Agent would have rights under such trademark or license pursuant to the Pledge and Security Agreement or other agreement satisfactory to the Administrative Agent to sell such Inventory in connection with a liquidation thereof, and (f) which the Administrative Agent deems to be Eligible Inventory based on such credit and collateral considerations as the Administrative Agent may, in its sole discretion, deem appropriate. No Inventory of such Borrowing Base Contributor shall be Eligible Inventory if such Inventory is located, stored, used or held at the premises of a third party or premises that have been mortgaged in favor of a third party unless (i)(A) the Administrative Agent shall have received a Mortgagee Waiver (to the extent the subject Inventory is not located, stored or held at premises covered by the Senior Secured Note Intercreditor Agreement), Landlord Waiver or Bailee's Letter or (B) in the case of Inventory located on a leased or mortgaged premises, an Eligibility Reserve satisfactory to the Administrative Agent shall have been established with respect thereto and (ii) an appropriate UCC-1 financing statement shall have been executed and properly filed in the United States and equivalent filings, as applicable, shall have been made in England & Wales and Canada, as applicable.

            "Eligible Non-Spare Parts Inventory" means Inventory comprised of Eligible Finished Products and Eligible Raw Materials.

            "Eligible Raw Materials" means Inventory comprised of raw materials (which are classified in accordance with past practice, as raw materials in the Borrowers' accounting systems) and which is otherwise Eligible Inventory.

            "Eligible Receivable" means, in respect of any Borrowing Base Contributor, the gross outstanding balance of those Accounts of such Borrowing Base Contributor which arise out of sales of merchandise, goods or services in the ordinary course of business, which are made by such Borrowing Base Contributor to a Person that is not an Affiliate of such Borrowing Base Contributor, which are not in dispute, and which constitute Collateral in which the Administrative Agent has a fully perfected first priority Lien; provided, however, that an Account shall in no event be an Eligible Receivable if:

                  (a) such Account is outstanding more than 60 days past the original due date thereof or more than 90 days from the invoice date thereof; or

                  (b) any warranty contained in this Agreement or any other Loan Document with respect to such specific Account is not true and correct with respect to such Account; or

                  (c) the Account Debtor on such Account has disputed liability or made any claim with respect to any other Account due from such Account Debtor to such Borrowing Base Contributor but only to the extent of such dispute or claim; or

                  (d) the Account Debtor on such Account has: (i) filed a petition for bankruptcy or any other relief under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization or relief of debtors; (ii) made an assignment for the benefit of creditors; (iii) had filed against it any petition or other application for relief under the Bankruptcy Code or any such other law; (iv) has failed, suspended business operations, become insolvent, called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation; or
      (v) had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs; or

                  (e) the Account Debtor on such Account or any of its Affiliates is also a supplier to or creditor of such Borrowing Base Contributor unless, and to the extent that (in respect of such Account), such supplier or creditor has executed a no-offset letter satisfactory to the Administrative Agent, in its sole discretion; or

                  (f) the sale represented by such Account is to an Account Debtor located outside England, Scotland or Wales in respect of Terra UK or outside the United States or Canada in respect of any other Borrowing Base Contributor, unless the sale is on letter of credit or acceptance terms acceptable to the Administrative Agent, in its sole judgment; or

                  (g) the sale to such Account Debtor on such Account is on a bill-on-hold, guaranteed sale, sale-and-return, sale-on-approval or consignment basis; or

                  (h) such Account is subject to a Lien in favor of any Person other than the Administrative Agent for the benefit of the Secured Parties; or

                  (i) such Account is (but only to the extent that it is) subject to any deduction, offset, counterclaim, return privilege or other conditions other than volume sales discounts given in the ordinary course of such Borrowing Base Contributor's business; or

                  (j) the Account Debtor on such Account is located, in respect of the Borrowing Base Contributors of Terra Capital or TNLP, in New Jersey or Minnesota, unless such Borrowing Base Contributor (i) has received a certificate of authority to do business and is in good standing in such state or (ii) has filed a Notice of Business Activities Report with the appropriate office or agency of such state for the current year; or

                  (k) the Account Debtor on such Account is a Governmental Authority, unless the Borrower has assigned its rights to payment of such Account to the Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended, in the case of a federal Governmental Authority, and pursuant to applicable law, if any, in the case of any other Governmental Authority, and such assignment has been accepted and acknowledged by the appropriate government officers; or

                  (l) the Administrative Agent, in accordance with its customary criteria, determines, in its sole discretion exercised reasonably, that such Account may not be paid or otherwise is ineligible; or

                  (m) 50% or more of the outstanding Accounts of the Account Debtor have become, or have been determined by the Administrative Agent, in accordance with the provisions hereof, to be, ineligible; or

                  (n) the sale represented by such Account is denominated in a currency other than (i) Dollars or Canadian Dollars in respect of Terra Canada, TNLP or any Borrowing Base Contributor of Terra Capital or (ii) Dollars, Sterling or Euros in respect of Terra UK; or

                  (o) such Account is not evidenced by an invoice or other writing in form acceptable to the Administrative Agent, in its sole discretion; or

                  (p) such Borrowing Base Contributor, in order to be entitled to collect such Account, is required to perform any additional service for, or perform or incur any additional obligation to, the Person to whom or to which it was made.

            "Eligible Spare Parts Inventory" means Inventory comprised of spare parts (which are classified, in accordance with past practice, as spare parts in the Borrowers' accounting system) and which is otherwise Eligible Inventory.

            "Environmental Laws" means all applicable Requirements of Law now or hereafter in effect, as amended or supplemented from time to time, relating to pollution or the regulation or protection of occupational health and safety, the environment or natural resources, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. (S) 9601 et seq.); the Hazardous Material Transportation Act, as amended (49 U.S.C.
(S) 180 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. (S) 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. (S) 6901 et seq.); the Toxic Substance Control Act, as amended (42 U.S.C. (S) 7401 et seq.); the Clean Air Act, as amended (42 U.S.C.
(S) 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C.
(S) 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C.
(S) 651 et seq.); the Safe Drinking Water Act, as amended (42 U.S.C. (S) 300f et seq.); the Environmental Protection Act (Ontario); the Canadian Environmental Protection Act; the Ontario

Water Resources Act; and their state and local counterparts or equivalents and any transfer of ownership notification or approval statute, including the Industrial Site Recovery Act (N.J. Stat. Ann. (S) 13:1K-6 et seq.) and any similar or equivalent Requirement of Law of any relevant jurisdiction.

            "Environmental Liabilities and Costs" means, with respect to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any thereof arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, which relate to any environmental, health or safety condition or a Release or threatened Release, and result from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries.

            "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

            "Equipment" has the meaning specified in the Pledge and Security Agreement.

            "Equity Issuance" means the issue or sale of any Stock of Terra Industries, any Loan Party or any Subsidiary of any of the foregoing.

            "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control or treated as a single employer with the Borrower or any of its Material Subsidiaries within the meaning of Section 414
(b), (c), (m) or (o) of the Code.

            "ERISA Event" means (i) a reportable event described in Section 4043(b) or 4043(c)(1), (2), (3), (5), (6), (8) or (9) of ERISA with respect to a
Title IV Plan or a Multiemployer Plan as to which the 30 day notice requirement has not been waived under applicable regulations; (ii) the withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (iii) the complete or partial withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from any Multiemployer Plan; (iv) notice of reorganization or insolvency of a Multiemployer Plan; (v) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (vi) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (vii) the failure to make any required contribution to a Title IV Plan or Multiemployer Plan; (viii) the imposition of a lien under Section 412 of the Code or Section 302 of ERISA on the Borrower or any of its Subsidiaries or any ERISA Affiliate; or (ix) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA.

            "Euro" means the single currency of the participating states of the European Union.

            "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board, as in effect from time to time.

            "Eurodollar Base Rate" means the rate determined by the Administrative Agent to be the offered rate for deposits in Dollars for the applicable Interest Period which appears on the Dow Jones Markets Telerate Page 3750 as of 11:00 a.m., London time, on the second full Business Day next preceding the first day of each Interest Period. In the event that such rate does not appear on the Dow Jones Markets Telerate Page 3750 (or otherwise on the Dow Jones Markets screen), the Eurodollar Base Rate for the purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent, or, in the absence of such availability, the Eurodollar Base Rate shall be the rate of interest determined by the Administrative Agent to be the rate per annum at which deposits in Dollars are offered by the principal office of Citibank in London to major banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Eurodollar Rate Loan of Citibank for a period equal to such Interest Period.

            "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule II or on the Assignment and Acceptance by which it became a Lender (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Borrowers and the Administrative Agent.

            "Eurodollar Rate" means, with respect to any Interest Period for any Eurodollar Rate Loan, an interest rate per annum equal to the rate per annum obtained by dividing (a) the Eurodollar Base Rate by (b) a percentage equal to 100% minus the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities which includes deposits by reference to which the Eurodollar Rate is determined) having a term equal to such Interest Period.

            "Eurodollar Rate Loan" means any Loan that, for an Interest Period, bears interest based on the Eurodollar Rate.

            "Event of Default" has the meaning specified in Section 9.1.

            "Existing Collateral Agent" has the meaning specified in the recitals to this Agreement.

            "Existing Credit Agreement" has the meaning specified in the recitals to this Agreement.

            "Existing Lender" means each Revolving Credit Lender (as defined in the Existing Credit Agreement).

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

            "Fair Market Value" means (a) with respect to any asset or group of assets (other than a marketable Security) at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined by the Board of Directors of the applicable Loan Party, or, if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third party appraiser, the basic assumptions underlying which have not materially changed since its date, the value set forth in such appraisal, and (b) with respect to any marketable Security at any date, the closing sale price of such Security on the Business Day next preceding such date, as appearing in any published list of any national securities exchange or the Nasdaq Stock Market or, if there is no such closing sale price of such Security, the final price for the purchase of such Security at face value quoted on such business day by a financial institution of recognized standing which regularly deals in securities of such type selected by the Administrative Agent.

            "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto.

            "Fee Letter" shall mean the letter dated as of the Effective Date, addressed to Terra Industries from CUSA and the Arranger and accepted by Terra Industries, with respect to certain fees to be paid from time to time to the Lenders, CUSA and the Arranger, which letter shall supersede the Fee Letter (as defined in the Existing Credit Agreement).

            "Financial Statements" means the financial statements of Terra Industries and its Subsidiaries delivered in accordance with Sections 4.4 and 6.1.

            "Fiscal Quarter" means each of the three month periods ending on March 31, June 30, September 30 and December 31.

            "Fiscal Year" means the twelve month period ending on December 31.

            "Foreign Plan" means each Canadian Employee Benefit Plan and each other retirement plan (including any statutory severance obligation requiring a payment upon an employee's termination of employment for any reason other than "cause" based on the employee's length of service) which is not subject to reporting in accordance with GAAP and Financial Accounting Standard Bulletin No. 87 or 106, and as to which Terra Industries or any of its Subsidiaries has any obligation or liability, contingent or otherwise.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

               "General Intangible" has the meaning specified in the Pledge and Security Agreement.

               "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

               "Guarantor" means each of the Terra Capital Guarantors, the Terra UK Guarantors, the TNLP Guarantors.

               "Guaranty" means the Amended and Restated Guaranty dated as of the Effective Date, in substantially the form of Exhibit H, among each of the Guarantors and the Administrative Agent in respect of each Guarantor's guaranty of certain of the Obligations.

               "Guaranty Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof including, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise),
(ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, or (v) to supply funds to or in any other manner invest in such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under subclause (i), (ii),
(iii), (iv) or (v) of clause (b) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported.

               "Hedging Contracts" means all Interest Rate Contracts, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements, and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in currency values or commodity prices.

               "Indebtedness" of any Person means without duplication (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments or which bear interest, (c) all reimbursement and all obligations with respect to letters of credit, bankers' acceptances, surety bonds and performance bonds, whether or not matured, (d) all indebtedness for the deferred purchase price of property or services, other than trade payables and accrued expenses incurred in the ordinary course of business which are not overdue, (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all Capital Lease Obligations and Major Operating Lease Obligations of such Person, (g) all Guaranty Obligations of such Person,
(h) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (i) all payments that such Person would have to make in the event of an early termination on the date Indebtedness of such Person is being determined in respect of Hedging Contracts of such Person and (j) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including Accounts and General Intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

               "Indemnitees" has the meaning specified in Section 11.4.

               "Indentures" means (a) the Senior Note (2003) Indenture, (b) the Senior Note (2005) Indenture and (c) the Senior Secured Note Indenture.

               "Initial Closing Date" means the Closing Date (as defined in the Existing Credit Agreement).

               "Instrument" has the meaning specified in the Pledge and Security Agreement.

               "Intercompany Indebtedness" means Indebtedness owed by Terra Industries or one of its Subsidiaries to Terra Industries or one of its Subsidiaries.

               "Interest Period" means, in the case of any Eurodollar Rate Loan,
(a) initially, the period commencing on the date such Eurodollar Rate Loan is made or on the date of conversion of a Base Rate Loan to such Eurodollar Rate Loan and ending one, two, three or six months thereafter, as selected by a Borrower in its Notice of Borrowing or Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.2 or 2.11, and (b) thereafter, if such Loan is continued, in whole or in part, as a Eurodollar Rate Loan pursuant to Section 2.11, a period commencing on the last day of the immediately preceding Interest Period therefor and ending one, two, three or six months thereafter, as selected by a Borrower in its Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.11; provided, however, that all of the foregoing provisions relating to Interest Periods in respect of Eurodollar Rate Loans are subject to the following:

                    (i) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

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

                    (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                    (iii) no Borrower may select any Interest Period that ends after the date of a scheduled principal payment on the Loans as set forth in Article II unless, after giving effect to such selection, the aggregate unpaid principal amount of the Loans for which Interest Periods end after such scheduled principal payment shall be equal to or less than the principal amount to which the Loans are required to be reduced after such scheduled principal payment is made; and

                    (iv) there shall be outstanding at any one time no more than seven Interest Periods in the aggregate.

               "Interest Rate Contracts" means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

               "Inventory" has the meaning specified in the Pledge and Security Agreement.

               "Investment" means, with respect to any Person, (a) any purchase or other acquisition by that Person of (i) any Security issued by, (ii) a beneficial interest in any Security issued by, or (iii) any other equity ownership interest in, any other Person, (b) any purchase by that Person of all or a significant part of the assets of a business conducted by another Person,
(c) any loan, advance (other than prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business as presently conducted), or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business and (d) any deposit with a financial institution.

               "Investment Property" has the meaning specified in the Pledge and Security Agreement.

               "IRS" means the Internal Revenue Service of the United States or any successor thereto.

               "Issuer" means each Lender or Affiliate of a Lender that (a) is listed on the signature pages hereof as an "Issuer" or (b) hereafter becomes an Issuer with the approval of the Administrative Agent and the Borrower by agreeing pursuant to an agreement with and in form and substance satisfactory to the Administrative Agent and the Borrowers to be bound by the terms hereof applicable to Issuers.

               "Junior Collateral Documents" means (i) in respect of TNLP's obligations for the TNLP Debt, the Amended and Restated Junior TNLP and TNCLP Pledge and Security Agreement, (ii) in respect of Terra UK's obligations for the Terra UK Debt and the Terra UK Junior Guaranty, the debenture executed by Terra UK in favor of Terra Capital and the related Assignment Agreement and Subordination Agreement, each dated as of the Effective Date, among Terra Capital, Terra UK and the Administrative Agent and (iii) in respect of the Terra Canada Debt and the Terra Canada Junior Guaranty, respectively, the Junior General Security Agreements and Assignments each dated as of the Effective Date, executed by Terra Canada in favor of Terra Capital and accepted and agreed to by the Administrative Agent, each of the foregoing being assigned to the Administrative Agent.

               "Junior Loan Documents" means (i) in respect of the TNLP Debt, an amended and restated promissory note dated as of April 7, 2000, issued by TNLP in favor of Terra Capital, (ii) in respect of the Terra UK Debt, the Terra UK Debt Note and the Terra Canada Junior Guaranty and (iii) in respect of the Terra Canada Debt, the Terra Canada Debt Note and the Terra UK Junior Guaranty.

               "Junior TNLP and TNCLP Pledge and Security Agreement" means the Amended and Restated Pledge and Security Agreement dated as of the Effective Date, in substantially the form of Exhibit J, between TNLP, TNCLP, and Terra Capital and accepted and agreed to by the Administrative Agent.

               "Landlord Waiver" means a letter in form and substance reasonably acceptable to the Administrative Agent, executed by a landlord in respect of Inventory of any Borrowing Base Contributor located at any leased premises of such Borrowing Base Contributor pursuant to which such landlord, among other things, waives or subordinates any Lien such landlord may have in respect of such Inventory.

               "L/C Cash Collateral Account" has the meaning specified in
Section 9.3.

               "Leases" means, with respect to any Person, all of those leasehold estates in real property of such Person, as lessee, as such may be amended, supplemented or otherwise modified from time to time.

               "Lender" means each financial institution or other entity that
(a) is listed on the signature pages hereof as a "Lender" or (b) from time to time becomes a party hereto by execution of an Assignment and Acceptance.

               "Letter of Credit" means any letter of credit issued pursuant to Section 2.4.

               "Letter of Credit Obligations" means, at any time, the aggregate of all liabilities at such time of each Borrower to all Issuers with respect to Letters of Credit, whether or not any such liability is contingent, and includes the sum of (a) the Reimbursement Obligations at such time and (b) the Letter of Credit Undrawn Amounts at such time.

               "Letter of Credit Reimbursement Agreement" has the meaning specified in Section 2.4(e).

               "Letter of Credit Request" has the meaning specified in Section 2.4(c).

               "Letter of Credit Sublimit" has the meaning specified in Section 2.4(a)(iv).

               "Letter of Credit Undrawn Amounts" means, at any time, the aggregate undrawn face amount of all Letters of Credit outstanding at such time.

               "Leverage Ratio" means, with respect to any Person for any period, the ratio of (a) Indebtedness of the type specified in clauses (a), (b),
(d), (e), (f) and (h) of the definition of

"Indebtedness" of such Person as of the last day of such period to (b) Cash Flow for such Person for such period.

               "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction naming the owner of the asset to which such Lien relates as debtor but excluding any right of set-off.

               "Loan" means any loan made by any Lender under this Agreement, including each Revolving Loan and Swing Loan.

               "Loan Documents" means, collectively, this Agreement, any Notes, each Guaranty, the Fee Letter, each Letter of Credit Reimbursement Agreement, each Hedging Contract to which a Lender or an Affiliate of a Lender is a party, each agreement pursuant to which a Lender or an Affiliate of a Lender provides cash management services to a Loan Party, the Loan Purchase Agreement, the Collateral Documents, the Junior Loan Documents, and each Assignment and Acceptance and each certificate, agreement or document executed by a Loan Party and delivered to the Administrative Agent or any Lender in connection with or pursuant to any of the foregoing.

               "Loan Party" means each Borrower, each Guarantor and each other Subsidiary of Terra Industries that executes and delivers a Loan Document.

               "Loan Purchase Agreement" means the Amended and Restated Loan Purchase Agreement dated as of the Effective Date, in substantially the form of Exhibit M, between the Administrative Agent and Terra Industries.

               "Lockbox" has the meaning specified in each applicable Deposit Account Control Agreement.

               "Major Operating Lease Obligations" means, in respect of any Person, all obligations of such Person under an operating lease to pay required termination payments or like payments in an amount exceeding $7,000,000 and in an amount at least equal to 75% of the original acquisition cost of the property leased thereunder.

               "Management Agreements" means each management agreement between Terra Industries and/or any of its Subsidiaries and other Persons providing for the performance by Terra Industries or any such Subsidiary of certain treasury, purchasing, legal and/or other services for its Subsidiaries and such other Persons, or such agreements as are in effect from time to time.

               "Material Adverse Change" means a material adverse change in any of (a) the business, condition (financial or otherwise), operations, performance or properties of any Borrower, individually, or Terra Industries and its Subsidiaries, taken as a whole, (b) the legality, validity or enforceability of any Loan Document, (c) the perfection or priority of the Liens granted pursuant to the Collateral Documents (except as expressly permitted hereby or thereby),

(d) the ability of the Borrowers to repay the Obligations or of the Loan Parties to perform their obligations under the Loan Documents, or (e) the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents.

               "Material Adverse Effect" means an effect that results in or causes, or could reasonably be expected to result in or cause a Material Adverse Change.

               "Material Documents" means the Management Agreements, the Indentures and the Ammonium Nitrate Hedging Agreement.

               "Material Subsidiary" means, at any time, each Borrower, each Guarantor, TNCLP and any direct or indirect Subsidiary of Terra Industries owning at least $500,000 of assets or generating at least $100,000 gross income for the Fiscal Year most recently ended.

               "Maximum Credit" means, at any time, (a) the lesser of (i) the Revolving Credit Commitments in effect at such time and (ii) the sum of the aggregate Borrowing Base of Terra Capital, Terra UK and TNLP at such time, minus
(b) the aggregate amount of Availability Reserves in effect at such time.

               "Maximum Repurchase Amount" means (a) during the first Repurchase Period ending after the Effective Date, an amount equal to the amount (if any) by which the gross proceeds of the issuance of the Senior Secured Notes exceeds $225,000,000 and (b) during each subsequent Repurchase Period an amount (to be reset on the first day of each such Repurchase Period) equal to the excess (if any) of (i) the daily average (for the preceding 30-day period) of (A) the aggregate Borrowing Base of the Borrowers on each day during such preceding period less (B) the aggregate amount of past due payables of the Borrowers and the Guarantors on each such day over (ii) $125,000,000.

               "Mortgage" means a mortgage, deed of trust, charge, debenture, fixture filing or other real estate security document made or required to be made under the Senior Secured Note Indenture by any Loan Party, pursuant to which such Loan Party grants to the Senior Secured Note Trustee a first priority Lien (subject only to Liens permitted by the applicable mortgage, deed of trust, charge, debenture, fixture filing or other real estate security document) on Real Property.

               "Mortgage Releases" means the releases and terminations executed by the Existing Collateral Agent releasing or terminating as appropriate the mortgages, deeds of trust, charges, debentures, fixture filings and other Liens it currently holds over Real Property that will be made subject to a Mortgage, duly executed and delivered by the Existing Collateral Agent and acknowledged by the relevant Loan Party mortgagor.

               "Mortgagee Waiver" means a letter in form and substance reasonably acceptable to the Administrative Agent, executed by a mortgagee in respect of Inventory of any Borrowing Base Contributor located at any mortgaged premises of such Borrowing Base Contributor.

               "Multiemployer Plan" means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which Terra Industries, any of its Subsidiaries or any ERISA Affiliate has any obligation or liability, contingent or otherwise.

               "Net Cash Proceeds" means (a) proceeds received by Terra Industries or its Subsidiaries after the Effective Date in cash or Cash Equivalents from any Asset Sale of property constituting Collateral, other than Asset Sales permitted under clauses (a) through (e) of Section 8.4, net of (x) the reasonable cash costs of sale, assignment or other disposition, (y) taxes paid or payable within 22 months of the date of such Asset Sale as a result thereof (provided, however, that any such taxes which are so payable shall be deposited in a Cash Collateral Account acceptable to the Administrative Agent pending payment) and (z) any amount required to be paid or prepaid on Indebtedness (other than the Obligations) secured by the assets subject to such Asset Sale; provided, however, that the evidence of each of (x), (y) and (z) are provided to the Administrative Agent in form and substance satisfactory to it;
(b) proceeds of insurance covering property constituting Collateral (net of (i) reasonable expenses incurred directly in the collection thereof and (ii) (to the extent permitted hereby) contractually required payments of Indebtedness (other than the Obligations) secured by a Lien on the insured property (that is prior to any Lien granted under the Collateral Documents)) on account of the loss of or damage to any such assets or property, and payments of compensation for any such assets or property taken by expropriation, condemnation or eminent domain, to the extent such proceeds or payments exceed $2,000,000 in the aggregate; and
(c) proceeds received after the Effective Date by Terra Industries or its Subsidiaries in cash or Cash Equivalents from (i) any Equity Issuance (other than any such issuance of common Stock of Terra Industries occurring in the ordinary course of business to any director, member of the management or employee of Terra Industries or its Subsidiaries and other than any such issuance of Stock of TNCLP constituting Senior Secured Note Collateral), or (ii) any Debt Issuance (except for Indebtedness permitted under clauses (c) through (i) of Section 8.1), in each case net of brokers' and advisors' fees and other costs incurred in connection with such transaction; provided, however, that evidence of such costs is provided to the Administrative Agent.

               "Non-Funding Lender" has the meaning specified in Section 2.2(d).

               "Non-Material Real Property" means any parcel of Real Property which has a Fair Market Value of less than $500,000 or (if leasehold) the lease rental payments in respect thereof are less than $500,000 per annum.

               "Non-U.S. Lender" means each Lender or Administrative Agent that is not a United States person as defined in Section 7701(a)(30) of the Code.

               "Note" means a promissory note of a Borrower (other than Terra
UK), substantially in the form of Exhibit B, payable to the order of any Lender in a principal amount equal to the amount of such Lender's Revolving Credit Commitment evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Revolving Loans owing to such Lender.

               "Notice of Borrowing" has the meaning specified in Section
2.2(a).

               "Notice of Conversion or Continuation" has the meaning specified in Section 2.11.

               "Obligations" means the Loans, the Letter of Credit Obligations and all other advances, debts, liabilities, obligations, covenants and duties owing by the Loan Parties to the Administrative Agent, any Lender, any Issuer, any Affiliate of any of them or any Indemnitee, of every type and description, present or future, arising under this Agreement or under any other

Loan Document or under or in respect of any credit cards issued for the account of such Person by the Administrative Agent or any of its Affiliates, by reason of an extension of credit, opening or amendment of a Letter of Credit or payment of any draft drawn thereunder, loan, guaranty, indemnification, foreign exchange transaction, Hedging Contract, cash management service or otherwise, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising (including arising after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or similar proceeding, regardless of whether the same is allowable as a claim in such proceeding or by applicable law) and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money. The term "Obligations" includes all letter of credit, cash management and other fees and expenses and all interest, charges, expenses, fees, attorneys' fees and disbursements and other sums chargeable to the Loan Parties under this Agreement or any other Loan Document and all obligations of the Loan Parties to cash collateralize Letter of Credit Obligations.

            "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

            "Permit" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

            "Person" means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity, or a Governmental Authority.

            "Pledge and Security Agreement" means the Amended and Restated Pledge and Security Agreement dated as of the Effective Date, in substantially the form of Exhibit I, among Terra Industries, Terra Capital, TNLP, each Guarantor that is a Domestic Subsidiary and the Administrative Agent.

            "Port Neal" means Port Neal Corporation, a Delaware corporation.

            "Pro Forma Balance Sheet" has the meaning specified in Section
4.4(d).

            "Projections" means (i) up until the delivery of any update or restatement thereof pursuant to Section 6.1(e), those financial projections contained in Schedule III, covering the monthly financial projections through December 31, 2002 and Fiscal Years ending in 2003 and 2004, or (ii) thereafter, the most recent update or restatement of such projections delivered pursuant to
Section 6.1(e).

            "Purchase Event" means the occurrence of any of the following:

            (a) any Subsidiary of Terra Industries has any outstanding Indebtedness owing to Terra Industries or any of its Subsidiaries, other than Indebtedness permitted to be outstanding under Section 8.1 (except clause (k) thereof); or

            (b) Liens on or with respect to any property of any Subsidiary of Terra Industries have been created in favor of Terra Industries or any of its Subsidiaries, other than Liens permitted under Section 8.2 (except clause (i) thereof); or

            (c) any Subsidiary of Terra Industries has made any Investments in Terra Industries or any of its Subsidiaries, other than Investments permitted under Section 8.3 (except clause (m) thereof); or

            (d) any Subsidiary of Terra Industries has sold, transferred or otherwise disposed of any of its property to Terra Industries or any of its Subsidiaries, other than sales, transfers or other dispositions permitted under Section 8.4 (except clause (g) thereof); or

            (e) Terra Industries or any of its Subsidiaries receive, declare, order, pay, make or set apart any Restricted Payment other than Restricted Payments permitted under Section 8.5 (except clause (g) thereof).

            "Qualifying Lender" means:

            (a) a bank as defined in (S) 840A for the purposes of (S) 349(3)(a) of the UK Income and Corporation Taxes Act 1988 which is within the charge to United Kingdom corporation tax in respect of payments of interest received by it under this agreement and which is beneficially entitled to such interest; or

            (b) a bank, financial institution or corporation which is resident in a country with which the United Kingdom has a double-taxation treaty under which that bank, financial institution or corporation is entitled, subject to completion of any necessary procedural formalities, to receive principal, interest and fees under this agreement without withholding of United Kingdom Income Tax.

            "Ratable Portion" or "ratably" means, with respect to any Lender, the percentage obtained by dividing (a) the Revolving Credit Commitment of such Lender by (b) the aggregate Revolving Credit Commitments of all Lenders (or, at any time after the Revolving Credit Termination Date, the percentage obtained by dividing the aggregate outstanding principal balance of the Revolving Credit Outstandings owing to such Lender by the aggregate outstanding principal balance of the Revolving Credit Outstandings owing to all Lenders).

            "Real Property" means all of those plots, pieces or parcels of land now owned, leased or hereafter acquired or leased by any Loan Party or any of its Subsidiaries (the "Land"), together with the right, title and interest of such Loan Party or Subsidiary, if any, in and to the streets, the land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including all alley, vault, drainage, mineral, water, oil and gas rights, together with all of the buildings and other improvements now or hereafter erected on the Land, and any fixtures appurtenant thereto.

            "Redemption Notice Period" has the meaning specified in Section 3.1(c).

            "Register" has the meaning specified in Section 11.2(c).

            "Reimbursement Obligations" means all matured reimbursement or repayment obligations of the Borrower to any Issuer with respect to amounts drawn under Letters of Credit.

            "Release" means, with respect to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Contaminant into the environment or into or out of any property owned by such Person, including the movement of Contaminants through or in the air, soil, surface water, ground water or property.

            "Remedial Action" means all actions required to (a) clean up, remove, treat or in any other way address any Release of any Contaminant in the environment, (b) prevent the Release or threat of Release or minimize the further Release so that a Contaminant does not migrate or endanger or threaten to endanger public health or welfare or the environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

            "Repurchase Period" means each of the following periods during which the Borrowers and the Guarantors may make open market purchases of Senior Notes
(2005) and Common Units, subject to the terms of Section 8.3(h) and Section 8.12: (a) the period beginning on the Effective Date and ending on June 30, 2002 and (b) each twelve month period beginning on July 15 of each year prior to the Scheduled Termination Date and ending on July 14 of the following year beginning on July 15, 2002.

            "Requirement of Law" means, with respect to any Person, all federal, provincial, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Requisite Lenders" means those Lenders having more than fifty percent (50%) of the aggregate outstanding amount of the aggregate Revolving Credit Commitments or, after the Revolving Credit Termination Date, the aggregate Revolving Credit Outstandings. Prior to the Revolving Credit Termination Date, a Non-Funding Lender shall not be included in the calculation of "Requisite Lenders".

            "Responsible Officer" means, with respect to any Person, any of the principal executive officers, managing members or general partners of such Person, but in any event, with respect to financial matters, the chief financial officer, treasurer or controller of such Person.

            "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any Stock or Stock Equivalents of Terra Industries or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in Stock or Stock Equivalents or a dividend or distribution payable solely to any Borrower and/or one or more Subsidiary Guarantors, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalents of Terra Industries or any of its Subsidiaries now or hereafter outstanding other than one payable solely to Terra Industries and/or one or more Subsidiary Guarantors or any cashless exercise of warrants or options in respect of the foregoing, and (c) any payment or prepayment of principal, premium (if any), interest, fees (including fees to obtain any waiver or consent in connection with any Security) or other charges on, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt, other than any required redemptions, retirement, purchases or other payments, in each case to the extent permitted to be made by the terms of such Indebtedness after giving effect to any applicable subordination provisions.

            "Revolving Credit Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and acquire interests in other Revolving Credit Outstandings in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on
Schedule I under the caption "Revolving Credit Commitment," as amended to reflect each Assignment and Acceptance executed by such Lender and as such amount may be reduced pursuant to this Agreement.

            "Revolving Credit Facility" means the Revolving Credit Commitments and the provisions herein related to the Revolving Loans, Swing Loans and Letters of Credit.

            "Revolving Credit Outstandings" means, at any particular time, the sum of (a) the principal amount of the Revolving Loans outstanding at such time plus (b) the Letter of Credit Obligations outstanding at such time plus (c) the principal amount of Swing Loans outstanding at such time.

            "Revolving Credit Termination Date" shall mean the earliest of (a) the Scheduled Termination Date, (b) the date of termination of the Revolving Credit Commitments pursuant to Section 2.5 and (c) the date on which the Obligations become due and payable pursuant to Section 9.2.

            "Revolving Loan" has the meaning specified in Section 2.1.

            "Scheduled Termination Date" means June 30, 2005.

            "Seasonal Eligible Inventory Rate" means, in any calendar month with respect to each type of Eligible Non-Spare Parts Inventory set forth below, the applicable percentage set forth opposite such month under such type of Eligible Non-Spare Parts Inventory:

-----------------------------------------------------------------------------------------------
Calendar       Ammonia/                                       Natural    Precious
Month          Ammonia      UAN 28      Urea      Methanol      Gas       Metals      Other
               Nitrate
-----------------------------------------------------------------------------------------------
January            71%        56%        58%        50%         56%         60%        64%
February           75%        59%        60%        53%         56%         60%        68%
March              75%        59%        60%        53%         56%         60%        68%
April              75%        59%        60%        53%         56%         60%        68%
May                75%        59%        60%        53%         56%         60%        68%
June               75%        59%        60%        53%         56%         60%        68%
July               75%        59%        60%        53%         56%         60%        68%
August             71%        56%        58%        50%         56%         60%        64%
September          71%        56%        58%        50%         56%         60%        64%
October            71%        56%        58%        50%         56%         60%        64%
November           71%        56%        58%        50%         56%         60%        64%
December           71%        56%        58%        50%         56%         60%        64%
-----------------------------------------------------------------------------------------------

            "Secured Parties" means the Lenders, the Issuers, the Administrative Agent and any other holder of any of the Obligations.

            "Security" means any Stock, Stock Equivalent, voting trust certificate, bond, debenture, note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, or any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.

            "Senior Note (2003) Indenture" means the 10-3/4% Senior Note Indenture dated October 15, 1993 between Terra Industries (as successor to AMCI) and Society National Bank.

            "Senior Note (2005) Indenture" means the 10-1/2% Senior Note Indenture dated June 22, 1995 between Terra Industries and First Trust National Association.

            "Senior Note (2005) Purchase" has the meaning specified in Section 8.12.

            "Senior Notes (2003)" means the 10-3/4% Senior Notes due 2003 issued pursuant to the Senior Note (2003) Indenture.

            "Senior Notes (2005)" means the 10-1/2% Senior Notes due 2005 issued pursuant to the Senior Note (2005) Indenture.

            "Senior Secured Note Collateral" has the meaning specified in the Senior Secured Note Intercreditor Agreement.

            "Senior Secured Note Documents" has the meaning specified in the Senior Secured Note Intercreditor Agreement, and includes the Senior Secured Notes and the Senior Secured Note Indenture.

            "Senior Secured Note Indenture" means the 12-7/8% Senior Note Indenture dated October 10, 2001 between Terra Capital and the Senior Secured Note Trustee.

            "Senior Secured Note Intercreditor Agreement" means the Access, Use and Intercreditor Agreement dated as of the Effective Date, in substantially the form of Exhibit L, among the Borrowers and Guarantors, the Administrative Agent and the Senior Secured Note Trustee.

            "Senior Secured Note Trustee" means the trustee, together with its successors and assigns in such capacity, appointed in accordance with the provisions of the Senior Secured Note Indenture to act for the benefit of the holders of the Senior Secured Notes.

            "Senior Secured Notes" means the 12-7/8% Senior Secured Notes (including the Initial Notes and the Exchange Notes, as such terms are defined in the Senior Secured Note Indenture) due 2008 issued or to be issued by Terra Capital pursuant to the Senior Secured Note Indenture.

            "Shared Collateral" has the meaning specified in the Senior Secured
Note Intercreditor Agreement.

            "Solvent" means, with respect to any Person, that the value of the assets of such Person (both at fair value and present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such

Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "Standby Letter of Credit" means any letter of credit issued pursuant to Section 2.4 which is not a Documentary Letter of Credit.

            "Sterling" and "(pound)" means the lawful money of the United
Kingdom.

            "Stock" means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

            "Stock Equivalents" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

            "Subordinated Debt" means all Indebtedness of Terra Industries and its Subsidiaries which is subordinated in right of payment to the prior payment in full of the Obligations.

            "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company or other business entity (a) of which an aggregate of more than 50% of the outstanding Voting Stock is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person, or (b) the ordinary power to appoint the majority of the members of the board of directors, managers, trustees or other controlling Person of which is held by such Person and/or one or more Subsidiaries of such Person.

            "Subsidiary Guarantor" means, in respect of any Borrower, a Subsidiary of such Borrower which has guaranteed all of such Borrower's Obligations.

            "Swing Loan" has the meaning specified in Section 2.3.

            "Swing Loan Borrowing" means a borrowing consisting of a Swing Loan.

            "Swing Loan Lender" means CUSA.

            "Swing Loan Request" has the meaning specified in Section 2.3(b).

            "Syndication Agent" has the meaning specified at the beginning of this Agreement.

            "Tax Affiliate" means, with respect to any Person, (a) any Subsidiary of such Person, and (b) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary Tax Returns.

            "Tax Return" has the meaning specified in Section 4.8(a).

            "Taxes" has the meaning specified in Section 2.16(a).

            "Term Loan" has the meaning specified in the Existing Credit Agreement.

            "Terra Canada" means Terra International (Canada) Inc., a corporation governed by the laws of Ontario and an indirect wholly owned Subsidiary of Terra Capital.

            "Terra Canada Collateral Documents" means, collectively, the Terra Canada Security Agreement and each security agreement or other grant of security now or hereafter made by Terra Canada to secure any of its Obligations, and all recordings, registrations and other filings required by this Agreement or any of the foregoing to be filed with respect to the Liens created pursuant thereto.

            "Terra Canada Credit Agreement" means the Credit Agreement dated as of December 31, 1997 and amended and restated as of March 31, 1998, as of June 25, 1999 and on April 7, 2000 among Terra Canada, the lenders party thereto and Citibank, as administrative agent for said lenders.

            "Terra Canada Debt" means Intercompany Indebtedness, in an initial principal amount of $47,301,147 outstanding as of the Effective Date, owed by Terra Canada to Terra Capital.

            "Terra Canada Debt Note" means the promissory note issued by Terra Canada evidencing the Terra Canada Debt, dated as of the Effective Date.

            "Terra Canada Junior Guaranty" means the Junior Guaranty dated as of the Effective Date, executed by Terra Canada in favor of Terra Capital in respect of the Terra UK Debt, and assigned to the Administrative Agent.

            "Terra Canada Mortgage" means the collateral charge dated December 31, 1997 in favor of the Administrative Agent covering (inter alia) Terra Canada's Courtright, Ontario manufacturing facility.

            "Terra Canada Security Agreement" means the Amended and Restated General Security Agreement dated as of the Effective Date, in substantially the form of Exhibit O, executed by Terra Canada in favor of the Administrative Agent.

            "Terra Capital Available Credit" means, at any time, an amount equal to (a) the lesser of (i) the then effective Revolving Credit Commitments and
(ii) the Borrowing Base of Terra Capital at such time minus (b) the sum of (i) the aggregate Revolving Credit Outstandings owing by Terra Capital at such time and (ii) any Availability Reserve applicable to Terra Capital in effect at such time.

            "Terra Capital Guarantors" means each of (i) Terra Industries, (ii) the Borrowing Base Contributors of Terra Capital, (iii) Terra Capital Holdings,
(iv) TNC, (v) TI, (vi) BMCH, (vii) Beaumont Holdings, (viii) TMC, (ix) Terra UK Holdings, (x) Terra Real Estate and (xi) any other Domestic Subsidiary (other than TNCLP and its Subsidiaries) that becomes party to a Guaranty in respect of the Obligations of Terra Capital.

            "Terra Capital Holdings" means Terra Capital Holdings, Inc., a Delaware corporation.

            "Terra Oklahoma" means Terra International (Oklahoma) Inc., a Delaware corporation and a wholly owned Subsidiary of TI.

            "Terra Real Estate" means Terra Real Estate Corp., an Iowa corporation and a wholly owned Subsidiary of TI.

            "Terra UK Available Credit" means, at any time, an amount equal to
(a) the lesser of (i) the then effective Revolving Credit Commitments and (ii) the Borrowing Base of Terra UK at such time minus (b) the sum of (i) the aggregate Revolving Credit Outstandings owing by Terra UK at such time and (ii) any Availability Reserve applicable to Terra UK in effect at such time.

            "Terra UK Customer Debt" means Indebtedness for borrowed money of a customer of Terra UK owing to Capital Bank Plc or another financial institution in the United Kingdom, provided that:

               (a) such customer uses the entire principal proceeds of such
            Indebtedness to pay for goods and services purchased from Terra UK;

               (b) such customer is required to repay such Indebtedness in full within 12 months of the date on which such Indebtedness is incurred;

               (c) in the reasonable opinion of Terra UK, such customer is creditworthy; and

               (d) it is a condition of the extension of credit by Capital Bank
            Plc (or such other financial institution) to such customer that Terra UK guarantee a portion of such Indebtedness.

            "Terra UK Debt" means Intercompany Indebtedness, in an initial principal amount of $49,161,408 outstanding as of the Effective Date, owed by Terra UK to Terra Capital, and excluding the Terra UK Fixed Asset Secured Debt.

            "Terra UK Debt Note" means the promissory note issued by Terra UK evidencing the Terra UK Debt, dated as of the Effective Date.

            "Terra UK Fixed Asset Secured Debt" means the Intercompany Indebtedness owing from Terra UK to Terra UK Holdings in a maximum principal amount of $100,000,000, the promissory note, guarantees, security interests and other supporting obligations in respect of which constitute Senior Secured Note Collateral.

            "Terra UK Guarantors" means each of (i) Terra Capital, (ii) the Terra Capital Guarantors and (iii) Terra Canada.

            "Terra UK Holdings" means Terra (U.K.) Holdings, Inc., a Delaware corporation and a direct Subsidiary of Beaumont Holdings and TMC.

            "Terra UK Junior Guaranty" means the Junior Guaranty dated as of the Effective Date, executed by Terra UK in favor of Terra Capital in respect of the Terra Canada Debt, and assigned to the Administrative Agent.

            "Terra UK Share Mortgage" means the share mortgage executed by Terra Canada dated June 30, 1999 in respect of the Stock of Terra UK.

            "TI" means Terra International, Inc., a Delaware corporation and a wholly owned Subsidiary of Terra Industries.

            "Title IV Plan" means a pension plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA to which the Borrower, any of its Subsidiaries or any ERISA Affiliate has any obligation or liability (contingent or otherwise).

            "TMC" means Terra Methanol Corporation, a Delaware corporation.

            "TNC" means Terra Nitrogen Corporation, a Delaware corporation and a wholly owned Subsidiary of Terra Capital.

            "TNCLP" means Terra Nitrogen Company, L.P., a Delaware limited partnership and a Subsidiary of Terra Capital.

            "TNCLP Minority Interest Payments" means dividends and distributions which are legally required to be paid to holders of Common Units (other than Terra Industries and its Subsidiaries).

            "TNLP Available Credit" means, at any time, an amount equal to (a) the lesser of (i) the then effective Revolving Credit Commitments and (ii) the Borrowing Base of TNLP at such time, minus (b) the sum of (i) the aggregate Revolving Credit Outstandings owing by TNLP at such time and (ii) any Availability Reserve applicable to TNLP in effect at such time.

            "TNLP Debt" means Intercompany Indebtedness owing from time to time by TNLP to Terra Capital, in an initial principal amount of $20,507,945 as of the Effective Date, but excluding the TNLP Fixed Asset Secured Debt.

            "TNLP Fixed Asset Secured Debt" means the Intercompany Indebtedness owing from TNLP to Terra Capital in a maximum principal amount of $8,200,000, the promissory note, guarantees, security interests and other supporting obligations in respect of which constitute Senior Secured Note Collateral.

            "TNLP Guarantors" means (i) Terra Capital, (ii) the Terra Capital Guarantors, (iii) TNCLP and (iv) any subsidiary of TNLP that becomes a party to a Guaranty in respect of the Obligations of TNLP.

            "Total Assets" of any Person means, at any date, the total assets of such Person and its Subsidiaries at such date determined on a consolidated basis in conformity with GAAP minus (a) any minority interest in non-wholly-owned Subsidiaries that would be reflected on a consolidated balance sheet of such person and its Subsidiaries at such date prepared in conformity with GAAP and
(b) any Securities issued by such Person held as treasury securities.

               "Trustee (2003)" has the meaning specified in Section 3.1(c).

               "UCC" has the meaning specified in the Pledge and Security Agreement.

               "Unfunded Pension Liability" means, with respect to the Borrower at any time, the sum of (a) the amount, if any, by which the present value of all accrued benefits under each Title IV Plan (other than any Title IV Plan subject to Section 4063 of ERISA) exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, as determined as of the most recent valuation date for such Title IV Plan using the actuarial assumptions in effect under such Title IV Plan, and (b) the aggregate amount of withdrawal liability that could be assessed under Section 4063 with respect to each Title IV Plan subject to such Section, separately calculated for each such Title IV Plan as of its most recent valuation date and
(c) for a period of five years following a transaction reasonably likely to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by the Borrower, any of its Subsidiaries or any ERISA Affiliate as a result of such transaction.

               "United Kingdom" and "UK" each means the territory known as the United Kingdoms of England, Scotland, Wales and Northern Ireland.

               "US Concentration Account" means the concentration account opened with Citibank in New York, New York set forth on Schedule 7.12.

               "Voting Stock" means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

               "Withdrawal Liability" means, with respect to the Borrower at any time, the aggregate liability incurred (whether or not assessed) with respect to all Multiemployer Plans pursuant to Section 4201 of ERISA or for increases in contributions required to be made pursuant to Section 4243 of ERISA.

               Section 1.2.  Computation of Time Periods. In this Agreement, in
                             ---------------------------
the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

               Section 1.3.  Accounting Terms and Principles.
                             -------------------------------

               (a) Except as set forth below, all accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

               (b) If any change in the accounting principles used in the preparation of the most recent Financial Statements referred to in Section 6.1 is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successors thereto) and such change is adopted by the Borrower with the agreement of its independent public accountants and results in a change in the results of any of the calculations required by
Article V or Article VIII
which would not have occurred had such accounting change not occurred, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such change with the desired result that the criteria for evaluating compliance with such covenants by the Borrower shall be the same after such change as if such change had not been made; provided, however, that no change in GAAP that would affect a calculation that measures compliance with any covenant contained in Article V or Article VIII shall be given effect until such provisions are amended to reflect such changes in GAAP.

               Section 1.4.  Certain Terms.
                             -------------

               (a) The words "herein," "hereof" and "hereunder" and similar words refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in, this Agreement.

               (b) References in this Agreement to an Exhibit, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit or Schedule to, or Article, Section, subsection or clause in this Agreement.

               (c) Each agreement defined in this Article I shall include all appendices, exhibits and schedules thereto. Unless the prior written consent of the Requisite Lenders (or such other combination of Lenders as may be required hereunder) is required hereunder for an amendment, restatement, supplement or other modification to any such agreement and such consent is not obtained, references in this Agreement to such agreement shall be to such agreement as so amended, restated, supplemented or modified.

               (d) References in this Agreement to any statute shall be to such statute as amended or modified and in effect at the time any such reference is operative.

               (e) The term "including" when used in any Loan Document means "including without limitation" except when used in the computation of time periods.

               (f) The terms "Lender", "Issuer" and "Administrative Agent" include their respective successors.

               (g) Upon the appointment of any successor Administrative Agent pursuant to Section 10.6, references to CUSA in Section 10.3 and to Citibank in the definitions of Base Rate and Eurodollar Rate shall be deemed to refer to the financial institution then acting as the Administrative Agent or one of its Affiliates if it so designates.

                                   ARTICLE II

                          The Revolving Credit Facility

               Section 2.1.  The Revolving Credit Commitments. On the terms and
                             --------------------------------
subject to the conditions contained in this Agreement, each Lender severally agrees to make loans (each a "Revolving Loan") to each Borrower from time to time on any Business Day during the period from the Effective Date until the Revolving Credit Termination Date in an aggregate amount not to exceed at any time outstanding for all such loans by such Lender such Lender's Revolving Credit Commitment; provided, however, that at any time no Lender shall be obligated to make a Revolving Loan to any Borrower (i) in excess of such Lender's Ratable Portion of the

Available Credit of such Borrower at such time and (ii) to the extent that the aggregate Revolving Credit Outstandings, after giving effect to such Revolving Loans, would exceed the Maximum Credit in effect at such time. Within the limits of each Lender's Revolving Credit Commitment, amounts of Revolving Loans repaid may be reborrowed under this Section 2.1.

               Section 2.2.  Borrowing Procedures.
                             --------------------

               (a) Each Borrowing shall be made on notice given by any Borrower to the Administrative Agent not later than 11:00 A.M. (New York City time) (i) one Business Day, in the case of a Borrowing of Base Rate Loans and (ii) three Business Days, in the case of a Borrowing of Eurodollar Rate Loans, prior to the date of the proposed Borrowing; provided, however, in respect of Revolving Loans made on the Effective Date (x) the Notice of Borrowing (as defined below) in respect thereof may be given by 11:00 A.M. (New York City time) on the Effective Date and (y) such Revolving Loans shall be made as Base Rate Loans and thereafter may be converted to Eurodollar Rate Loans pursuant to Section 2.11. Each such notice shall be in substantially the form of Exhibit C (a "Notice of Borrowing"), specifying (A) the proposed Borrower, (B) the date of such proposed Borrowing, (C) the amount of such Borrower's Available Credit (in respect of which the Borrowing Base component thereof may be calculated by reference to the Borrowing Base Certificate most recently delivered to the Administrative Agent hereunder), (D) the amount of the Revolving Loans then outstanding to each Borrower, (E) the aggregate amount of such proposed Borrowing, (F) whether any portion of the proposed Borrowing will be of Base Rate Loans or Eurodollar Rate Loans and (G) the initial Interest Period or Periods for any such Eurodollar Rate Loans, if applicable. The Revolving Loans shall be made as Base Rate Loans unless (subject to Section 2.14) the Notice of Borrowing specifies that all or a portion thereof shall be Eurodollar Rate Loans. Each Borrowing, or portion thereof, which is a Eurodollar Rate Loan shall be in an aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof. In the event that a Borrower requests a Base Rate Loan in an amount of less than $5,000,000 the Administrative Agent may (at its option) require such Borrowing, or the relevant portion thereof, to be made as a Swing Loan; provided, however, that to do so would not conflict with the provisions of Section 2.3.

               (b) The Administrative Agent shall give to each Lender prompt notice of the Administrative Agent's receipt of a Notice of Borrowing and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, the applicable interest rate determined pursuant to Section 2.14(a). Each Lender shall, before 11:00 A.M. (New York City time) on the date of the proposed Borrowing, make available to the Administrative Agent at its address referred to in Section 11.8, in immediately available funds, such Lender's Ratable Portion of such proposed Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Sections
3.1 and 3.2, the Administrative Agent will make such funds available to the relevant Borrower in such Borrower's Disbursement Account.

               (c) Unless the Administrative Agent shall have received notice from any Lender prior to the date of any proposed Borrowing that such Lender will not make available to the Administrative Agent such Lender's Ratable Portion of such Borrowing, the Administrative Agent may assume that such Lender has made such Ratable Portion available to the Administrative Agent on the date of such Borrowing in accordance with this Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Ratable Portion available to the Administrative Agent, such Lender and the applicable Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the applicable Borrower until the date such amount is repaid to the Administrative Agent, at
(i) in the case of the applicable Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate for the first Business Day and thereafter at the interest rate applicable at the time to the Loans comprising such Borrowing. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. If the applicable Borrower shall repay to the Administrative Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have hereunder to such Borrower.

               (d) The failure of any Lender to make a Revolving Loan or any payment required by it on the date specified (a "Non-Funding Lender"), including any payment in respect of its participation in Swing Loans and Letter of Credit Obligations, shall not relieve any other Lender of its obligations to make such Loan or payment on such date but no such other Lender shall be responsible for the failure of any Non-Funding Lender to make a Revolving Loan or payment required under this Agreement.

               (e) On the Effective Date, (i) all Revolving Loans under the Existing Credit Agreement shall be deemed to be Revolving Loans outstanding under this Agreement, (ii) the Revolving Credit Commitments shall be increased from $115,625,000 to $175,000,000, (iii) that portion of the Revolving Credit Commitments of the Existing Lenders that are not party to this Agreement shall be deemed to be assigned to the Lenders party to this Agreement, and each such Existing Lender shall cease to be a party to this Agreement, (iv) the Revolving Credit Commitment of each Lender party to the Existing Credit Agreement that is a party to this Agreement shall be adjusted from such Lender's revolving credit commitment under the Existing Credit Agreement to the amount set forth opposite such Lender's name under the heading "Revolving Credit Commitment" on Schedule I and (v) each Lender whose Ratable Portion of the Revolving Loans outstanding on the Effective Date exceeds the amount of the Revolving Loans held by it on such date shall purchase Revolving Loans from such other Lenders such that after giving effect to such purchase, each Lender shall hold Revolving Loans equal to its Ratable Portion of the Revolving Loans outstanding on such date.

               Section 2.3.  Swing Loans.
                             -----------

               (a) On the terms and subject to the conditions contained in this Agreement, the Swing Loan Lender may in its sole discretion make loans (each a "Swing Loan") otherwise available to any Borrower under the Revolving Credit Facility from time to time on any Business Day during the period from the Effective Date until the Revolving Credit Termination Date in an aggregate amount at any time outstanding at any time not to exceed the lesser of (i) $15,000,000 and (ii) the Swing Loan Lender's Ratable Portion of the amount by which the Maximum Credit exceeds the Revolving Credit Outstandings at such time; provided, however, that no Swing Loan may be made that, after giving effect thereto, would result in a Borrowing Base Deficiency. The Swing Loan Lender shall be entitled to rely on the most recent Borrowing Base Certificate delivered to the Administrative Agent. Each Swing Loan shall be a Base Rate Loan and (subject to Sections 2.6 and 2.9) shall be repaid upon any Borrowing of a Revolving Loan or from time to time at the discretion of the Swing Loan Lender but in any event no later than the Scheduled

Termination Date. Within the limits set forth in the first sentence of this
Section 2.3(a), amounts of Swing Loans repaid may be reborrowed under this
Section 2.3(a).

               (b) In order to request a Swing Loan, the relevant Borrower shall telecopy to the Swing Loan Lender a duly completed request setting forth the requested amount and date of the Swing Loan (a "Swing Loan Request"), to be received by the Swing Loan Lender not later than 1:00 p.m. (New York City time) on the day of the proposed Borrowing. Subject to the terms of this Agreement, the Swing Loan Lender shall make its Swing Loan available to the Borrower on the date of the relevant Swing Loan Request. The Swing Loan Lender shall not make any Swing Loan in the period commencing on the first Business Day after it receives written notice from any Lender that one or more of the conditions precedent contained in Section 3.2 shall not on such date be satisfied, and ending when such conditions are satisfied. The Swing Loan Lender shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 3.2 hereof have been satisfied in connection with the making of any Swing Loan.

               (c) The Swing Loan Lender may demand at any time that each Lender pay to the Swing Loan Lender (for its account), in the manner provided in subsection (d) below, such Lender's Ratable Portion of all or a portion of the outstanding Swing Loans, which demand shall be in writing and shall specify the outstanding principal amount of Swing Loans demanded to be paid.

               (d) Each demand referred to in clause (c) above to each Lender shall be accompanied by a statement prepared by the Swing Loan Lender specifying the amount of each Lender's Ratable Portion of the aggregate principal amount of the Swing Loans stated to be outstanding in such notice or demanded to be paid pursuant to such demand, and, notwithstanding whether or not the conditions precedent set forth in Section 3.2 shall have been satisfied (which conditions precedent the Lenders for this purpose hereby irrevocably waive), each Lender shall, before 11:00 a.m. (New York City time) on the Business Day next succeeding the date of such Lender's receipt of such written statement, make available to the Swing Loan Lender, in immediately available funds, for the account of the Swing Loan Lender, the amount specified in such statement. Upon such payment by a Lender, such Lender shall, except as provided in clause (f) below, be deemed to have made a Revolving Loan to the applicable Borrower. The Swing Loan Lender shall use such funds to repay the Swing Loans owing to it. To the extent that any Lender fails to make such payment available to the Swing Loan Lender, the applicable Borrower shall repay such Swing Loan on demand.

               (e) Upon the occurrence of a Default under Section 9.1(g), each Lender shall acquire, without recourse or warranty, an undivided participation in each Swing Loan otherwise required to be repaid by such Lender pursuant to clause (d) above, which participation shall be in a principal amount equal to such Lender's Ratable Portion of such Swing Loan, by paying to the Swing Loan Lender on the date on which such Lender would otherwise have been required to make a payment in respect of such Swing Loan pursuant to clause (d) above, in immediately available funds, an amount equal to such Lender's Ratable Portion of such Swing Loan. If such amount is not in fact made available by such Lender to the Swing Loan Lender on such date, the Swing Loan Lender shall be entitled to recover such amount on demand from such Lender together with interest accrued from such date at the Federal Funds Rate for the first Business Day after such payment was due and thereafter at the rate of interest then applicable to Base Rate Loans.

               (f) From and after the date on which any Lender is deemed to have made a Revolving Loan pursuant to clause (d) above with respect to any Swing Loan or purchases an undivided participation interest in a Swing Loan pursuant to clause (e) above, the Swing Loan Lender shall promptly distribute to such Lender such Lender's Ratable Portion of all payments of principal of and interest received by the Swing Loan Lender on account of such Swing Loan other than those received from a Lender pursuant to clause (d) or (e) above.

               Section 2.4. Letters of Credit.
                            -----------------

               (a) On the terms and subject to the conditions contained in this Agreement, each Issuer agrees to issue one or more Letters of Credit at the request of any Borrower for the account of such Borrower from time to time during the period commencing on the Effective Date and ending on the earlier of the Revolving Credit Termination Date and 30 days prior to the Scheduled Termination Date; provided, however, that no Issuer shall be under any obligation to issue any Letter of Credit if:

                    (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Issuer from issuing such Letter of Credit or any Requirement of Law applicable to such Issuer or any request or directive (whether or not having the force of law but in relation with which such Issuer customarily complies) from any Governmental Authority with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuer is not otherwise compensated) not in effect on the date of this Agreement or result in any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuer as of the date of this Agreement and which such Issuer in good faith deems material to it;

                    (ii) such Issuer shall have received written notice from the Administrative Agent, any Lender or the applicable Borrower, on or prior to the requested date of issuance of such Letter of Credit, that one or more of the applicable conditions contained in Sections 3.1 and
          3.2 is not then satisfied;

                    (iii) after giving effect to the issuance of such Letter of Credit, (A) the aggregate Revolving Credit Outstandings would exceed the Maximum Credit in effect at such time or (B) a Borrowing Base Deficiency would result with respect to any Borrower;

                    (iv) after giving effect to the issuance of such Letter of Credit, the sum of (i) the Letter of Credit Undrawn Amounts at such time and (ii) the Reimbursement Obligations at such time exceeds $35,000,000 (the "Letter of Credit Sublimit"); or

                    (v) any fees due in connection with a requested issuance have not been paid.

None of the Lenders (other than the Issuers in their capacity as such) shall have any obligation to issue any Letter of Credit.

                    (b) In no event shall the expiration date of any Letter of Credit be more than one year after the date of issuance thereof; provided, however, that (i) any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods and (ii) by not later than the Revolving Credit Termination Date each Borrower shall provide cash collateral in respect of any outstanding Letters of Credit issued for its account at such date in accordance with Section 9.3.

                    (c) In connection with the issuance of each Letter of Credit, the applicable Borrower shall give the relevant Issuer and the Administrative Agent at least two Business Days' prior written notice (a "Letter of Credit Request"), in substantially the form of Exhibit D (or in such other written or electronic form as is acceptable to the Issuer), of the requested issuance of such Letter of Credit. Such notice shall be irrevocable and shall specify the applicable Borrower, the Issuer of such Letter of Credit, the stated amount of the Letter of Credit requested, the date of issuance of such requested Letter of Credit (which day shall be a Business Day), the date on which such Letter of Credit is to expire (which date shall be a Business Day), and the Person for whose benefit the requested Letter of Credit is to be issued. Such notice, to be effective, must be received by the relevant Issuer and the Administrative Agent not later than 11:00 A.M. (New York City time) on the second Business Day prior to the requested issuance of such Letter of Credit.

                    (d) Subject to the satisfaction of the conditions set forth in this Section 2.4, the relevant Issuer shall, on the requested date, issue a Letter of Credit on behalf of any Borrower in accordance with such Issuer's usual and customary business practices. No Issuer shall issue any Letter of Credit in the period commencing on the first Business Day after it receives written notice from any Lender that one or more of the conditions precedent contained in Section 3.2 shall not on such date be satisfied, and ending when such conditions are satisfied. The relevant Issuer shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 3.2 have been satisfied in connection with the issuance of any Letter of Credit.

                    (e) If requested by the relevant Issuer, prior to the issuance of each Letter of Credit by such Issuer, and as a condition of such issuance and of the participation of each Lender in the Letter of Credit Obligations arising with respect thereto, the applicable Borrower shall have delivered to such Issuer a letter of credit reimbursement agreement, in such form as the Issuer may employ in its ordinary course of business for its own account (a "Letter of Credit Reimbursement Agreement"), signed by the applicable Borrower, and such other documents or items as may be required pursuant to the terms thereof. In the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall govern.

                    (f) Each Issuer shall:

                        (i) give the Administrative Agent written notice (or notice by telephone, confirmed promptly thereafter in writing, which may be by telecopier) of the issuance or renewal of a Letter of Credit issued by it, of all drawings under a Letter of Credit issued by it and the payment (or the failure to pay when due) by the applicable Borrower of any Reimbursement Obligation when due (which notice the Administrative Agent shall promptly transmit by telecopy or similar transmission to each Lender).

                        (ii) upon the request of any Lender, furnish to such Lender copies of any Letter of Credit Reimbursement Agreement to which such Issuer is a party and such other documentation as may reasonably be requested by such Lender; and

                        (iii) no later than the first Business Day following the last day of each calendar month, provide to the Administrative Agent (and the Administrative Agent shall provide a copy to each Lender requesting the same) and the Borrowers separate schedules for Documentary and Standby Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the aggregate Letter of Credit Obligations outstanding at the end of each month and any information requested by the Borrowers or the Administrative Agent relating thereto.

               (g) Immediately upon the issuance by an Issuer of a Letter of Credit in accordance with the terms and conditions of this Agreement, such Issuer shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Ratable Portion of the Revolving Credit Commitments, in such Letter of Credit and the obligations of the Borrowers with respect thereto (including all Letter of Credit Obligations with respect thereto) and any security therefor and guaranty pertaining thereto.

               (h) Each Borrower agrees to pay to the Issuer of any Letter of Credit the amount of all Reimbursement Obligations owing to such Issuer under any Letter of Credit issued for its account when such amounts are due and payable, irrespective of any claim, set-off, defense or other right which such Borrower may have at any time against such Issuer or any other Person. In the event that any Issuer makes any payment under any Letter of Credit and such Borrower shall not have repaid such amount to such Issuer pursuant to this clause (h) above or such payment is rescinded or set aside for any reason, such Reimbursement Obligation shall be payable on demand with interest thereon computed from the date on which such Reimbursement Obligation arose to the date of repayment in full at the rate of interest applicable to past due Revolving Loans bearing interest at a rate based on the Base Rate during such period, and such Issuer shall promptly notify the Administrative Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuer the amount of such Lender's Ratable Portion of such payment in Dollars and in immediately available funds. If the Administrative Agent so notifies such Lender prior to 11:00 A.M. (New York City time) on any Business Day, such Lender shall make available to the Administrative Agent for the account of such Issuer its Ratable Portion of the amount of such payment on such Business Day in immediately available funds. Upon such payment by a Lender, such Lender shall, except during the continuance of a Default or Event of Default under Section 9.1(g) and notwithstanding whether or not the conditions precedent set forth in
Section 3.2 shall have been satisfied (which conditions precedent the Lenders hereby irrevocably waive) be deemed to have made a Revolving Loan to the applicable Borrower in the principal amount of such payment. Whenever any Issuer receives from a Borrower a payment of a Reimbursement Obligation as to which the Administrative Agent has received for the account of such Issuer any payment from a Lender pursuant to this clause (h) above, such Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Lender, in immediately available funds, an amount equal to such Lender's Ratable Portion of the amount of such payment adjusted, if necessary, to reflect the respective amounts the Lenders have paid in respect of such Reimbursement Obligation.

               (i) Each Borrower's obligation to pay each Reimbursement Obligation and the obligations of the Lenders to make payments to the Administrative Agent for the account of the Issuers with respect to Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, including the occurrence of any Default or Event of Default, and irrespective of:

               (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

               (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

               (iii) the existence of any claim, set off, defense or other right that any Borrower, any Loan Party, or other party guaranteeing, or otherwise obligated with, such Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, Issuer, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

               (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (v) payment by the Issuer under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

               (vi) any other act or omission to act or delay of any kind of the Issuer, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of any Borrower's obligations hereunder.

Any action taken or omitted to be taken by the relevant Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put such Issuer under any resulting liability to any Borrower or any Lender. In determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, the Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit the Issuer may rely exclusively on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuer.

               (j) If and to the extent such Lender shall not have so made its Ratable Portion of the amount of the payment required by clause (i) above available to the Administrative Agent for the account of such Issuer, such Lender agrees to pay to the Administrative Agent for the account of such Issuer forthwith on demand such amount together with interest thereon, for the first Business Day after payment was first due at the Federal Funds Rate, and thereafter until such amount is repaid to the Administrative Agent for the account of such Issuer, at the rate per annum applicable to Base Rate Loans under the Revolving Credit Facility. The failure of any Lender to make available to the Administrative Agent for the account of such Issuer its Ratable Portion of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuer its Ratable Portion of any payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent for the account of the Issuer such other Lender's Ratable Portion of any such payment.

               Section 2.5.  Reduction and Termination of the Revolving Credit
                             -------------------------------------------------
Commitments. The Borrowers may upon at least three Business Days' prior notice
-----------
to the Administrative Agent, terminate in whole or reduce in part ratably the unused portions of the respective Revolving Credit Commitments of the Lenders; provided, however, that each partial reduction shall be in the aggregate amount of not less than $10,000,000 or an integral multiple of $5,000,000 in excess thereof.

               Section 2.6.  Repayment of Loans. Each Borrower shall repay the
                             ------------------
entire unpaid principal amount of its Revolving Loans on the Scheduled Termination Date.

               Section 2.7.  Evidence of Debt, Obligations of Borrowers.
                             ------------------------------------------

               (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of each Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

               (b) The Administrative Agent shall maintain accounts in accordance with its usual practice in which it will record (i) the amount of each Loan made and, if a Eurodollar Rate Loan, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable by each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from each Borrower and each Lender's share thereof, if applicable.

               (c) The entries made in the accounts maintained pursuant to clauses (a) and (b) of this Section 2.7 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms.

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

     (d) Notwithstanding any other provision of the Agreement, in the event that any Lender requests that any Borrower execute and deliver a promissory note or notes payable to such Lender in order to evidence the Indebtedness owing to such Lender by such Borrower hereunder, each such Borrower will promptly execute and deliver a Note or Notes to such Lender evidencing any Revolving Loans of such Lender, substantially in the form of Exhibit B, and the interests evidenced by such note or notes shall at all times (including after assignment of all or part of such interests) be evidenced by one or more Notes payable to the order of the payee named therein; provided, however, that Terra UK shall not be required to execute and deliver any promissory note or notes hereunder and that each Existing Lender that was issued a Note previously shall be issued a new Note to reflect the amendment and restatement of the Existing Credit Agreement and any change in the Revolving Credit Commitments of such Existing Lender.

     (e) Without affecting any guaranty or collateral obligation of any Borrower or other Loan Party under any Loan Document, each Borrower is severally liable in respect of its Obligations hereunder (in respect of principal and interest only) and, as a Borrower, is not obligated in such capacity to repay any Loan (or pay interest thereon) of another Borrower hereunder. All other Obligations of the Borrowers hereunder are joint and several.

     Section 2.8. Optional Prepayments. The Borrowers may (in addition to the
                  --------------------
obligations under Section 2.9(e)), upon, (i) in respect of Swing Loans, same day notice, (ii) in respect of Base Rate Loans, at least one Business Day's prior notice, and (iii) in respect of Eurodollar Rate Loans, at least four Business Days' prior notice, to the Administrative Agent, stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Revolving Loans in whole or in part; provided, however, that if any prepayment of any Eurodollar Rate Loan is made by any Borrower other than on the last day of an Interest Period for such Loan, such Borrower shall also pay any amounts owing pursuant to Section 2.14(e); and, provided, further, that each partial prepayment (other than in respect of Swing Loans or as required under Section 2.9) shall be in an aggregate principal amount not less than $5,000,000 or integral multiples of $1,000,000 in excess thereof. Upon the giving of such notice of prepayment, the principal amount of Loans specified to be prepaid shall become due and payable on the date specified for such prepayment.

     Section 2.9. Mandatory Prepayments.
                  ---------------------

     (a) Upon receipt by Terra Industries, the Borrowers or any of their respective Subsidiaries of Net Cash Proceeds arising (i) from an Asset Sale or a Debt Issuance, each Borrower shall immediately prepay its Loans (or provide cash collateral in respect of Letters of Credit) such that the aggregate amount of all such payments is equal to 100% of such Net Cash Proceeds, (ii) from an Equity Issuance each Borrower shall immediately prepay its Loans (or provide cash collateral in respect of Letters of Credit) such that the aggregate amount of all such payments is equal to 50% of such Net Cash Proceeds, or (iii) from an insured loss or casualty event (being, other than proceeds in respect of business interruption, "Insurance Proceeds"), each Borrower shall immediately prepay its Loans (or provide cash collateral in respect of Letters of Credit) such that the aggregate amount of all such payments is equal to 100% of such Net Cash Proceeds; provided, however, any Insurance Proceeds (which do not exceed $20,000,000 in respect of any single loss or event) may (provided, and for so long as, no Default or Event of Default shall have occurred and be continuing), at the request of the Borrowers, be applied in replacing or reinstating the affected assets; provided further that (A) such Net Cash Proceeds are so applied (or contractually committed to be so applied) within 360 days (the "Reinstatement Date") following the occurrence of the event giving rise to such Net Cash Proceeds, (B) such Net Cash Proceeds are deposited in a Cash Collateral Account maintained with, and subject to a perfected first priority Lien in favor of, the Administrative Agent (which cash collateral may be included in the calculation of relevant Borrowing Base pending its application hereunder) and (notwithstanding Section 11.1(a)(ix)) any Net Cash Proceeds deposited in such account for such purpose may not subsequently be withdrawn without the approval of the Administrative Agent and (C) any such Net Cash Proceeds or any portion thereof not applied in replacement or reinstatement of the affected assets (x) by the Reinstatement Date or (y) at any time during the continuance of a Default or Event of Default at any time prior to the Reinstatement Date, shall be applied as mandatory prepayment of the Loans (or as cash collateral in respect of Letters of Credit) at such time. Any such mandatory prepayment shall be applied in accordance with Section 2.9(c) below.

     (b) Upon receipt by Terra Capital of any proceeds arising from the redemption of Senior Notes (2003) purchased by Terra Capital pursuant to Section 8.12, Terra Capital shall immediately prepay its Loans (or provide cash collateral in respect of Letters of Credit) by the amount of such proceeds. Any such mandatory prepayment shall be applied in accordance with Section 2.9(c) below.

     (c) Any prepayments made by the Borrowers required to be applied in accordance with this Section 2.9 shall be applied as follows: first, to repay the outstanding principal balance of the Swing Loans until such Swing Loans shall have been repaid in full; second, to repay the outstanding principal balance of the Revolving Loans until such Revolving Loans shall have been paid in full; and then, to provide cash collateral for any Letter of Credit Obligations in the manner set forth in Section 9.3 until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth therein.

     (d) If at any time, either (i) the aggregate principal amount of Revolving Credit Outstandings exceeds the Maximum Credit at such time or (ii) a Borrowing Base Deficiency exists in respect of any Borrower, each Borrower shall forthwith (or if such Borrowing Base Deficiency has occurred through Accounts which were previously classified as Eligible Receivables being reclassified as ineligible, in which case upon the expiration of two Business Days during which such Borrowing Base Deficiency remains continuing) prepay its Swing Loans first and then its Revolving Loans then outstanding such that the aggregate amount of all such payments is equal to such excess or otherwise sufficient to eliminate such deficiency. If any such excess or deficiency remains after repayment in full of the aggregate outstanding Swing Loans and Revolving Loans, each Borrower shall provide cash collateral for its Letter of Credit Obligations in the manner set forth in Section 9.3 to the extent required to eliminate such excess or deficiency.

     (e) Each Borrower agrees that all available funds (others than those funds representing Net Cash Proceeds which are to be otherwise applied pursuant to this Section 2.9) in a Cash Collateral Account of such Borrower shall (subject, in the case of Terra UK, to Section 7.12(d)(iii)) be applied on a daily basis; first to repay the outstanding principal amount of its Swing Loans until its Swing Loans shall have been repaid in full; second to repay the outstanding principal balance of its Revolving Loans until its Revolving Loans shall have been repaid in full; and third to any other Obligations then due and payable. If there are no Loans outstanding and no other Obligations are then due and payable, then the funds in such Cash Collateral Account shall be retained in such Cash Collateral Account, or (if required by the

Administrative Agent) transferred to the L/C Cash Collateral Account, to cash collateralize the Letter of Credit Obligations then outstanding and any contingent obligations which such Borrower may have under any Guaranty); provided, however, that (subject to the consent of the Administrative Agent in accordance with Section 7.12(d)(iii) in respect of Terra UK) if on any Business Day after giving effect to the foregoing applications any funds are on deposit in its Cash Collateral Account and no Default or Event of Default shall have occurred and be continuing, the applicable Borrower may direct the Administrative Agent to (and the Administrative Agent shall) disburse such funds to such Borrower's Disbursement Account.

          Section 2.10. Interest.
                        --------

          (a) Rate of Interest. All Loans and the outstanding amount of all other Obligations shall bear interest, in the case of Loans, on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in Section 2.10(c), as follows:

               (i) if a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A) the Base Rate as in effect from time to time, plus (B) the Applicable Margin; and

               (ii) if a Eurodollar Rate Loan, at a rate per annum equal to the sum of (A) the Eurodollar Rate determined for the applicable Interest Period, plus (B) the Applicable Margin in effect from time to time during such Eurodollar Interest Period.

          (b) Interest Payments. (i) Interest accrued on each Base Rate Loan (including Swing Loans) shall be payable in arrears (A) on the first day of each calendar month, commencing on the first such day following the making of such Base Rate Loan, and (B) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Base Rate Loan; (ii) interest accrued on each Eurodollar Rate Loan shall be payable in arrears (A) on the last day of each Interest Period applicable to such Loan and, in respect of any Interest Period of six months' duration, on the day which is three months following commencement of such Interest Period and also on the last day of such Interest Period, (B) upon the payment or prepayment thereof in full or in part, and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Eurodollar Rate Loan; and (iii) interest accrued on the amount of all other Obligations shall be payable on demand from and after the time such Obligation, becomes due and payable (whether by acceleration or otherwise).

          (c) Default Interest. Notwithstanding the rates of interest specified in Section 2.10(a) or elsewhere herein, effective immediately upon the occurrence of an Event of Default, and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and the amount of all other Obligations shall bear interest at a rate which is two percent per annum in excess of the rate of interest applicable to such Obligations from time to time.

          Section 2.11. Conversion/Continuation Option.
                        ------------------------------

          (a) The Borrowers may elect (i) at any time to convert Base Rate Loans (other than Swing Loans) or any portion thereof to Eurodollar Rate Loans, or (ii) at the end of any applicable Interest Period, to convert Eurodollar Rate Loans or any portion thereof into Base Rate

Loans or to continue such Eurodollar Rate Loans or any portion thereof for an additional Interest Period; provided, however, that the aggregate amount of the Eurodollar Loans for each Interest Period complies with the provisions of
Section 2.2(a). Each conversion or continuation shall be allocated among the Loans of each Lender in accordance with its Ratable Portion. Each such election shall be in substantially the form of Exhibit F hereto (a "Notice of Conversion or Continuation") and shall be made by giving the Administrative Agent at least three Business Days' prior written notice specifying (A) the amount and type of Loan being converted or continued, (B) in the case of a conversion to or a continuation of Eurodollar Rate Loans, the applicable Interest Period, and (C) in the case of a conversion, the date of conversion (which date shall be a Business Day and, if a conversion from Eurodollar Rate Loans, shall also be the last day of the applicable Interest Period).

          (b) The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein. Notwithstanding the foregoing, no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans, and no continuation in whole or in part of Eurodollar Rate Loans upon the expiration of any applicable Interest Period, shall be permitted at any time at which (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the continuation of, or conversion into, would violate any of the provisions of Section 2.14. If, within the time period required under the terms of this Section 2.11, the Administrative Agent does not receive a Notice of Conversion or Continuation from any Borrower containing a permitted election to continue any Eurodollar Rate Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the applicable Interest Period, such Loans will be automatically converted to Base Rate Loans. Each Notice of Conversion or Continuation shall be irrevocable.

          Section 2.12. Fees.
                        ----

          (a) Unused Commitment Fee. The Borrowers agree to pay to each Lender a commitment fee on the actual amount by which the Revolving Credit Commitment of such Lender exceeds the sum of (i) such Lender's Ratable Portion of the outstanding Revolving Loans and outstanding Letter of Credit Obligations and
(ii) the outstanding portion of any Swing Loans made by such Lender (the "Unused Commitment Fee") on each day from the date hereof until the Revolving Credit Termination Date equal to 0.50% per annum, payable in arrears (x) on the first day of each calendar month, commencing on the first such day following the date of this Agreement and (y) on the Revolving Credit Termination Date.

          (b) Letter of Credit Fees. The Borrowers agree to pay the following amounts with respect to Letters of Credit issued by any Issuer:

               (i) to the Administrative Agent for the account of each Issuer of a Letter of Credit, with respect to each Letter of Credit issued by such Issuer, an issuance fee equal to 0.50% per annum of the maximum amount available from time to time to be drawn under such Letter of Credit, payable in arrears (A) on the first day of each calendar month, commencing on the first such day following the issuance of such Letter of Credit and
     (B) on the Revolving Credit Termination Date;

               (ii) to the Administrative Agent for the ratable benefit of the Lenders, with respect to each Letter of Credit, a fee accruing at a rate per annum equal to the Applicable Margin for Revolving Loans that are Eurodollar Rate Loans of the maximum amount available from time to time to be drawn under such Letter of Credit, payable in arrears (A) on the first day of each calendar month commencing on the first such day following the issuance of such Letter of Credit and (B) on the Revolving Credit Termination Date; provided, however that during the continuance of an Event of Default, such fee shall be increased by two percent per annum and shall be payable on demand; and

                    (iii) to the Issuer of any Letter of Credit, with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with such Issuer's standard schedule for such charges in effect at the time of issuance, amendment, transfer or drawing, as the case may be.

               (c) Additional Fees. The Borrowers have agreed to pay to the Lenders, the Administrative Agent and the Arranger additional fees, the amount and dates of payment of which are embodied in the Fee Letter. Any cash management fees payable by or on behalf of any Loan Party shall be payable irrespective of whether accounts are opened in the name of any Loan Party or by the Administrative Agent or any of its Affiliates in its name in respect of any Loan Party.

               Section 2.13. Payments and Computations; Protective Advances.
                             ----------------------------------------------

               (a) The Borrowers shall make each payment hereunder (including fees and expenses) not later than 11:00 A.M. (New York City time) (provided, however, that repayments of Swing Loans shall be made not later than 4:00 P.M. (New York City time)) on the day when due, in Dollars, to the Administrative Agent at its address referred to in Section 11.8 in immediately available funds without set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed immediately available funds relating to the payment of principal or interest or fees to the Lenders, in accordance with the application of payments set forth in clauses (e) and (f) of this Section 2.13, as applicable, for the account of their respective Applicable Lending Offices; provided, however, that amounts payable pursuant to Section 2.14(c), 2.14(e),
2.15 or 2.16 shall be paid only to the affected Lender or Lenders and amounts payable with respect to Swing Loans shall be paid only to the Swing Loan Lender. Payments received by the Administrative Agent after 11:00 A.M. (New York City time) shall be deemed to be received on the next Business Day.

               (b) All computations of interest and fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

               (c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any Eurodollar Rate Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day. All repayments of any Revolving Loans shall be applied first to repay such Loans outstanding as Base Rate Loans and then to repay such Loans outstanding as Eurodollar Rate Loans with those Eurodollar Rate Loans which have earlier expiring Eurodollar Interest Periods being repaid prior to those which have later expiring Eurodollar Interest Periods.

          (d) Unless the Administrative Agent shall have received notice from the Borrowers to the Lenders prior to the date on which any payment is due hereunder that the Borrowers will not make such payment in full, the Administrative Agent may assume that the Borrowers have made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers shall not have made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon at the Federal Funds Rate, for the first Business Day, and, thereafter, at the rate applicable to Base Rate Loans, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.

          (e) Subject to the provisions of clause (f) of this Section 2.13 and (except as otherwise provided in Section 2.9), all payments and any other amounts received by the Administrative Agent from or for the benefit of any Borrower shall be applied first, to pay principal of and interest on any portion of the Loans which the Administrative Agent may have advanced to such Borrower pursuant to the express provisions of this Agreement on behalf of any Lender, for which the Administrative Agent has not then been reimbursed by such Lender or such Borrower; second, to pay all other Obligations owing by such Borrower then due and payable; and third, as such Borrower so designate. Payments in respect of Swing Loans received by the Administrative Agent shall be distributed to the Swing Loan Lender; payments in respect of Revolving Loans received by the Administrative Agent shall be distributed to each Lender in accordance with such Lender's Ratable Portion of the Revolving Credit Commitments; and all payments of fees and all other payments in respect of any other Obligation shall be allocated among such of the Lenders and Issuers as are entitled thereto, and, if to the Lenders, in proportion to their respective Ratable Portions.

          (f) After the occurrence and during the continuance of an Event of Default, each Borrower hereby irrevocably waives the right to direct the application of any and all payments in respect of the Obligations owing by such Borrower and any proceeds of Collateral of such Borrower, and agrees that the Administrative Agent may, and shall upon either (A) the written direction of the Requisite Lenders or (B) the acceleration of the Obligations pursuant to Section 9.2, apply all payments in respect of any Obligations and all funds on deposit in any Cash Collateral Account (including all proceeds arising in connection with a Reinstatement Date that are held in the Cash Collateral Account pending application of such proceeds as specified in Section 2.9(a)) and all other proceeds of Collateral in the following order:

               (i) first, to pay interest on and then principal of any portion of the Revolving Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrowers;

               (ii) second, to pay interest on and then principal of any Swing Loan;

               (iii) third, to pay Obligations in respect of any expense reimbursements or indemnities then due the Administrative Agent;

               (iv) fourth, to pay Obligations in respect of any expense reimbursements or indemnities then due to the Lenders and the Issuers;

               (v) fifth, to pay Obligations in respect of any fees then due to the Administrative Agent, the Lenders and the Issuers;

               (vi) sixth, to pay interest then due and payable in respect of the Revolving Loans and Reimbursement Obligations;

               (vii) seventh, to pay or prepay principal payments on the Revolving Loans and Reimbursement Obligations and to provide cash collateral for outstanding Letter of Credit Undrawn Amounts in the manner described in Section 9.3, and to pay Obligations owing to the Administrative Agent with respect to cash management services in connection with Approved Deposit Accounts, Cash Collateral Accounts, and any other collection, disbursement or payroll account, ratably to the aggregate principal amount of such Revolving Loans, Reimbursement Obligations and Letter of Credit Undrawn Amounts and amounts due in respect of such cash management services;

               (viii) eighth, to the ratable payment of all Obligations owing to any Lender or any Affiliate of a Lender with respect to Hedging Contracts; and

               (ix)   ninth, to the ratable payment of all other Obligations;

provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any of the Obligations described in any of the foregoing clauses first through eighth, the available funds being applied with respect to any such Obligations (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of the Administrative Agent's and each Lender's or Issuer's interest in the aggregate outstanding Obligations described in such clauses. The order of priority set forth in clauses first through eighth of this Section 2.13(f) may at any time and from time to time be changed by the agreement of the Requisite Lenders without necessity of notice to or consent of or approval by the Borrower, any Secured Party that is not a Lender or Issuer, or any other Person. The order of priority set forth in clauses first through fifth of this Section 2.13(f) may be changed only with the prior written consent of the Administrative Agent in addition to the Requisite Lenders.

          (g) All payments of Reimbursement Obligations, interest, fees, expenses and other sums due and payable in respect of the Loans of any Borrower and all expenses, disbursements and advances incurred by the Administrative Agent pursuant to the Loan Documents after the occurrence and during the continuance of an Event of Default which the Administrative Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral of such Borrower or any portion thereof or to enhance the likelihood or maximize the amount of repayment of the Obligations owing by such Borrower may, at the option of the Administrative Agent, be paid from the proceeds of Swing Loans or Revolving Loans. Each Borrower hereby authorizes the Swing Loan Lender to make Swing Loans pursuant to Section 2.3(a) and the Lenders to make Revolving Loans pursuant to Section 2.2(a), from time to time in the Swing Loan Lender's or such Lender's discretion, which are in the amounts of any and all principal payable with respect to the interest, fees, expenses and other sums payable in respect of the Loans of such Borrower, and further authorizes the Administrative Agent to give the Lenders notice of any Borrowing with respect to such Loans and to distribute the proceeds of such Loans to pay such amounts. Each Borrower agrees that all such Loans so made shall be deemed to have been requested by it, as applicable, (irrespective of the satisfaction of the conditions in Section 3.2, which conditions the Lenders irrevocably waive) and directs that all proceeds thereof shall be used to pay such amounts.

               Section 2.14. Special Provisions Governing Eurodollar Rate Loans.
                             --------------------------------------------------

               (a) Determination of Interest Rate. The Eurodollar Rate for each Interest Period for Eurodollar Rate Loans shall be determined by the Administrative Agent pursuant to the procedures set forth in the definition of "Eurodollar Rate." The Administrative Agent's determination shall be presumed to be correct, absent manifest error, and shall be binding on the Borrowers.

               (b) Interest Rate Unascertainable, Inadequate or Unfair. In the event that: (i) the Administrative Agent reasonably determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed; or
(ii) the Requisite Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period will not adequately reflect the cost to the Lenders of making or maintaining such Loans for such Interest Period, the Administrative Agent shall forthwith so notify the Borrowers and the Lenders, whereupon each Eurodollar Loan will automatically, on the last day of the current Interest Period for such Loan, convert into a Base Rate Loan and the obligations of the Lenders to make Eurodollar Rate Loans or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended until the Administrative Agent shall notify the Borrowers that the Requisite Lenders have determined that the circumstances causing such suspension no longer exist.

               (c) Increased Costs. If at any time any Lender shall reasonably determine that the introduction of or any change (where such introduction or change occurs after the date of this Agreement) in or in the interpretation of any law, treaty or governmental rule, regulation or order (other than any change by way of imposition or increase of reserve requirements included in determining the Eurodollar Rate Reserve Percentage and other than any change in the rate of tax on, or determined by reference to, the net income or profits of such Lender (including franchise taxes) or capital of such Lender) or the compliance by such Lender with any guideline, request or directive (where such guideline, request or directive is issued after the date of this Agreement) from any central bank or other Governmental Authority (whether or not having the force of law but in relation to which such Lender customarily complies), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans made to any Borrower, then such Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the applicable Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

               (d) Illegality. Notwithstanding any other provision of this Agreement, if any Lender determines that the introduction of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order after the date of this Agreement shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such

Lender to the Borrowers through the Administrative Agent, (i) the obligation of such Lender to make or to continue Eurodollar Rate Loans and to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended, and each such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurodollar Rate Loans and (ii) if the affected Eurodollar Rate Loans are then outstanding, each applicable Borrower shall immediately (or, if lawful to do so, on the last day of the current Interest Period relating thereto) convert each such Loan into a Base Rate Loan. If at any time after a Lender gives notice under this Section 2.14(d) such Lender determines that it may lawfully make Eurodollar Rate Loans, such Lender shall promptly give notice of that determination to the applicable Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. Each Borrower's right to request, and such Lender's obligation, if any, to make Eurodollar Rate Loans shall thereupon be restored.

               (e) Breakage Costs. In addition to all amounts required to be paid by the Borrowers pursuant to Section 2.10, each Borrower shall compensate each Lender, upon demand, for all losses, expenses and liabilities (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Eurodollar Rate Loans to such Borrower but excluding any loss of the Applicable Margin on the relevant Loans) which that Lender may sustain (i) if for any reason (other than under Section 2.14(b)) a proposed Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion or Continuation given by such Borrower or in a telephonic request by it for borrowing or conversion or continuation or a successive Interest Period does not commence after notice therefor is given pursuant to Section 2.11, (ii) if for any reason any Eurodollar Rate Loan is prepaid (including mandatorily pursuant to Section 2.9) on a date which is not the last day of the applicable Interest Period, (iii) as a consequence of a required conversion of a Eurodollar Rate Loan to a Base Rate Loan as a result of any of the events indicated in Section 2.14(d), or (iv) as a consequence of any failure by a Borrower to repay Eurodollar Rate Loans when required by the terms hereof. The Lender making demand for such compensation shall deliver to the applicable Borrower concurrently with such demand a written statement as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to that Lender, absent manifest error.

               (f) Excluded Period. No Lender or Issuer shall be entitled to make a claim under Clauses 2.14(c), 2.15 or 2.16 unless it has notified the Administrative Agent of its intention to make such claim within 180 days of such Lender or Issuer becoming aware of the circumstances giving rise to such claim.

               Section 2.15. Capital Adequacy. If at any time any Lender
                             ----------------
reasonably determines that (a) the adoption of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order after the date of this Agreement regarding capital adequacy, (b) compliance with any such law, treaty, rule, regulation, or order, or (c) compliance with any guideline or request or directive issued after the date hereof from any central bank or other Governmental Authority (whether or not having the force of law) shall have the effect of reducing the rate of return on such Lender's (or any corporation controlling such Lender's) capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change, compliance or interpretation, then, upon demand from time to time by such Lender (with a copy of such demand to the Administrative Agent), the applicable Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to such amounts submitted to the applicable Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes absent manifest error.

               Section 2.16. Taxes.
                             -----

               (a) Subject to Section 2.16(f) below, any and all payments by the Borrowers under each Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Lender and the Administrative Agent (A) taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or in which it maintains any office or operations and (B) any United States withholding taxes payable with respect to payments under the Loan Documents under laws (including any statute, treaty or regulation) in effect on the Initial Closing Date (or, in the case of an Eligible Assignee, the date of the Assignment and Acceptance) applicable to such Lender or the Administrative Agent, as the case may be, but not excluding any United States withholding payable as a result of any change in such laws occurring after the Initial Closing Date (or the date of such Assignment and Acceptance) (but excluding taxes set forth in clause (A) above) and (ii) in the case of each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction in which such Lender's Applicable Lending Office is located (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Taxes shall be required by law to be deducted from or in respect of any sum payable by any Borrower under any Loan Document to any Lender or the Administrative Agent (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (iv) such Borrower shall deliver to the Administrative Agent evidence of such payment.

               (b) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction, and all liabilities with respect thereto, which arise from any payment made by such Borrower or any of its Subsidiaries under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (collectively, "Other Taxes").

               (c) Each Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.16) paid by such Lender or the Administrative Agent (as the case may
be) and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

               (d) Within 30 days after the date of any payment of Taxes or Other Taxes, the applicable Borrower will furnish to the Administrative Agent, at its address referred to in Section 11.8, the original or a certified copy of a receipt evidencing payment thereof.

               (e) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.16 shall survive the payment in full of the Obligations.

               (f) On the date of the Assignment and Acceptance pursuant to which any Non-U.S. Lender becomes a Lender after the Initial Closing Date, if requested by the Borrowers or the Administrative Agent, each Non-U.S. Lender that is entitled at such time to an exemption from United States withholding tax shall provide the Administrative Agent and the Borrowers with two completed copies of IRS Form W-8 (Ben or ECI as appropriate including any required certifications) or other applicable form, certificate or document prescribed by the IRS certifying as to such Non-U.S. Lender's entitlement to such exemption from United States withholding tax with respect to all payments to be made to such Non-U.S. Lender under the Loan Documents. Unless the Borrowers and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender are not subject to United States withholding tax, the Borrowers or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate.

               (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.16 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which would be payable or may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender. If any Lender is not, with reasonable efforts, able to change the jurisdiction of its Applicable Lending Office in accordance with this Section 2.16(g), then such Lender shall use its reasonable efforts to complete such tax forms and make such filings as would avoid the need for, or reduce the amount of, any such additional amounts which would be payable or may thereafter accrue; provided, however, that completion of such forms and making of such filings would not in the sole discretion of such Lender be disadvantageous to it.

               (h) (i) As at the date of this Agreement, the Administrative Agent and each Lender represents and warrants to the Loan Parties that (to the extent that any payments are to be made to it hereunder by Terra UK) it is a Qualifying Lender, (ii) if a Lender ceases to be a Qualifying Lender (except as a result of the introduction of, change in, or change in the interpretation, administration or application of, any law or regulation or any practice or concession of the United Kingdom Inland Revenue occurring after the date of this Agreement) or any transfer, sale, negotiation or assignment is made pursuant to
Section 11.2 to a non-Qualifying Lender, then the Loan Parties shall not be liable to pay any amount under Section 2.16(a) in excess of the amount which it would have been obliged to pay if that Lender had remained a Qualifying Lender. Each Lender shall notify the Administrative Agent who in turn shall notify Terra Capital as soon as reasonably practicable after it becomes aware that it has ceased to be a Qualifying Lender.

               Section 2.17.  Substitution of Lenders. In the event that (a) (i)
                              -----------------------
any Lender makes a claim under Section 2.14 (c) or Section 2.15, or (ii) it becomes illegal for any Lender to continue to fund or make any Eurodollar Rate Loan and such Lender notifies the Borrowers pursuant to Section 2.14(d), or (iii) the Borrowers are required to make any payment pursuant to Section 2.16 that is attributable to any Lender, or
(iv) any Lender is a Non-Funding Lender, (b) in the case of clause (a)(i) above, as a consequence of increased costs in respect of which such claim is made, the effective rate of interest payable to such Lender under this Agreement with respect to its Loans materially exceeds the effective average annual rate of interest payable to the Requisite Lenders under this Agreement and (c) Lenders holding at least 75% of the Revolving Credit Commitments are not subject to such increased costs or illegality, payment or proceedings (any such Lender, an "Affected Lender"), the Borrowers may substitute another financial institution for such Affected Lender hereunder, upon reasonable prior written notice (which written notice must be given within 90 days following the occurrence of any of the events described in clauses (a)(i), (ii), (iii) or (iv)) by the Borrowers to the Administrative Agent and the Affected Lender that the Borrowers intend to make such substitution, which substitute financial institution must be an Eligible Assignee and, if not a Lender, reasonably acceptable to the Administrative Agent; provided, however, that if more than one Lender claims increased costs, illegality or right to payment arising from the same act or condition and such claims are received by the Borrowers within 30 days of each other then the Borrowers may substitute all, but not (except to the extent the Borrowers have already substituted one of such Affected Lenders before the Borrowers' receipt of the other Affected Lenders' claim) less than all, Lenders making such claims. In the event that the proposed substitute financial institution or other entity is reasonably acceptable to the Administrative Agent and the written notice was properly issued under this Section 2.17, the Affected Lender shall sell and the substitute financial institution or other entity shall purchase, pursuant to an Assignment and Acceptance, all rights and claims of such Affected Lender under the Loan Documents and the substitute financial institution or other entity shall assume and the Affected Lender shall be relieved of its Revolving Credit Commitments and all other prior unperformed obligations of the Affected Lender under the Loan Documents (other than in respect of any damages (other than exemplary or punitive damages, to the extent permitted by applicable law) in respect of any such unperformed obligations). Upon the effectiveness of such sale, purchase and assumption (which, in any event shall be conditioned upon the payment in full by the Borrowers to the Affected Lender in cash of all fees, unreimbursed costs and expenses and indemnities accrued and unpaid through such effective date), the substitute financial institution or other entity shall become a "Lender" hereunder for all purposes of this Agreement having a Revolving Credit Commitment (if applicable) in the amount of such Affected Lender's Revolving Credit Commitment assumed by it and such Revolving Credit Commitment (if applicable) of the Affected Lender shall be terminated, provided that all indemnities under the Loan Documents shall continue in favor of such Affected Lender.

                                  ARTICLE III

                  Conditions To Effectiveness Of This Agreement

               Section 3.1. Conditions Precedent to the Effectiveness of this
                            -------------------------------------------------
Agreement. This Agreement shall become effective on the date (the "Effective
---------
Date") on which all of the following conditions precedent have been first satisfied (unless waived by the Requisite Lenders or the time for satisfaction thereof has been extended by the Administrative Agent):

               (a) Certain Documents. The Administrative Agent shall have received on the Effective Date each of the following, each dated the Effective Date unless otherwise indicated or agreed to by the Administrative Agent, in form and substance satisfactory to the Administrative Agent and in sufficient originally executed copies for each Lender:

                    (i) this Agreement, duly executed and delivered by the Borrowers, Terra Industries, the Administrative Agent and each Lender;

                    (ii) the Senior Secured Note Intercreditor Agreement, duly executed and delivered by the Borrowers, Guarantors, the Senior Secured Note Trustee and the Administrative Agent;

                    (iii) the Guaranty, duly executed and delivered by the Guarantors and the Administrative Agent;

                    (iv) the Pledge and Security Agreement, duly executed and delivered by Terra Industries, Terra Capital, TNLP, each Guarantor that is a Domestic Subsidiary and the Administrative Agent;

                    (v) the Loan Purchase Agreement, duly executed and delivered by Terra Industries and the Administrative Agent;

                    (vi) the Terra UK Debt Note, duly executed and delivered byTerra UK and Terra Capital;

                    (vii) the Terra Canada Debt Note, duly executed and delivered by Terra Canada and Terra Capital;

                    (viii) the Terra UK Junior Guaranty, duly executed and delivered by Terra UK in favor of Terra Capital;

                    (ix) the Terra Canada Junior Guaranty, duly executed and delivered by Terra Canada in favor of Terra Capital;

                    (x) appropriate amendments or additions to the Terra Canada Collateral Documents, the Debenture and the Junior Collateral Documents (A) to provide for the release of that portion of the collateral described therein that constitutes Senior Secured Note Collateral and (B) to provide collateral security for Terra UK's and Terra Canada's obligations under the Terra UK Debt Note and the Terra UK Junior Guaranty and the Terra Canada Debt Note and the Terra Canada Junior Guaranty, duly executed and delivered by Terra UK or Terra Canada, as the case may be, in favor of the Administrative Agent;

                    (xi) the Mortgage Releases, duly executed and delivered by the Existing Collateral Agent and acknowledged by the relevant Loan Party mortgagor, with respect to (A) each relevant Real Property located in the United States, (B) the Terra Canada Mortgage and (C) the Real Property located in England covered by the Debenture;

                    (xii) such documents duly executed by each Loan Party, to the extent such Loan Party's signature is required under Requirements of Law, as the Administrative Agent may request with respect to the perfection of its security interests, including for the purposes of maintaining and/or continuing the priority thereof, in the Collateral (including (A) "in lieu" financing statements, (B) amending financing statements to name the Administrative Agent as the secured party thereunder and to release that portion of the collateral described therein that constitutes Senior Secured Note Collateral and (C) new financing statements, each under the UCC, with respect to the perfection of Liens created by the Pledge and Security Agreement);

                    (xiii) a satisfactory appraisal report of the Inventory of the Borrowing Base Contributors;

                    (xiv) a favorable opinion of (A) Kirkland & Ellis, counsel to each of the Loan Parties, in substantially the form of Exhibit G-1 and (B) counsel to the Loan Parties in England and Canada, in substantially the form of Exhibit G-2 and Exhibit G-3, respectively, addressed to the Administrative Agent and the Lenders and Issuer;

                    (xv) certified copies of each of the Senior Secured Note Documents and each other document and instrument executed and delivered in connection therewith, duly executed by the parties thereto and each in form and substance reasonably satisfactory to the Administrative Agent, together with a certificate of the Secretary or an Assistant Secretary of Terra Capital that, as at the Effective Date, such Senior Secured Note Documents and other documents and instruments of which are attached thereto (A) are true and complete copies of the originals thereof and (B) are in full force and effect and have not been modified or amended from such attached copies;

                    (xvi) a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying and attaching (A) the names and true signatures of each officer of such Loan Party authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Loan Party, (B) the resolutions of such Loan Party's Board of Directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and the transactions contemplated by this Agreement, (C) the due incorporation and good standing or valid existence of such Loan Party as a corporation organized under the laws of the jurisdiction of its formation, and the absence of any proceeding for the dissolution or liquidation of such Loan Party, together with a certificate, as of recent date, of the Secretary of State of the jurisdiction of its formation and of each jurisdiction in which such Loan Party conducts business, attesting to the good standing of each such Loan Party in each such jurisdiction and (D) a copy of the Constituent Documents of each Loan Party, certified as of a recent date by the Secretary of State of the state or jurisdiction of formation of such Loan Party or by another Person acceptable to the Administrative Agent, to the extent the Secretary or the Assistant Secretary is unable to certify that the Constituent Documents of such Loan Party have not been amended, revised or modified in any way since the Initial Closing Date;

                    (xvii) a certificate of the Chief Financial Officer of each Borrower, stating that such Borrower is Solvent after giving effect to transactions contemplated in this Agreement, including the issuance of the Senior Secured Notes and the application of the proceeds thereof to the repayment of the Term Loan and the Canadian Term Loan and the payment of all estimated legal, accounting and other fees related hereto and thereto;

                    (xviii) a certificate of a Responsible Officer to the effect that (A) the condition set forth in Section 3.2(b) has been satisfied,
          (B) no litigation not listed on Schedule 4.7 shall have been commenced against any Loan Party or any of its Subsidiaries which is reasonably likely to be adversely determined and, if adversely determined, would have a Material Adverse Effect and (C) no Material Adverse Change has occurred since December 31, 2000;

                    (xix) evidence satisfactory to the Administrative Agent and the Lenders that the insurance policies required by Section 7.5 and any Collateral Documents are in full force and effect, together with (A) in the case where such insurance policies cover property constituting solely Collateral, endorsements naming the Administrative Agent, on behalf of the Secured Parties, (B) in the case where such insurance policies cover property constituting both Collateral and Senior Secured Note Collateral, endorsements naming both the Administrative Agent and the Senior Secured Note Trustee as their respective interests may appear and (C) in the case where such insurance policies cover property constituting solely Senior Secured Note Collateral, endorsements naming the Senior Secured Note Trustee, in each case, as additional insured and/or loss payee under the subject insurance policies to be maintained with respect to the properties of Terra Industries, the Borrowers and each of their Subsidiaries; and

                    (xx) such other certificates, documents, agreements and information respecting any Loan Party as any Lender through the Administrative Agent may reasonably request.

               (b) Issuance of Senior Secured Notes. The Administrative Agent shall have received evidence that Terra Capital has received from the issuance of the Senior Secured Notes at least (i) $200,000,000 in principal and (ii) gross proceeds, after deducting the applicable initial discount and underwriting commission, of at least $192,860,000.

               (c) Refinancing of Senior Notes (2003). The Administrative Agent shall have received (A) a copy of the irrevocable redemption notice delivered by the Loan Parties to the trustee under the Senior Note (2003) Indenture (the "Trustee (2003)") in respect of the Loan Parties' intention to use proceeds of the issuance of Senior Secured Notes to repurchase, exchange, repay or otherwise refinance the Senior Notes (2003) following the end of the redemption notice period required by the Senior Note (2003) Indenture for both the noteholders and the Trustee (2003), provided that, with respect to the redemption notice period applicable to the Trustee (2003), the redemption notice period shall be such shorter period as consented to by the Trustee (2003), and in any event shall not be later than November 26, 2001 (the "Redemption Notice Period"), and (B) evidence that sufficient proceeds of the issuance of Senior Secured Notes (and, to the extent proceeds of the issuance of Senior Secured Notes are insufficient after accounting for the repayments set forth in clauses (d) and (e) of this
Section 3.1, proceeds of the Loans) have been irrevocably deposited with the Trustee (2003) on terms satisfactory to the Administrative Agent to repurchase, exchange, repay or otherwise refinance all of the Senior Notes (2003) on the redemption date.

               (d) Repayment of Canadian Term Loan. The Administrative Agent shall have received notice of prepayment of the Canadian Term Loan executed by Terra Canada, together with evidence showing that the Canadian Term Loan and other outstanding obligations (including, without limitation, interest, fees and breakage costs (if any)) which are attributable to the Terra Canada Credit Agreement have been fully paid from proceeds of the issuance of the Senior Secured Notes.

               (e) Repayment of Term Loan. The Administrative Agent shall have received notice of prepayment of the Term Loan executed by Terra UK and TNLP, together with evidence showing that the Term Loan and other outstanding obligations (including, without limitation, interest, fees and breakage costs (if any) which are attributable to the Term Loan have been fully paid from proceeds of the issuance of the Senior Secured Notes.

               (f) Fees and Expenses Paid. There shall have been paid to the Administrative Agent, for the account of the Administrative Agent, and the Lenders, as applicable, all fees due and payable on or before the Effective Date (including all such fees described in the Fee Letter), and all expenses due and payable on or before the Effective Date.

               (g) Consents, Etc. Each Loan Party shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary to allow each of the Loan Parties lawfully (A) to execute, deliver and perform, in all material respects, their respective obligations hereunder, the Loan Documents and Senior Secured Note Documents to which each of them, respectively, is, or shall be, a party and each other agreement or instrument to be executed and delivered by each of them, respectively, pursuant thereto or in connection therewith, and (B) to create and perfect the Liens on the Collateral to be owned by each of them in the manner and for the purpose contemplated by the Loan Documents and the Senior Secured Note Documents.

               (h) Funds Flow Statement. Terra Capital shall have provided to the Administrative Agent a statement showing the proposed sources and applications of funds on the Effective Date arising from the issuance of the Senior Secured Notes and the other transactions contemplated under this Agreement.

               Section 3.2. Conditions Precedent to Each Loan and Letter of
                            -----------------------------------------------
Credit. The obligation of each Lender on any date (including the Effective Date)
------
to make any Loan and of each Issuer on any date (including the Effective Date) to issue any Letter of Credit is subject to the satisfaction of all of the following conditions precedent:

               (a) Request for Borrowing or Issuance of Letter of Credit. With respect to any Loan, the Administrative Agent shall have received a duly executed Notice of Borrowing or, in the case of Swing Loans, a duly executed Swing Loan Request and with respect to any Letter of Credit, the Administrative Agent and the Issuer shall have received a duly executed Letter of Credit Request.

               (b) Representations and Warranties; No Defaults. The following statements shall be true on the date of such Loan or issuance, both before and after giving effect thereto and to the application of the proceeds from any such Loan and to such issuance:

                    (i) The representations and warranties set forth in Article IV and in the other Loan Documents shall be true and correct on and as of the Effective Date and shall be true and correct in all material respects on and as of any such date after the

          Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date;

                   (ii) no Default or Event of Default has occurred and is continuing;

                   (iii) there shall have occurred no Material Adverse Change or any event or circumstances which would have a Material Adverse Effect; and

                   (iv) the applicable Borrower shall have delivered the Borrowing Base Certificate required by Section 6.11(a).

               (c) Borrowing Base. After giving effect to the Revolving Loans or Letters of Credit requested to be made or issued on any such date and the use of proceeds thereof, (i) no Borrowing Base Deficiency shall exist, (ii) the Revolving Credit Outstandings on such date shall not exceed the Maximum Credit in effect on such date and (iii) the aggregate Available Credit of the Borrowers shall not be less than $30,000,000.

               (d) No Legal Impediments. The making of the Loans or the issuance of such Letter of Credit on such date does not violate any Requirement of Law on the date of or immediately following such Loan or issuance and is not enjoined, temporarily, preliminarily or permanently.

Each submission by a Borrower to the Administrative Agent of a Notice of Borrowing or a Swing Loan Request and the acceptance by such Borrower of the proceeds of each Loan requested therein, and each submission by a Borrower to an Issuer of a Letter of Credit Request and the issuance of each Letter of Credit requested therein, shall be deemed to constitute a representation and warranty by such Borrower as to the matters specified in Section 3.2(b) on the date of the making of such Loan or the issuance of such Letter of Credit.

                                   ARTICLE IV

                         Representations And Warranties

               To induce the Lenders, the Issuers and the Administrative Agent to enter into this Agreement, Terra Industries and each of the Borrowers represent and warrant to the Lenders, the Issuers and the Administrative Agent that, on and as of the Effective Date, after giving effect to the making, or the continuation, of the Loans and other financial accommodations on the Effective Date and on and as of each date as required by Section 3.2(b)(i):

               Section 4.1. Corporate Existence; Compliance with Law. Each Loan
                            ----------------------------------------
Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect; (c) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted; (d) is in compliance with its Constituent Documents; (e) is in compliance with all applicable Requirements of Law except where the failure to be in compliance would not in the aggregate have a Material Adverse Effect; and (f) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for licenses, permits, consents, approvals or filings which can be obtained or made by the taking of ministerial action to secure the grant or transfer thereof or the failure to obtain or make would not in the aggregate have a Material Adverse Effect.

           Section 4.2. Corporate Power; Authorization; Enforceable Obligations
                        -------------------------------------------------------

           (a) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby:

               (i) are within such Loan Party's corporate, limited liability company, partnership or other powers;

               (ii) have been duly authorized by all necessary corporate action, including the consent of shareholders where required;

               (iii) do not and will not (A) contravene any Loan Party's or any of its Subsidiaries' respective Constituent Documents, (B) violate any other applicable Requirement of Law applicable to any Loan Party (including Regulations U and X of the Federal Reserve Board), or any order or decree of any Governmental Authority or arbitrator applicable to any Loan Party, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of any Loan Party or any of its Subsidiaries, or (D) result in the creation of imposition of any Lien upon any of the property of any Loan Party or any of its Subsidiaries, other than those in favor of the Secured Parties pursuant to the Collateral Documents; and

               (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those list Schedule 4.2 and which have been obtained or made, copies of which have been or will be delivered to the Administrative Agent pursuant to Section 3.1, and each of which on the Effective Date will be in full force and effect and, with respect to the Collateral, filings required to perfect the Liens created by the Collateral Documents.

           (b) This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof pursuant to the terms of this Agreement, duly executed and delivered by each Loan Party thereto. This Agreement is, and the other Loan Documents will be, when delivered hereunder, the legal, valid and binding obligation of each Loan Party thereto, enforceable against such Loan Party in accordance with its terms.

           Section 4.3. Ownership of Subsidiaries.
                        -------------------------

           Set forth on Part I of Schedule 4.3 hereto is a complete and accurate list showing, as of the Effective Date, all Material Subsidiaries of Terra Industries and, as to each such Subsidiary, the jurisdiction of its incorporation, the number of shares of each class of Stock authorized (if applicable), the number outstanding on the Effective Date and the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by Terra Industries. No Stock of any Subsidiary of Terra Industries is subject to any outstanding option, warrant, right of conversion or purchase or any similar right (except in respect of the Common

Units). All of the outstanding Stock of each Subsidiary of Terra Industries owned (directly or indirectly) by Terra Industries has been validly issued, is fully paid and non-assessable and is owned by Terra Industries or a Subsidiary of Terra Industries, free and clear of all Liens (other than the Lien in favor of the Secured Parties created pursuant to the Collateral Documents and, with respect to the Common Units, other than the Liens securing the Senior Secured Notes created pursuant to the Senior Secured Note Documents). Except as set forth in Schedule 4.3, neither Terra Industries nor any such Subsidiary is a party to, or has knowledge of, any agreement binding on it which restricts the transfer or hypothecation of any Stock of any such Subsidiary, other than the Loan Documents. Terra Industries does not own or hold, directly or indirectly, any Stock of any Person other than such Subsidiaries and Investments permitted by Section 8.3.

     Section 4.4. Financial Statements.
                  --------------------

     (a) The consolidated balance sheet of Terra Industries and its Subsidiaries as at December 31, 2000, and the related consolidated statements of income, retained earnings and cash flows of Terra Industries and its Subsidiaries for the fiscal year then ended, certified by Deloitte & Touche LLP, and the consolidated balance sheets of Terra Industries and its Subsidiaries as at June 30, 2001, and the related consolidated statements of income, retained earnings and cash flows of Terra Industries and its Subsidiaries for the six months then ended, copies of which have been furnished to each Lender, fairly present (in all material respects), subject, in the case of said balance sheets as at June 30, 2001, and said statements of income, retained earnings and cash flows for six months then ended, to the absence of footnote disclosure and normal recurring year-end audit adjustments, the consolidated financial condition of Terra Industries and its Subsidiaries as at such dates and the consolidated results of the operations of Terra Industries and its Subsidiaries for the period ended on such dates, all in conformity with GAAP.

     (b) Neither Terra Industries nor any of its Subsidiaries has any material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment which is not either (i) reflected in the Financial Statements referred to in clause (a) above or in the notes thereto or
(ii) permitted by this Agreement.

     (c) The Projections have been prepared by Terra Industries in light of the past operations of its business, and reflect projections for the fiscal periods covered thereby on a month by month basis for the first year and on a year by year basis thereafter. The Projections are based upon estimates and assumptions stated therein, all of which Terra Industries believes to be reasonable and fair in light of current conditions and current facts known to Terra Industries and at the time such Projections were prepared and reflect Terra Industries' good faith and reasonable estimates of the future financial performance of Terra Industries and its Subsidiaries and of the other information projected therein for the periods set forth therein (it being understood that no representation is made that such Projections will be realized).

     (d) The unaudited pro forma consolidated and consolidating balance sheet of Terra Industries and its Subsidiaries (the "Pro Forma Balance Sheet") contained in Schedule 4.4, has been prepared as of June 30, 2001, reflects as of such date, on a pro forma basis, the consolidated financial condition of Terra Industries and its Subsidiaries, and the assumptions expressed therein were reasonable based on the information available to Terra Industries at the time so prepared and on the Effective Date.

     Section 4.5. Material Adverse Change. Since December 31, 2000, there has
                  -----------------------
been no Material Adverse Change and there have been no events or developments that in the aggregate have had a Material Adverse Effect.

     Section 4.6. Solvency. Both before and after giving effect to (a) the Loans
                  --------
and Letter of Credit Obligations to be made or extended on the Effective Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or extended, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of the Borrower, and the consummation of the other financing transactions contemplated hereby and (c) the payment and accrual of all transaction costs in connection with the foregoing, each Loan Party is Solvent.

     Section 4.7. Litigation. There are no pending or, to the knowledge of Terra
                  ----------
Industries or any Borrower, threatened actions, investigations or proceedings affecting Terra Industries or any of its Material Subsidiaries before any court, Governmental Authority or arbitrator which would reasonably be expected to be adversely determined and which, if adversely determined, would have a Material Adverse Effect. The performance of any action by any Loan Party required or contemplated by any of the Loan Documents is not restrained or enjoined (either temporarily, preliminarily or permanently). Schedule 4.7 lists all litigation pending against any Loan Party at the date hereof which, if adversely determined, would have a Material Adverse Effect.

     Section 4.8. Taxes.
                  -----

     (a) All federal, state, provincial, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the "Tax Returns") required to be filed by Terra Industries and each of its Subsidiaries and its Tax Affiliates have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all material taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of Terra Industries and each of its Subsidiaries or such Tax Affiliate in conformity with GAAP. Except as set forth on Schedule 4.8 (or as otherwise notified from time to time after the Effective Date in writing to the Administrative Agent) no Tax Return is under audit or examination by any Governmental Authority and no notice of such an audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority. Proper and accurate amounts have been withheld by each Loan Party and each of its Tax Affiliates from their respective employees for all periods in compliance (in all material respects) with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities.

     (b) Neither Terra Industries, any of its Subsidiaries or any of its Tax Affiliates has (i) except as set forth on Schedule 4.8 (or as otherwise notified from time to time after the Effective Date in writing to the Administrative Agent) executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for the filing of any Tax Return or the assessment or collection of any charges; (ii) any obligation under any tax sharing agreement or arrangement other than that to which the Administrative Agent has a copy prior to the date hereof; or (iii) been a member of an affiliated, combined or unitary group other than the group of which Terra Industries is the common parent.

       Section 4.9.  Full Disclosure.
                     ---------------

       The written information prepared or furnished by the Loan Parties or on their behalf (by their officers or advisors (including legal, environmental and financial advisors and consultants)) in connection with this Agreement or the consummation of the financing when taken as a whole does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein not misleading.

       Section 4.10. Margin Regulations. Neither Terra Industries nor its
                     ------------------
Material Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board), and no proceeds of any Borrowing will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in contravention of Regulation U or X of the Federal Reserve Board.

       Section 4.11. No Burdensome Restrictions; No Defaults.
                     ---------------------------------------

       (a) Neither Terra Industries nor any of its Subsidiaries (i) is a party to any Contractual Obligation the compliance with which would have a Material Adverse Effect or the performance of which by any thereof, either unconditionally or upon the happening of an event, will result in the creation of a Lien (other than a Lien permitted under Section 8.2) on the property or assets of any thereof or (ii) is subject to any charter or corporate restriction which would have a Material Adverse Effect.

       (b) Neither Terra Industries nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation owed by it and, to the knowledge of Terra Industries and the Borrowers, no other party is in default under or with respect to any Contractual Obligation owed to Terra Industries or its Subsidiaries, other than, in either case, those defaults which in the aggregate would not have a Material Adverse Effect.

       (c)   No Default or Event of Default has occurred and is continuing.

       (d) To the best knowledge of Terra Industries and the Borrowers, there is no Requirement of Law applicable to any Loan Party the compliance with which by such Loan Party would have a Material Adverse Effect.

       Section 4.12. Investment Company Act; Public Utility Holding Company Act.
                     ----------------------------------------------------------
Neither Terra Industries nor any of its Subsidiaries is (a) an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended or (b) a "holding company," or an "affiliate" or a "holding company" or a "subsidiary company" of a "holding company," as each such term is defined and used in the Public Utility Holding Act of 1935, as amended.

       Section 4.13. Use of Proceeds. The proceeds of the Loans and the Letters
                     ---------------
of Credit are being used by the Borrowers solely to refinance existing Indebtedness of the Borrowers and their Subsidiaries, and for the payment of related transaction costs, fees and expenses; and for their working capital and general corporate purposes.

     Section 4.14. Insurance. All policies of insurance of any kind or nature of
                   ---------
Terra Industries or any of its Subsidiaries, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by businesses of the size and character of such Person. None of Terra Industries or any of its Subsidiaries has been refused insurance for any material coverage for which it had applied or had any policy of insurance terminated (other than at its request).

     Section 4.15. Labor Matters.
                   -------------

     (a) There are no strikes, work stoppages, slowdowns or lockouts pending or threatened against or involving Terra Industries or any of its Subsidiaries, other than those which in the aggregate would not have a Material Adverse Effect.

     (b) There are no unfair labor practices, grievances or complaints pending, or, to the Borrowers' knowledge, threatened against or involving Terra Industries or any of its Subsidiaries, nor are there any arbitrations or grievances threatened involving Terra Industries or any of its Subsidiaries, other than those which, in the aggregate, if resolved adversely to Terra Industries or such Subsidiary, would not have a Material Adverse Effect.

     (c) Except as set forth on Schedule 4.15, as of the Effective Date, there is no collective bargaining agreement covering any of the employees of Terra Industries or its Subsidiaries.

     (d) Schedule 4.15 sets forth as of the date hereof, all material consulting agreements, executive employment agreements, executive compensation plans, deferred compensation agreements, employee stock purchase and stock option plans and severance plans of Terra Industries and any of its Subsidiaries.

     Section 4.16. ERISA.
                   -----

     (a) Schedule 4.16 separately identifies as of the date hereof all Title IV Plans, all Multiemployer Plans and all Foreign Plans.

     (b) Each employee benefit plan of Terra Industries or any of its Subsidiaries which is intended to qualify under Section 401 of the Code does so qualify, and any trust created thereunder is exempt from tax under the provisions of Section 501 of the Code, except where all such failures would not have a Material Adverse Effect.

     (c) Each Title IV Plan is in compliance in all material respects with applicable provisions of ERISA, the Code and other Requirements of Law except for non-compliances that in the aggregate would not have a Material Adverse Effect.

     (d) There has been no, nor is there reasonably expected to occur, any ERISA Event which would have a Material Adverse Effect.

     (e) Except to the extent set forth on Schedule 4.16, none of Terra Industries, any of its Subsidiaries or any ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal as of the date hereof from any Multiemployer Plan.

     (f) The accrued and vested liability under each Foreign Plan and under all Foreign Plans in the aggregate does not exceed the amount of such liability reflected in the Financial Statements by an amount which could reasonably be expected to have a Material Adverse Effect, after taking into account the availability of any assets of such Foreign Plan or otherwise specifically allocable to such liability.

     Section 4.17. Environmental Matters.
                   ---------------------

     (a) Except as set forth on Schedule 4.17, the operations of Terra Industries and each of its Subsidiaries have been and are in compliance with all Environmental Laws, including obtaining and complying in all material respects with all Permits required by Environmental Laws ("Environmental Permits"), other than non-compliances that in the aggregate would not have a reasonable likelihood of Terra Industries and its Subsidiaries incurring Environmental Liabilities and Costs in excess of $1,000,000.

     (b) Except as set forth on Schedule 4.17, Terra Industries and its Subsidiaries have obtained and currently possess all Environmental Permits necessary for their operations, all such Permits are in good standing and Terra Industries and each of its Subsidiaries is in compliance with the terms and conditions of such Permits except for failures that in the aggregate would not have a reasonable likelihood of Terra Industries and its Subsidiaries incurring Environmental Liabilities and Costs in excess of $1,000,000.

     (c) Except as set forth on Schedule 4.17, none of Terra Industries or any of its Subsidiaries or any Real Property currently or, to its knowledge, previously owned, operated or leased by or for Terra Industries or any of its Subsidiaries is subject to any pending or, to its knowledge threatened, written claim, order, agreement, notice of violation, notice of potential liability or other allegation or is the subject of any pending or, to its knowledge, threatened proceeding or governmental investigation under or pursuant to Environmental Laws other than those that in the aggregate would not have a reasonable likelihood of Terra Industries and its Subsidiaries incurring Environmental Liabilities and Costs in excess of $1,000,000.

     (d) Except as set forth on Schedule 4.17, none of Terra Industries or any of its Subsidiaries is a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C.(S).6901 et seq., the regulations thereunder or any state analog.

     (e) Except as set forth on Schedule 4.17, there are no facts, circumstances or conditions arising out of or relating to the operations or ownership of Real Property owned or operated by Terra Industries or any of its Subsidiaries that could reasonably be expected to give rise to Environmental Liabilities and Costs which are not specifically included in the financial information furnished to the Lenders other than those that in the aggregate would not have a reasonable likelihood of resulting in Terra Industries or any of its Subsidiaries incurring Environmental Liabilities and Costs in excess of $1,000,000.

     (f) Except as set forth on Schedule 4.17, as of the date hereof, no Environmental Lien has attached to any property of Terra Industries or any of its Subsidiaries and to its knowledge no facts, circumstances or conditions exist that could reasonably be expected to result in any such lien attaching to any such property.

     (g) Except as set forth on Schedule 4.17, Terra Industries and each of its Subsidiaries has provided the Administrative Agent with copies of all material environmental, health or safety audits, studies, assessments, inspections, investigations or other environmental health and safety reports relating to the operations of Terra Industries and its Subsidiaries or their Real Property that are in the possession, custody or control of Terra Industries or any of its Subsidiaries.

     Section 4.18. Intellectual Property. Terra Industries and its Subsidiaries
                   ---------------------
own or license or otherwise have the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights (including all Intellectual Property as defined in the Pledge and Security Agreement) that are necessary and material to the operations of their respective businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, including all trade names associated with any material private label brands of Terra Industries or any of its Subsidiaries. To the Borrowers' and Terra Industries' knowledge, no slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, or now contemplated to be employed, by Terra Industries or any of its Subsidiaries infringes upon or conflicts in any material respect with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened.

     Section 4.19. Title; Real Property.
                   --------------------

     (a) Schedule 4.19 sets forth all the Real Property (other than Non-Material Real Property) owned by Terra Industries and its Material Subsidiaries at the date hereof and each of Terra Industries and its Subsidiaries has good and marketable title to, or valid leasehold interests in, all such Real Property and good title to all personal property purported to be owned by it, including those reflected on the most recent Financial Statements delivered by the Borrowers, and none of such properties and assets is subject to any Lien, except Liens permitted under Section 8.2. Terra Industries and its Subsidiaries have received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and have duly effected all recordings, filings and other actions necessary to establish, protect and perfect in all material respects Terra Industries' and its Material Subsidiaries' right, title and interest in and to all such property.

     (b) Set forth on Schedule 4.19 hereto is a complete and accurate list of all Real Property (other than Non-Material Real Property) owned and leased by Terra Industries and its Material Subsidiaries showing as of the Effective Date the street address, county or other relevant jurisdiction, state, and record owner. Each Loan Party has good, indefeasible and marketable fee simple (or, where relevant, leasehold) title to all Real Property purported to be owned by it, which ownership is free and clear of all Liens other than Liens created or permitted by the Loan Documents.

     (c) Except as set forth on Schedule 4.19 (or otherwise notified in writing to the Administrative Agent in respect of Real Property acquired after the Closing Date), neither Terra Industries nor any of its Subsidiaries owns or holds, or is obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any Real Property (other than Non-Material Real Property) owned or leased by Terra Industries or any of its Subsidiaries except as permitted by the Loan Documents.

     (d) All material components of all improvements included within the Real Property owned or leased by Terra Industries or any of its Subsidiaries (collectively, "Improvements"), including the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein, are in working order and repair to the extent necessary for the effective and orderly conduct of the business, operations and activities of Terra Industries and its Subsidiaries in all material respects (but in any event to a standard not lower than that generally maintained by Terra Industries and its Subsidiaries during the two year period preceding the date hereof). All water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the Real Property owned or leased by Terra Industries or any of its Subsidiaries are installed and operating and are sufficient to enable the Real Property owned or leased by Terra Industries or its Subsidiaries to continue to be used and operated in the manner currently being used and operated, and neither Terra Industries nor any of its Subsidiaries has any knowledge of any factor or condition that could result in the termination or material impairment of the furnishing thereof. No Improvement or portion thereof is dependent for its access, operation or utility on any land, building or other Improvement not included in the Real Property owned or leased by Terra Industries or any of its Subsidiaries or over which it has a right of way or easement.

     (e) No portion of any Real Property owned or leased by Terra Industries or any of its Subsidiaries has suffered any material damage by fire or other casualty loss which has not heretofore been substantially repaired and restored to its original condition except with respect to which repair has been commenced (as set forth on Schedule 4.19 (or otherwise notified in writing to the Administrative Agent after the Effective Date)) and is being diligently progressed. Except as set forth on Schedule 4.19 (or otherwise notified in writing to the Administrative Agent after the Effective Date), no portion of any Real Property owned or leased by Terra Industries or any of its Subsidiaries is located in a special flood hazard area as designated by any federal Governmental Authority.

     (f) All Permits required to have been issued or appropriate to enable all Real Property owned or leased by Terra Industries or any of its Subsidiaries to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those which in the aggregate would not have a Material Adverse Effect.

     (g) None of Terra Industries or any of its Subsidiaries has received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any Real Property owned or leased by Terra Industries or any of its Subsidiaries or any part thereof, except those which, in the aggregate, would not have a Material Adverse Effect.

     Section 4.20. Pari Passu Obligations.  This Agreement and the other Loan
                   ----------------------
Documents and the obligations evidenced hereby and thereby are and will at all times be direct and unconditional general obligations of the Borrowers, and rank and will at all times rank in right of payment and otherwise at least pari passu with all unsecured Indebtedness of the Borrowers, whether now existing or hereafter outstanding, subject to statutory priority and the effect of bankruptcy and insolvency law.

     Section 4.21. No Immunity. Terra UK is subject to civil and commercial law
                   -----------
with respect to its obligations under this Agreement and each of the other Loan Documents. The execution, delivery and performance by Terra UK of this Agreement and each of the other Loan Documents constitute private and commercial acts rather than public or governmental acts. Neither Terra UK nor any of its properties or revenues is entitled to any right of immunity in any jurisdiction from suit, court jurisdiction, judgment, attachment (whether before or after judgment), set-off or execution of a judgment or from any other legal process or remedy relating to the obligations of Terra UK, as the case may be, under this Agreement or any of the other Loan Documents.

     Section 4.22. Canadian and English Requirements. This Agreement and each of
                   ---------------------------------
the other Loan Documents are in proper legal form under the laws of Canada and England for the enforcement thereof against Terra Canada and Terra UK respectively under such laws, and if each of the Loan Documents were stated to be governed by such law, they would constitute legal, valid and binding obligations of Terra Canada and Terra UK, as the case may be, thereunder, enforceable in accordance with their respective terms. All formalities (if any) required under the laws of Canada and England in respect of Terra Canada and Terra UK, for the validity and enforceability of each of the Loan Documents (including, without limitation, any necessary registration, recording or filing with any court or other authority therein), except as otherwise expressly provided herein, have been accomplished, and no Taxes are required to be paid and no notarization is required, for the validity and enforceability thereof.

                                   ARTICLE V

                               Financial Covenants

     As long as any of the Obligations (in respect of Revolving
Credit Outstandings, interest or fees thereon and expenses related thereto) or the Revolving Credit Commitments remain outstanding, unless the Requisite Lenders otherwise consent in writing, Terra Industries agrees with the Lenders and the Administrative Agent that:

     Section 5.1.  Minimum Cash Flow. Terra Industries will have, as of the last
                   -----------------
day of each Fiscal Quarter set forth below, Cash Flow for the number of Fiscal Quarters indicated below ending on such day of not less than the following:

    ------------------------------------------------------------------------
                  Fiscal Quarters                          Minimum Cash Flow
    ------------------------------------------------------------------------

    4 Fiscal Quarters ended September 30, 2001,                  $40,000,000
    December 31, 2001 and March 31, 2002

    ------------------------------------------------------------------------
    4 Fiscal Quarters ended June 30, 2002                        $60,000,000

    ------------------------------------------------------------------------
    4 Fiscal Quarters ended September 30, 2002                   $75,000,000

    ------------------------------------------------------------------------
    4 Fiscal Quarters ended December 31, 2002 and each           $90,000,000
    4 Fiscal Quarter period thereafter

    ------------------------------------------------------------------------

            Section 5.2. Capital Expenditures and Joint Venture Investments.
                         --------------------------------------------------
Terra Industries will not permit (a) Capital Expenditures (excluding any Capital Expenditures financed by insurance proceeds to the extent permitted hereunder) to be made or incurred during each period set forth below and (b) the cash Investments in joint ventures made during such period permitted under Section 8.3(l) (i) in the case of clause (a) only, to be less than the minimum amount set forth below and (ii) in the case of clauses (a) and (b) in aggregate to be in excess of the maximum amount set forth below, for such period:

------------------------------------------------------------------------------------------------------
                  Fiscal Year                          Maximum Amount              Minimum Amount
------------------------------------------------------------------------------------------------------
Fiscal Year ended December 31, 2001                     $50,000,000                 $15,000,000

------------------------------------------------------------------------------------------------------
Fiscal Year ended December 31, 2002                     $50,000,000                 $15,000,000

------------------------------------------------------------------------------------------------------
Fiscal Year ended December 31, 2003                     $50,000,000                 $15,000,000

------------------------------------------------------------------------------------------------------
Fiscal Year ended December 31, 2004                     $50,000,000                 $15,000,000

------------------------------------------------------------------------------------------------------
2 Fiscal Quarters ended June 30, 2005                   $30,000,000                 $ 5,000,000

------------------------------------------------------------------------------------------------------

            Section 5.3. Minimum Liquidity. The Borrowers shall not permit the
                         -----------------
aggregate Available Credit of the Borrowers to be less than $30,000,000 for more than three consecutive Business Days.

                                   ARTICLE VI

                               Reporting Covenants

            As long as any of the Obligations (in respect of Revolving Credit Outstandings, interest or fees thereon and expenses related thereto) or the Revolving Credit Commitments remain outstanding, unless the Requisite Lenders (except as provided in Section 11.1) otherwise consent in writing, the Borrower agrees with the Lenders and the Administrative Agent that:

            Section 6.1. Financial Statements. Terra Industries shall furnish to
                         --------------------
the Lenders the following Financial Statements:

            (a) Monthly Reports. Within 30 days after the end of each fiscal month (other than March, June and September) in each Fiscal Year, financial information regarding Terra Industries and its Subsidiaries consisting of consolidated and consolidating unaudited balance sheets as of the close of such month and the related statements of income and cash flow for such month and that portion of the current Fiscal Year ending as of the close of such month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections, in each case certified by a Responsible Officer of Terra Industries as fairly presenting the consolidated and consolidating financial position of Terra Industries and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).

            (b) Quarterly Reports. Within 45 days after the end of each Fiscal Quarter (other than a Fiscal Quarter ending December 31) in each Fiscal Year, financial information regarding Terra Industries and its Subsidiaries consisting of consolidated and consolidating unaudited balance sheets as of the close of such quarter and the related statements of income and cash flow for such quarter and that portion of the Fiscal Year ending as of the close of such quarter, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections, in each case certified by a Responsible Officer of Terra Industries as fairly presenting the consolidated and consolidating financial position of Terra Industries and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).

            (c) Annual Reports. Within 90 days after the end of each Fiscal Year, financial information regarding Terra Industries and its Subsidiaries consisting of consolidated and consolidating balance sheets of Terra Industries and its Subsidiaries as of the end of such year and related statements of income and cash flows of Terra Industries and its Subsidiaries for such Fiscal Year, all prepared in conformity with GAAP and certified, in the case of such consolidated financial statements, without qualification as to the scope of the audit by Deloitte & Touche LLP or other independent public accountants acceptable to the Administrative Agent, together with the report of such accounting firm stating that (i) such financial statements fairly present the consolidated financial position of Terra Industries and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which such independent certified public accountants shall concur and which shall have been disclosed in the notes to the financial statements), and (ii) the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and accompanied by a certificate stating that in the course of the regular audit of the business of Terra Industries and its Subsidiaries such accounting firm has obtained no knowledge that a Default or Event of Default in respect of the financial covenants contained in Article V has occurred and is continuing, or, if in the opinion of such accounting firm, a Default or Event of Default has occurred and is continuing in respect of such financial covenants, a statement as to the nature thereof.

            (d) Compliance Certificate. Together with each delivery of any financial statement pursuant to clauses (b) and (c) of this Section 6.1, a certificate of a Responsible Officer of a Borrower (each, a "Compliance Certificate") (i) showing in reasonable detail the calculations used in determining the Leverage Ratio (for purposes of determining the Applicable Margin) and demonstrating compliance with each of the financial covenants contained in Article V which is tested on a quarterly basis and (ii) stating that, to the best of such Responsible Officer's knowledge, no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, stating the nature thereof and the action which the Borrower proposes to take with respect thereto.

            (e) Business Plan. Not later than 60 days after the end of each Fiscal Year, and containing substantially the types of financial information contained in the Projections delivered pursuant to clause (i) of the definition of such term in Section 1.1, (i) the annual business plan of Terra Industries for the next succeeding Fiscal Year approved by the Board of Directors of Terra Industries, (ii) forecasts prepared by management of Terra Industries for each fiscal month in the next succeeding Fiscal Year, and (iii) forecasts prepared by management of Terra Industries for each of the succeeding Fiscal Years through Fiscal Year 2005, including, in each instance described in clause (ii) and clause (iii) above, (A) a projected year-end consolidated balance sheet and income statement and statement of cash flows and (B) a statement of all of the material assumptions on which such forecasts are based.

            (f) Management Letters, Etc. Within five Business Days after receipt thereof by any Loan Party, copies of each management letter, exception report or similar letter or report received by such Loan Party from its independent certified public accountants;

            (g) Loans and Intercompany Loan Balances. Together with each delivery of any financial statement pursuant to clauses (b) or (c) of this
Section 6.1, a summary of the outstanding Loans and the outstanding balance of all Intercompany Indebtedness as of the last day of the fiscal quarter covered by such financial statement (or more frequently as may be required by the Administrative Agent), certified by a Responsible Officer.

            (h) Additional Information. Promptly, from time to time, such other information regarding the operations, including information regarding specific product categories and lines of business of Terra Industries and its Subsidiaries, business affairs and financial condition of Terra Industries or any of its Subsidiaries, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

            Section 6.2. Default Notices. As soon as practicable, and in any
                         ---------------
event within five Business Days after a Responsible Officer of any Loan Party has actual knowledge of the existence of any Default, Event of Default or other event which has had a Material Adverse Effect or which has any reasonable likelihood of causing or resulting in a Material Adverse Change, the Borrowers shall give the Administrative Agent notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given by telephone, shall be promptly confirmed in writing on the next Business Day.

            Section 6.3. Litigation. Promptly after the commencement thereof,
                         ----------
the Borrowers shall give the Administrative Agent written notice of the commencement of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator, affecting Terra Industries or any of its Subsidiaries and known to a Responsible Officer, which in the reasonable judgment of Terra Industries or such Subsidiary, could reasonably be expected to expose Terra Industries or such Subsidiary to liability in an amount aggregating $500,000 or more or which, if adversely determined, would have a Material Adverse Effect.

            Section 6.4. Asset Sales. Prior to any Asset Sale anticipated to
                         -----------
generate in excess of $10,000,000 (or its Dollar Equivalent) in Net Cash Proceeds, Terra Industries shall send the Administrative Agent a notice (a) describing such Asset Sale or the nature and material terms and conditions of such transaction and (b) stating the estimated Net Cash Proceeds anticipated to be received by Terra Industries or any of its Subsidiaries.

            Section 6.5. SEC Filings; Press Releases. Promptly after the sending
                         ---------------------------
or filing thereof, the Borrowers shall send the Administrative Agent copies of
(a) all reports which Terra Industries or any of its Material Subsidiaries sends to its security holders generally, (b) all reports and registration statements which Terra Industries or any of its Subsidiaries files with the Securities and Exchange Commission or any national or foreign securities exchange or the National Association of Securities Dealers, Inc., (c) all press releases and (d) all other statements concerning material changes or developments in the business of such Loan Party made available by any Loan Party to the public.

            Section 6.6. Labor Relations. Promptly after a Responsible Officer
                         ---------------
becomes aware of the same, the Borrowers shall give the Administrative Agent written notice of (a) any material labor dispute to which Terra Industries or any of its Material Subsidiaries is or may become a party, including any strikes, lockouts or other disputes relating to any of such Person's plants and other facilities, and (b) any Worker Adjustment and Retraining Notification Act or related liability incurred with respect to the closing of any plant or other facility of any of such Person.

            Section 6.7. Tax Returns. Upon the request of any Lender, through
                         -----------
the Administrative Agent, the Borrowers will provide copies of all federal, state, material local and foreign tax returns and reports filed by Terra Industries or any of its Subsidiaries in respect of taxes measured by income (excluding sales, use and like taxes).

            Section 6.8. Insurance. As soon as is practicable and in any event
                         ---------
within 90 days after the end of each Fiscal Year, the Borrowers will furnish the Administrative Agent (in sufficient copies for each of the Lenders) with (a) a report in form and substance reasonably satisfactory to the Administrative Agent and the Lenders outlining all material insurance coverage maintained as of the date of such report by Terra Industries and its Material Subsidiaries and the duration of such coverage and (b) an insurance broker's statement that all premiums then due and payable with respect to such coverage have been paid.

            Section 6.9. ERISA Matters. The Borrowers shall furnish the
                         -------------
Administrative Agent (with sufficient copies for each of the Lenders):

            (a) promptly and in any event within 30 days after a Responsible Officer of Terra Industries, any of its Material Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred;

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            (b) promptly and in any event within 10 days after a Responsible
Officer of Terra Industries, any of its Material Subsidiaries or any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a written statement of a Responsible Officer of Terra Industries describing such ERISA Event or waiver request and the action, if any, which Terra Industries, its Subsidiaries and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto;

            (c) simultaneously with the date that Terra Industries, any of its Material Subsidiaries or any ERISA Affiliate files a notice of intent to terminate any Title IV Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, a copy of each notice.

            Section 6.10. Environmental Matters. The Borrowers shall provide the
                          ---------------------
Administrative Agent promptly and in any event within 10 days of a Responsible Officer of Terra Industries or any Subsidiary learning of any of the following, written notice of any of the following:

            (a) that any Loan Party is or may be liable to any Person as a result of a Release or threatened Release which could reasonably be expected to subject such Loan Party to Environmental Liabilities and Costs of $1,000,000 or more;

            (b) the receipt by any Loan Party of notification that any real or personal property of such Loan Party is subject to any Environmental Lien;

            (c) the receipt by any Loan Party of any notice of violation of or potential liability under, or knowledge by such Loan Party that there exists a condition which could reasonably be expected to result in a violation of or liability under any Environmental Law, except for violations and liabilities the consequence of which in the aggregate would have no reasonable likelihood of subjecting the Loan Parties collectively to Environmental Liabilities and Costs of $1,000,000 or more;

            (d) the commencement of any judicial or administrative proceeding or investigation alleging a violation of or liability under any Environmental Law, which in the aggregate, if adversely determined, would have a reasonable likelihood of subjecting the Loan Parties collectively to Environmental Liabilities and Costs of $1,000,000 or more;

            (e) any proposed acquisition of stock, assets or real estate, or any proposed leasing of property, or any other action by any Loan Party or any of its Subsidiaries the consequences of which in the aggregate have a reasonable likelihood of subjecting the Loan Parties collectively to Environmental Liabilities and Costs of $1,000,000 or more;

            (f) any proposed action by any Loan Party or any of its Subsidiaries or any proposed change in Environmental Laws which in the aggregate have a reasonable likelihood of requiring the Loan Parties to obtain additional environmental, health or safety Permits or make additional capital improvements to obtain compliance with Environmental Laws that in each case in the aggregate would cost $1,000,000 or more or subject the Loan Parties to additional Environmental Liabilities and Costs of $1,000,000 or more; and

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          (g) upon written request by the Administrative Agent or by any Lender through the Administrative Agent, following (i) the acquisition by a Loan Party or its Subsidiary of a fee interest in any Real Property, (ii) the occurrence of a Default or Event of Default pursuant to Section 7.10 or (iii) the occurrence (or the reasonable belief by the Administrative Agent, following consultation with the Borrowers, of the occurrence) of any of the matters to be notified by the Borrowers under this Section 6.10, a report prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent providing, as appropriate in the circumstances, an assessment of the status of any Environmental Liabilities and Costs and other environmental, health or safety compliance, hazard or liability issue arising in relation thereto, which assessment shall be reasonable in scope in light of the circumstances, perceived risks and the facts known at the time. Without limiting the foregoing, if the Administrative Agent determines at any time that a material risk exists that any such report will not be provided within a reasonable time following such request the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrowers.

          Section 6.11. Borrowing Base Determination.
                        ----------------------------

          (a) The Borrowers shall furnish to the Administrative Agent no later than Wednesday of each week or more frequently as may be requested by the Administrative Agent, a Borrowing Base Certificate for each Borrower as of the immediately preceding Friday (or the relevant third preceding Business Day if requested more frequently) executed by a Responsible Officer of each Borrower together with reasonably detailed supporting information and documentation acceptable to the Administrative Agent. The Administrative Agent shall make reasonable efforts to furnish to the Lenders a copy of each Borrowing Base Certificate following receipt thereof from the Borrowers; provided, however, that failure to furnish such a copy will not give rise to a claim or remedy by the Lenders against the Administrative Agent.

          (b) Each Borrower shall conduct, or shall cause to be conducted, at its expense, and upon request of the Administrative Agent, and present to the Administrative Agent for approval, such appraisals, investigations and reviews as the Administrative Agent shall reasonably request for the purpose of determining each Borrowing Base, all upon notice and at such times during normal business hours and as often as may be reasonably requested. Each Borrower shall furnish to the Administrative Agent any information which the Administrative Agent may reasonably request regarding the determination and calculation of its Borrowing Base including correct and complete copies of any invoices, underlying agreements, instruments or other documents and the identity of all Account Debtors in respect of Accounts referred to therein.

          (c) The Borrowers shall notify the Administrative Agent in writing promptly upon any Borrower receiving or otherwise gaining knowledge that the Revolving Credit Outstandings in respect of such Borrower would result in a Borrowing Base Deficiency.

          (d) The Administrative Agent may, at the Borrowers' sole cost and expense, make test verifications of the Accounts and physical verifications of the Inventory in any manner and through any medium that the Administrative Agent considers advisable, and the Borrowers shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection therewith.

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          Section 6.12. Other Information. The Borrowers will provide the
                        -----------------
Administrative Agent or any Lender with such other information respecting the business, properties, condition, financial or otherwise, or operations of Terra Industries or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

          Section 6.13. Material Documents. The Borrowers will provide to the
                        ------------------
Administrative Agent on or before the date of execution, or amendment, waiver or consent (which amendment, waiver or consent shall comply with Section 8.11) in respect of each Material Document, notification thereof together with a certified copy of such Material Document or amendment, waiver or consent as applicable.

          Section 6.14. Foreign Benefit Plans. The Borrower shall provide to the
                        ---------------------
Administrative Agent (with sufficient copies for each Lender) copies of each material report (including applicable schedules) with respect to each Foreign Plan or any trust created thereunder as the Administrative Agent (or any Lender, through the Administrative Agent) may reasonably request.

                                  ARTICLE VII

                              Affirmative Covenants

          As long as any of the Obligations (in respect of Revolving Credit Outstandings, interest or fees thereon and expenses related thereto) or the Revolving Credit Commitments remain outstanding, unless the Requisite Lenders (except as provided in Section 11.1) otherwise consent in writing, each Borrower agrees with the Lenders and the Administrative Agent that:

          Section 7.1. Preservation of Corporate Existence, Etc. Each of Terra
                       ----------------------------------------
Industries and the Borrowers shall, and shall cause each of its Subsidiaries to, preserve and maintain its corporate or partnership existence, rights (charter and statutory) and franchises, except (i) as permitted by Sections 8.3 and 8.4 and (ii) the abandonment of such rights and franchises which are no longer necessary or desirable to the conduct of the business of Terra Industries or its Subsidiaries and which abandonment would not have a Material Adverse Effect.

          Section 7.2. Compliance with Laws, Etc. Each of Terra Industries and
                       -------------------------
the Borrowers shall, and shall cause each of its Subsidiaries to, comply with all applicable Requirements of Law, Contractual Obligations and Permits (and maintain in full force and effect all contracts constituting such Contractual Obligations and such Permits), except where the failure so to comply would not in the aggregate have a Material Adverse Effect.

          Section 7.3. Conduct of Business. Each of Terra Industries and the
                       -------------------
Borrowers shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the ordinary course and substantially in accordance with past practice and (b) use its reasonable efforts, in the ordinary course and substantially in accordance with past practice, to preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with the Borrower or any of its Subsidiaries, except in each case where the failure to comply with the covenants in each of clauses (a) and
(b) above would not in the aggregate have a Material Adverse Effect.

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          Section 7.4. Payment of Taxes, Etc. Each of Terra Industries and the
                       ---------------------
Borrowers shall, and shall cause each of its Material Subsidiaries to, pay and discharge before the same shall become delinquent, all material lawful governmental claims, taxes, assessments, charges and levies, except where contested in good faith, by proper proceedings and adequate reserves therefor have been established on the books of such Loan Party or the appropriate Subsidiary in conformity with GAAP.

          Section 7.5. Maintenance of Insurance. Each of Terra Industries and
                       ------------------------
the Borrowers shall (i) maintain, and cause to be maintained for each other Loan Party and each of its Material Subsidiaries insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which Terra Industries, such Borrower or such Subsidiary operates, and such other insurance as may be reasonably requested by the Requisite Lenders and the Administrative Agent (as a result of any report delivered pursuant to Section 6.8 or the Lenders or Administrative Agent becoming aware of any fact or circumstances following the Initial Closing Date which would indicate that it would be prudent and consistent with industry practice for such additional insurance to be obtained), and, in any event, all insurance required by any Collateral Documents and (ii) cause all such insurance to name the Administrative Agent on behalf of the Secured Parties as additional insured or loss payee, as appropriate as set forth in Section 3.1(a)(xix), and to provide that no cancellation, material addition in amount or material change in coverage shall be effective until after 30 days' written notice thereof to the Administrative Agent.

          Section 7.6. Access. Each of Terra Industries and the Borrowers shall
                       ------
from time to time, permit, and shall cause each of its Subsidiaries to permit, the Administrative Agent and the Lenders, or any agents or representatives thereof, within one Business Day after written notification of the same (except that during the continuance of an Event of Default, no such notice shall be required) to (a) examine and make copies of and abstracts from the records and books of account of such Loan Party and each of its Subsidiaries, (b) visit the properties of such Loan Party and each of its Subsidiaries, (c) discuss the affairs, finances and accounts of such Loan Party and each of its Subsidiaries with any of their respective officers or directors, and (d) communicate directly with the Borrowers' independent certified public accountants; provided, however, that the Borrowers may participate in such communication unless a Default or Event of Default has occurred and is continuing). Each of Terra Industries and the Borrowers shall authorize their independent certified public accountants to disclose to the Administrative Agent or any Lender any and all financial statements and other information of any kind, as the Administrative Agent or any Lender reasonably requests from the Borrower, any other Loan Party or any of its Subsidiaries and which such accountants may have with respect to the business, financial condition, results of operations or other affairs of such Loan Party or any of its Subsidiaries.

          Section 7.7. Keeping of Books. Each of Terra Industries and the
                       ----------------
Borrowers shall, and shall cause each other Loan Party and each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made in conformity with GAAP of all financial transactions and the assets and business of Terra Industries, the Borrowers and each such Subsidiary.

          Section 7.8. Maintenance of Properties, Etc. Each of Terra Industries
                       ------------------------------
and the Borrowers shall, and shall cause each of its Subsidiaries to, maintain and preserve, (a) all of

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its properties which are necessary in the conduct of its business in such working order and condition to the extent necessary for the effective and orderly conduct of the business, operations and activities of Terra Industries and its Subsidiaries in all material respects (but in any event to a standard not lower than that generally maintained by Terra Industries and its Subsidiaries during the two year period preceding the date hereof), (b) all rights, permits, licenses, approvals and privileges (including all Permits) which are used or necessary in the conduct of its business, and (c) all registered patents, trademarks, trade names, copyrights and service marks with respect to its business; except where the failure to so maintain and preserve in the aggregate would have no Material Adverse Effect.

          Section 7.9. Application of Proceeds. The Borrowers shall use the
                       -----------------------
entire amount of the proceeds of the Loans as provided in Section 4.13.

          Section 7.10. Environmental. Each of Terra Industries and the
                        -------------
Borrowers shall, and shall cause each of its Subsidiaries to comply in all material respects with Environmental Laws and, without limiting the foregoing, each of Terra Industries and the Borrowers shall, at their sole cost and expense, upon receipt of a notification or otherwise obtaining knowledge of any Release or other event that has a reasonable likelihood of Terra Industries and its Subsidiaries incurring Environmental Liabilities and Costs in excess of $1,000,000, (i) conduct or pay for consultants to conduct, tests or assessments of environmental conditions at such operations or properties, including the investigation and testing of subsurface conditions and (ii) take such Remedial Action as required by Environmental Laws or as any Governmental Authority lawfully requires or as is appropriate and consistent with good business practice to address the Release or event; provided, however, that Terra Industries and the Borrowers shall not be deemed to be in violation of this
Section 7.10 where a failure to comply with any provision hereof would not reasonably be expected to result in Terra Industries and its Subsidiaries incurring Environmental Liabilities and Costs in excess of $1,000,000.

          Section 7.11. Additional Collateral and Guaranties; Further
                        ---------------------------------------------
Assurances.
----------

          (a) To the extent not delivered to the Administrative Agent on or before the Effective Date or to the extent the delivery thereof would be covered by clause (b) below, each of Terra Industries and the Borrowers agree promptly to, or ensure that each of its Material Subsidiaries shall promptly (or, to the extent legally restricted from doing so at the date hereof, promptly following the removal of such restriction), (i) execute and deliver to the Administrative Agent such further, and such amendments to the, Collateral Documents as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Stock and Stock Equivalents and other debt Securities of any Material Subsidiary which are owned by Terra Industries or any of its Subsidiaries and requested to be pledged by the Administrative Agent; provided, however, (A) that such Stock, Stock Equivalents or other debt Securities shall not include assets constituting Senior Secured Note Collateral and (B) in no event shall any Loan Party or any of its Subsidiaries be required to pledge in excess of 65% of the outstanding Stock of any first tier Material Subsidiary that is not a Domestic Subsidiary or any of the outstanding stock of any Subsidiary of such first tier Subsidiary (except to the extent that such pledge is to secure the Obligations of Terra UK or the obligations under any Guaranty of such Obligations), or (ii) deliver to the Administrative Agent the certificates (if any) representing such Stock and Stock Equivalents and other debt Securities, together with (A) in the case of such certificated Stock and Stock Equivalents, undated stock powers endorsed in blank, and (B) in the case of such

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certificated debt Securities, endorsed in blank, in each case executed and delivered by a Responsible Officer of the Borrower or such Subsidiary, as the case may be, (iii) cause such new Material Subsidiary (A) to become a party to a Guaranty and the applicable Collateral Documents and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Secured Parties a perfected security interest in the Collateral described in the Collateral Documents with respect to such new Material Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Collateral Documents or by law or as may be reasonably requested by the Administrative Agent and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Agent; provided, however, that such new Material Subsidiary, if not a Domestic Subsidiary, shall only be required to guarantee and secure the Obligations of Terra UK.

          (b) Promptly upon TNCLP becoming, directly or indirectly, a wholly-owned Subsidiary of Terra Industries through the acquisition of Common Units, TNCLP and its Subsidiaries shall execute and deliver to the Administrative Agent (i) a pledge of the equity interests of TNCLP pledged as security for Terra Capital's obligations under the Senior Secured Notes (upon the release of its Lien thereon by the Senior Secured Note Trustee pursuant to the terms of the Senior Secured Note Intercreditor Agreement) and (ii) such additional documents as the Administrative Agent may reasonably request to ensure that any Guaranty and Collateral provided by TNCLP or its Subsidiaries in respect of the Obligations of TNLP shall extend to guaranty and secure all the Obligations.

          (c) Terra Industries and its Subsidiaries shall ensure that with respect to the Ammonium Nitrate Hedging Agreement, any gas Hedging Contract and any other Hedging Contract nominated by the Administrative Agent, all payments to Terra Industries or its Subsidiaries thereunder by the applicable counterparty thereto shall be made directly to a Cash Collateral Account or Approved Deposit Account (approved for such purpose by the Administrative Agent) and an irrevocable instruction (in form and substance satisfactory to the Administrative Agent) shall have been given by Terra Industries or its relevant Subsidiary to such counterparty to make payments thereunder to such Cash Collateral Account or Approved Deposit Account.

          (d) Promptly upon the reasonable request by the Administrative Agent, each of Terra Industries and the Borrowers shall, and shall ensure that each of its Subsidiaries shall, take such action as the Administrative Agent may request (including the execution, amendment, delivery, filing and registration of any Loan Document or other document, certificate, agreement or instrument) in order to correct any material defect or error which may be discovered which impairs, or may fail to provide, the intended legality, effectiveness, accuracy, perfection or priority of any Loan Document.

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          Section 7.12. Cash Collateral Accounts and Cash Management System. As
                        ---------------------------------------------------
soon as reasonably practicable and in any event (i) in the case of Terra Capital, TNLP and Terra Canada, not later than 30 days following the Effective Date and (ii) in the case of Terra UK, not later than 10 Business Days following the Effective Date (except that, in respect of Terra UK's bank account with Barclays, if Terra UK notifies Barclays promptly following the Effective Date of the need to enter into a Deposit Account Control Agreement and Barclays refuses to execute such Deposit Account Control Agreement, such period may exceed 10 Business Days in the Administrative Agent's sole reasonable discretion in order to allow Terra UK to transfer such banking arrangements to a Deposit Account Bank (as defined in the Pledge and Security Agreement)), Terra Industries and each Borrower shall ensure that the following accounts and cash management systems shall be implemented and maintained:

          (a) Terra Capital, TNLP, Terra UK and Terra Canada shall maintain Cash Collateral Accounts and Approved Deposit Accounts and Terra Capital shall maintain the US Concentration Account as set forth on Schedule 7.12 or as may otherwise be approved by the Administrative Agent.

          (b) The Administrative Agent shall (subject as provided below) have a perfected first priority lien on the Cash Collateral Accounts and the US Concentration Account. As long as any of the Obligations or any of the Revolving Credit Commitments remain outstanding, no Loan Party nor any Person or entity claiming by, through or under any Loan Party shall have any control over the use of, or any right to effect a withdrawal from, any Cash Collateral Account or the US Concentration Account; provided, however, that at such times as an Account Triggering Event shall not have occurred and be continuing in respect of any Loan Party, each of Terra UK and Terra Canada may by written notice instruct the Administrative Agent to make payments from its Cash Collateral Account to its Disbursement Account subject to and in accordance with the provisions of clauses
(d)(ii) and (iii) below. All amounts in the Cash Collateral Accounts of Terra Capital, TNLP and (for Dollar denominated receivables) Terra Canada shall be applied by the Administrative Agent as specified in clause(d)(i) below.

          (c) Each Borrower and Terra Canada shall instruct its Account Debtors in respect of the Collateral to mail their remittances to a Lockbox and such Loan Party shall take all steps necessary or desirable, in the Administrative Agent's sole discretion, to cause such Account Debtors to mail their remittances to such Lockbox. Each Borrower and Terra Canada shall mail to its Lockbox any remittances from such Account Debtors received directly by it as soon as possible (but in any event no later than the Business Day immediately following receipt).

          (d) Notwithstanding Section 11.1(a)(ix), each Borrower shall, and shall cause Terra Canada to, maintain a cash management system acceptable to the Administrative Agent including one or more Lockboxes as follows:

              (i) In the case of Terra Capital and TNLP, such cash management system shall provide for (A) all funds received by each such Borrower (other than funds constituting Senior Secured Note Collateral) to be deposited in a Lockbox or Approved Deposit Account covered by a Deposit Account Control Agreement, (B) daily deposit of remittances received in the Lockbox to the Approved Deposit Account, (C) daily sweeping of the funds in the Approved Deposit Account to the US Concentration Account and (D) upon receipt of notice from Terra Capital (as provided in the following sentence), allocation and transfer of such amounts in the US Concentration Account to

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     the appropriate Cash Collateral Account of Terra Capital, TNLP or, if
     applicable (but subject to the last sentence of clause (d)(ii) below), the Disbursement Account of Terra Canada. Terra Capital shall notify the Administrative Agent within two Business Days of the deposit of any proceeds of Collateral in the US Concentration Account which portion of such proceeds is owned by Terra Capital, TNLP or, if applicable, Terra Canada. All funds on deposit in the Cash Collateral Accounts in respect of Terra Capital and TNLP shall be applied in the manner specified in Section 2.9(e) and in respect of Terra Canada shall be applied as specified in clause (d)(ii)below.

          (ii) In the case of Terra Canada, such cash management system shall provide for (A) all funds received by it (other than funds constituting Senior Secured Note Collateral) to be deposited in a Lockbox or Approved Deposit Account covered by a Deposit Account Control Agreement located in New York (in respect of US Dollar denominated account receivables) and in Sarnia, Ontario (in respect of all other account receivables), (B) daily deposit of remittances received in each Lockbox to each corresponding Approved Deposit Account, (C) daily sweeping of the funds in the New York Approved Deposit Account to the US Concentration Account and (D) upon receipt of notice from Terra Capital (as provided in clause (d)(i) above, but subject to the last sentence of this clause (d)(ii)), allocation and transfer of such amounts owned by Terra Canada in the US Concentration Account to a Disbursement Account of Terra Canada or as Terra Canada may otherwise instruct the Administrative Agent. Terra Canada shall notify the Administrative Agent within two Business Days of the deposit of any proceeds of Collateral in either of the Approved Deposit Accounts. As long as no Account Triggering Event in respect of Terra Canada has occurred and is continuing, all funds on deposit in the Lockbox or in the Approved Deposit Account of Terra Canada or in the US Concentration Account (to the extent owned by it) shall, upon written notice from Terra Canada to the Administrative Agent, be transferred to a Disbursement Account of Terra Canada or as Terra Canada may otherwise direct. Upon and during the continuance of an Account Triggering Event in respect of Terra Canada, no amount in the Lockbox or Approved Deposit Account of Terra Canada or in the US Concentration Account (to the extent owned by it) may be withdrawn therefrom without the approval of the Administrative Agent.

          (iii) In the case of Terra UK, such cash management system shall provide for (A) all funds received by it (other than funds constituting Senior Secured Note Collateral) to be deposited in a Lockbox or Approved Deposit Account covered by a Deposit Account Control Agreement located in London and (B) daily deposit of remittances received in each Lockbox to each corresponding Approved Deposit Account. Terra UK shall notify the Administrative Agent within two Business Days of the deposit of any proceeds of Collateral in a Lockbox or in an Approved Deposit Account. All or any funds on deposit in an Approved Deposit Account of Terra UK will (in accordance with the request of Terra UK if no Account Triggering Event in respect of Terra UK has occurred and is continuing or otherwise at the discretion of the Administrative Agent), be either: (X) applied in the manner specified in Section 2.9(e); (Y) retained in the Approved Deposit Account or (Z) if the Administrative Agent consents (such consent not to be unreasonably withheld) following a written request of Terra UK to the Administrative Agent, be transferred to a Disbursement Account of Terra UK. Upon and during the continuance of an Account Triggering Event in respect of Terra UK, no amount may be withdrawn from Terra UK's Approved Deposit Account without the

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     approval of the Administrative Agent and all funds on deposit therein shall be applied in the manner specified in Section 2.9(e).

          (e) Each Borrower and Terra Canada shall, not later than the Effective Date (or such later date as shall be acceptable to the Administrative Agent in its sole discretion), deliver to the Administrative Agent the Deposit Account Control Agreements, covering such accounts (other than accounts constituting Senior Secured Note Collateral) as the Administrative Agent shall direct, each duly executed by each party thereto.

          (f) Any Loan Party may deposit any cash and Cash Equivalents held by it, which are not required to be applied in any other manner under the Loan Documents or the Senior Secured Note Documents, into such collateral account as may be approved by the Administrative Agent for the purpose of including such cash or Cash Equivalents in the calculation of a Borrowing Base. The Administrative Agent shall have a perfected first priority lien over any such account and (notwithstanding Section 11.1(a)(ix)) any cash or Cash Equivalents deposited in such account for such purpose may not subsequently be withdrawn by a Loan Party without the approval of the Administrative Agent.

          (g) The Administrative Agent may convert into Dollars any amount not denominated in Dollars which is deposited in any Cash Collateral Account or which is otherwise received by it from or for the account of any Loan Party (which pursuant to the Loan Documents is to be applied to the payment of the Obligations) and each Borrower hereby agrees to indemnify the Administrative Agent and each other Indemnitee (as defined in Section 11.4(a)) from and against any loss, liability, cost or expense incurred by it in connection with such conversion and any Indemnitee entering into any currency exchange contract in the ordinary course of business for such purpose.

          (h) None of Terra Industries or its Subsidiaries shall, following and during the continuance of an Account Triggering Event, a Default or Event of Default, maintain cash or Cash Equivalents (other than in respect of those funds referred to in Section 8.3(j)) in aggregate in excess of $3,000,000 outside of those accounts which are Approved Deposit Accounts, the US Concentration Account, Cash Collateral Accounts or accounts in which funds constituting Senior Secured Note Collateral are deposited or maintained including, without limitation, the Collateral Account (as defined in the Senior Secured Note Indenture).

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          Section 7.13. Real Estate. Each Borrower shall, and shall cause each
                        -----------
other Loan Party and each of its Subsidiaries to, use all commercially reasonable efforts to, (i) comply in all material respects with all of their respective obligations under all of their respective Leases now or hereafter held respectively by them with respect to Real Property (other than Non-Material Real Property), including the Leases set forth in Schedule 4.19; (ii) not modify, amend, cancel, extend or otherwise change in any materially adverse manner any of the terms, covenants or conditions of any such Leases; (iii) not assign or sublet any other Lease if such assignment or sublet would have a Material Adverse Effect; (iv) provide the Administrative Agent with a copy of each notice of default under any Lease received by such Loan Party or any of its Subsidiaries immediately upon receipt thereof and deliver to the Administrative Agent a copy of each notice of default sent by such Loan Party or any of its Subsidiaries under any Lease simultaneously with its delivery of such notice under such Lease; and (v) notify the Administrative Agent at least 14 days prior to the date the Borrower or any Subsidiary takes possession of, or becomes liable under, any new leased premises or Lease, whichever is earlier.

          Section 7.14. Hedging Contracts. Terra Industries and its Subsidiaries
                        -----------------
shall at all times maintain on terms and with counterparties reasonably satisfactory to the Administrative Agent natural gas Hedging Contracts in accordance with the hedging policy regarding natural gas which has been and will continue to be adopted by the Board of Directors of Terra Industries and as in effect from time to time, to provide protection to Terra Industries and its Subsidiaries against fluctuations in natural gas prices.

                                  ARTICLE VIII

                               Negative Covenants

          As long as any of the Obligations (in respect of Revolving Credit Outstandings, interest or fees thereon and expenses related thereto) or the Revolving Credit Commitments remain outstanding, without the written consent of (except as provided in Section 11.1) the Requisite Lenders, Terra Industries and each Borrower agree with the Lenders and the Administrative Agent that:

          Section 8.1. Indebtedness. Terra Industries will not, and will not
                       ------------
permit any of its Subsidiaries to, directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except:

          (a) the Obligations (but excluding Obligations in respect of Interest Rate Contracts unless otherwise permitted in clause (g) below);

          (b) Indebtedness existing on the date of this Agreement and disclosed on Schedule 8.1; provided, however, that no Indebtedness in respect of Senior Notes (2003) shall be outstanding following the end of the Redemption Notice Period;

          (c) Capital Lease Obligations and purchase money Indebtedness incurred by Terra Industries or its Subsidiaries to finance the acquisition of Real Property or Equipment in an aggregate outstanding principal amount not to exceed $10,000,000 at any time; provided, however, that the Capital Expenditure related thereto is otherwise permitted by Section 5.2;

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          (d) Renewals, extensions, refinancings and refundings of Indebtedness permitted by clause (b) or (c) of this Section 8.1; provided, however, that any such renewal extension, refinancing or refunding is in an aggregate principal amount not greater than the principal amount of, and is on terms no less favorable to Terra Industries or such Subsidiary, including as to weighted average maturity, than the Indebtedness being renewed, extended, refinanced or refunded;

          (e) Intercompany Indebtedness which is a permitted Investment under
Section 8.3(e).

          (f) Indebtedness arising under any performance or surety bond entered into in the ordinary course of business;

          (g) Obligations under Hedging Contracts required by Section 7.14 or as permitted by Section 8.17;

          (h) unsecured Indebtedness not otherwise permitted under this Section
8.1 in an aggregate outstanding principal amount not to exceed $5,000,000 at any time;

          (i) Indebtedness secured by Liens permitted under Section 8.2(h);

          (j) Guarantees by Terra UK of Terra UK Customer Debt; provided that:

              (i) the aggregate principal amount of such Debt so guaranteed by Terra UK with respect to any customer at any time shall not exceed 50% of the aggregate principal amount of the Terra UK Customer Debt of such customer outstanding at such time; and

              (ii) the aggregate principal amount of Terra UK Customer Debt guaranteed by Terra UK at any time during any Fiscal Year shall not exceed
     (x) (pound)15,000,000 minus (y) the aggregate amount of payments made by Terra UK under all such guarantees during such Fiscal Year;

          (k) any other Intercompany Indebtedness; and

          (l) Indebtedness in respect of the Senior Secured Notes; provided, however, that the aggregate principal amount of such Indebtedness shall not exceed at any time $275,000,000.

          Section 8.2. Liens, Etc. Terra Industries will not, and will not
                       ----------
permit any of its Subsidiaries to, create or suffer to exist, any Lien upon or with respect to any of its properties or assets, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, except for:

          (a) Liens created pursuant to the Loan Documents;

          (b) Liens existing on the date of this Agreement and disclosed on
Schedule 8.2 or expressly permitted by Section 8.3(e) or constituting cash collateral for a letter of credit issued by Bank of America N.A. (formerly Nationsbank, N.A.), as set forth on Schedule 8.1

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

(the terms and amount of such cash collateral to be reasonably satisfactory to the Requisite Lenders);

          (c) Customary Permitted Liens of the Borrower and its Subsidiaries;

          (d) purchase money Liens granted by the Borrower or any Subsidiary of the Borrower (including the interest of a lessor under a Capital Lease and Liens to which any property is subject at the time of the Borrower's or such Subsidiary's acquisition thereof) securing Indebtedness permitted under Section 8.1(c) and limited in each case to the property purchased with the proceeds of such purchase money Indebtedness or subject to such Capital Lease;

          (e) any Lien securing the renewal, extension, refinancing or refunding of any Indebtedness secured by any Lien permitted by clause (d) of this Section
8.2 without any change in the assets subject to such Lien;

          (f) Liens in favor of lessors, sublessors or licensors under any lease or license otherwise permitted by this Agreement;

          (g) Liens not otherwise permitted by the foregoing clauses of this
Section 8.2 securing obligations or other liabilities of any Loan Party; provided, however, that the aggregate outstanding amount of such obligations and liabilities secured by such Liens shall not exceed $1,000,000 at any time;

          (h) Liens which are licenses and sub-licenses granted to Persons that are not Affiliates of Terra Industries or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the business and operations of Terra Industries or any of its Subsidiaries;

          (i) Liens on property of any of Terra Industries and its Subsidiaries (other than (i) property subject to Liens under the Collateral Documents and (ii) Liens securing Indebtedness of Terra Industries or its Subsidiaries) in favor of Terra Industries or any of its Subsidiaries to secure Intercompany Indebtedness owing to Terra Industries or any of its Subsidiaries; and

          (j) Liens on the Senior Secured Note Collateral and the Shared Collateral as security for Terra Industries' and its Subsidiaries' obligations in respect of the Senior Secured Notes.

          Section 8.3. Investments. Terra Industries will not, and will not
                       -----------
permit any of its Subsidiaries to, directly or indirectly make or maintain any Investment except:

          (a) Investments existing on the date of this Agreement and disclosed on Schedule 8.3;

          (b) Investments in cash and Cash Equivalents, including those held in bank accounts (but subject to Section 7.12(h)), and which (i) in respect of Terra Industries and Terra Capital Holdings shall not together exceed in aggregate $1,000,000 at any time (provided, however, for as long as no Event of Default has occurred and is continuing, such amount shall be

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

increased (but for a period of not more than three consecutive Business Days) to the extent necessary to permit those Restricted Payments to be made that are due and payable and are permitted to be made under Section 8.5(b)) and (ii) which (at any time while Intercompany Indebtedness is outstanding which is owing to Terra Industries or any of its Domestic Subsidiaries by any Subsidiary of Terra Industries that is not a Domestic Subsidiary) shall not be held outside of the United States in an aggregate amount which is in excess of $20,000,000 for more than 5 consecutive Business Days;

          (c) Investments in Accounts, contract rights and Chattel Paper, notes receivable and similar items arising or acquired in the ordinary course of business substantially in accordance with the past practice of Terra Industries and its Subsidiaries;

          (d) Investments received in settlement of amounts due to Terra Industries or any of its Subsidiaries effected in the ordinary course of business;

          (e) Investments in Intercompany Indebtedness (i) owing by or to Terra Capital or any of the Terra Capital Guarantors (which are wholly-owned Subsidiaries of Terra Capital) to or from Terra Capital or any of the Terra Capital Guarantors (which are wholly-owned Subsidiaries of Terra Capital), (ii) owing by or to Terra Capital to or from TNLP (provided that, (A) if such Intercompany Indebtedness (other than the TNLP Debt up to the principal amount thereof outstanding on the Effective Date and any such Intercompany Indebtedness constituting Senior Secured Note Collateral) is owing by TNLP to Terra Capital, such Indebtedness is evidenced by an intercompany promissory note payable to the order of Terra Capital on terms satisfactory to the Administrative Agent, which note shall constitute Shared Collateral and (B) no such Intercompany Indebtedness shall be permitted for the purpose of TNLP or TNCLP making Restricted Payments), (iii) owing by Terra Capital to Terra UK, or by Terra UK to Terra Capital which is incurred in the ordinary course of business (provided that, if such Intercompany Indebtedness (other than the Terra UK Debt up to the principal amount thereof outstanding on the Effective Date and any such Intercompany Indebtedness constituting Senior Secured Note Collateral) is owing by Terra UK to Terra Capital, such Indebtedness is evidenced by an intercompany promissory note payable to the order of Terra Capital on terms satisfactory to the Administrative Agent, which note shall constitute Shared Collateral), (iv) owing by Terra Capital to Terra Canada, or by Terra Canada to Terra Capital which is incurred in the ordinary course of business (provided that, if such Intercompany Indebtedness (other than the Terra Canada Debt up to the principal amount thereof outstanding on the Effective Date) is owing by Terra Canada to Terra Capital, such Indebtedness is evidenced by an intercompany promissory note payable to the order of Terra Capital on terms satisfactory to the Administrative Agent, which note shall constitute Shared Collateral), or (v) owing by or to Terra UK to or from Terra Canada;

          (f) loans or advances to employees of any Borrower or any of its Subsidiaries in the ordinary course of business (other than for the purposes of acquiring Stock), which loans and advances shall not exceed the aggregate outstanding principal amount of $500,000 at any time;

          (g) Investments (other than Intercompany Indebtedness and Indebtedness which is referred to in clause (f) above) not otherwise permitted hereby in an aggregate outstanding amount not to exceed $1,000,000 at any time;

          (h) Investments by Terra Capital and TNCLP in Common Units purchased, in each case, after the Effective Date; provided, however, Terra Capital may make open market

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

purchases of the Common Units not owned directly or indirectly by it and TNCLP may make such purchases or calls of the Common Units (each a "Common Unit Purchase") if, after giving effect to each Common Unit Purchase, the following conditions are satisfied:

               (i) the aggregate amount of such purchases, together with the aggregate amount of Senior Note (2005) Purchases, (A) made during any Repurchase Period does not exceed the Maximum Repurchase Amount applicable to such period or (B) made during any calendar year does not exceed $75,000,000;

               (ii) the aggregate Available Credit of the Borrowers on the date of each Common Unit Purchase, after giving effect to the Common Unit Purchase (or any purchase of Senior Notes (2005)) to be made on such date, shall be at least $125,000,000 with respect to any such purchase;

               (iii) Terra Industries has, as of the last day of the most recent Fiscal Quarter or Fiscal Year for which Financial Statements have been delivered to the Administrative Agent pursuant to Section 6.1(b)or
          (c), Cash Flow for the four Fiscal Quarters ending on such day of at least $125,000,000;

               (iv) no Default or Event of Default shall have occurred and be continuing, both before and after giving effect to the making of any Common Unit Purchase;

               (v) both before and after the making of any Common Unit Purchase, the representations and warranties set forth in Article IV and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Common Unit Purchase with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date;

               (vi) in the case of any Common Unit Purchase made by TNCLP, such Common Unit Purchases shall have been made pursuant to the terms of
          Article XVII of the Agreement of Limited Partnership of TNCLP dated as of December 4, 1991;

               (vii) Terra Capital or TNCLP, as the case may be, shall have delivered to the Administrative Agent a certificate executed by an officer of Terra Capital or TNCLP, as the case may be, certifying that the foregoing conditions have been met with respect to such Common Unit Purchase within three Business Days following the making of such purchase.

          (i) Investments which are permitted Indebtedness under Sections 8.1(a), (b), (c), (d), (f), (g), (h), (i) or (j);

          (j) Investments to match employee-directed funds under the Deferred Supplemental Savings Plan;

          (k) Equity Investments by (i) Terra Industries or any of its wholly-owned Domestic Subsidiaries in any of its respective (directly) wholly-owned Domestic Subsidiaries

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

which is a Terra Capital Guarantor, (ii) by TNCLP or any of its wholly-owned Domestic Subsidiaries in any of its respective (directly) wholly-owned Domestic Subsidiaries which is a Borrower or Guarantor in respect of the Obligations of TNLP, (iii) by Terra Canada or any of its wholly-owned Subsidiaries (which is incorporated in Canada) in any of its respective (directly) wholly-owned Subsidiaries (which is incorporated in Canada) which is a Guarantor in respect of the Obligations of Terra Canada or (iv) by Terra UK or any of its wholly-owned Subsidiaries (which is incorporated in England and Wales) in any of its respective (directly) wholly-owned Subsidiaries (which is incorporated in England and Wales) which is a Guarantor in respect of the Obligations of Terra UK;

          (l) Investments by Terra Industries or its Subsidiaries in any joint venture with any Person which (i) are cash Investments (to the extent permitted under Section 5.2) and (ii) are not cash Investments (to the extent permitted under Section 8.4(f));

          (m) Investments by Terra Industries and its Subsidiaries in Terra Industries or any of its Subsidiaries; and

          (n) Investments in Senior Notes (2003) and Senior Notes (2005) purchased by Terra Capital pursuant to Section 8.12; provided, however, that no Investments in respect of Senior Notes (2003) shall be outstanding following the end of the Redemption Notice Period.

          Section 8.4. Sale of Assets. Terra Industries will not, and will not
                       --------------
permit any of its Subsidiaries to, sell, convey, transfer, lease or otherwise dispose of, any of its assets or any interest therein (including the sale or factoring at maturity or collection of any accounts) to any Person, or permit or suffer any other Person to acquire any interest in any of its assets or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Stock or Stock Equivalent (any such disposition being an "Asset Sale"), except:

          (a) the sale or disposition in the ordinary course of business of Inventory, Cash Equivalents and precious metals recovered from spent catalysts;

          (b) the sale or disposition of Equipment which has become obsolete or is replaced in the ordinary course of business; provided, however, that the aggregate Fair Market Value of all such Equipment disposed of in any Fiscal Year shall not exceed $10,000,000;

          (c) the lease or sublease of Real Property or personal property which does not constitute a sale and leaseback;

          (d) assignments and licenses of intellectual property of the Borrower and its Subsidiaries in the ordinary course of business;

          (e) any sale or disposition of Inventory or Equipment (i) among Terra Capital and any wholly-owned Domestic Subsidiary of Terra Capital which is a Terra Capital Guarantor, (ii) among TNCLP, TNLP and any wholly-owned Domestic Subsidiary of TNCLP which is a Guarantor in respect of the Obligations of TNLP,
(iii) among Terra UK and any wholly-owned Subsidiary of Terra UK (which is incorporated in England and Wales) which is a Guarantor in respect of the Obligations of Terra UK, (iv) among Terra Canada and any wholly-owned Subsidiary of Terra Canada (which is incorporated in Canada) which is a Guarantor in respect of the Obligations of Terra Canada, (v) by Terra Industries or one of its wholly-owned Domestic Subsidiaries to TNCLP or one of its wholly-owned Domestic Subsidiaries so long as

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(in the case of this clause (v)) the consideration is paid in cash to such transferor for all such assets in an amount not less than the Fair Market Value thereof or (vi) by Terra Industries or its Subsidiaries (except TNCLP or any of its Subsidiaries) to its Affiliates so long as (in the case of this clause (vi)) the consideration is paid in cash to such transferor for all such assets in an amount not less than the Fair Market Value thereof;

          (f) any other Asset Sales (including any disposition of assets to a joint venture by Terra Industries or its Subsidiaries) the aggregate Fair Market Value of which shall not at any time exceed $5,000,000; and

          (g) additional Asset Sales by Terra Industries and its Subsidiaries (other than in respect of (i) property subject to Liens under the Collateral Documents and (ii) property subject to Liens securing Indebtedness of Terra Industries or such Subsidiary) to Terra Industries or any of its Subsidiaries.

          Section 8.5. Restricted Payments. Terra Industries will not and it
                       -------------------
will not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment except:

          (a) Restricted Payments by any Subsidiary of a Borrower to such Borrower or any Subsidiary of such Borrower;

          (b) cash dividends on the Stock of Terra Capital to Terra Capital Holdings and on the Stock of Terra Capital Holdings to Terra Industries, paid and declared in any Fiscal Year solely for the purpose of funding the following:

               (i) ordinary operating expenses and scheduled debt service of Terra Industries (including in respect of the Indentures) not in excess of $40,000,000 in any Fiscal Year and payments by Terra Industries of the foregoing;

               (ii) payments by Terra Industries in respect of foreign, federal, state or local taxes owing by Terra Industries in respect of Terra Capital and its Subsidiaries, but not greater than the amount that would be payable by Terra Capital, on a consolidated basis, if Terra Capital were the taxpayer; and

               (iii) payments (net of cash in-flows) by Terra Industries to finance discontinued operations not exceeding $5,000,000 in any Fiscal year;

provided, however, that the Restricted Payments described in clause (b) above shall not be permitted if either (A) an Event of Default or Default shall have occurred and be continuing at the date of declaration or payment thereof or would result therefrom or (B) such Restricted Payment is prohibited under the terms of any Indebtedness (other than the Obligations) of the Loan Parties or any of their respective Subsidiaries;

          (c) TNCLP Minority Interest Payments; provided, however, that such Restricted Payments shall not be permitted if (i) any Intercompany Indebtedness is outstanding and owing by TNCLP or by TNLP, (ii) an Event of Default or Default shall have occurred and be continuing at the date of declaration or payment thereof or would result therefrom or (iii) such Restricted Payment is prohibited under the terms of any Indebtedness (other than the Obligations) of the Loan Parties or any of their respective Subsidiaries;

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          (d)  (i) cash dividends to Terra Industries strictly for the purpose of allowing Terra Industries to consummate Senior Note (2005) Purchases permitted pursuant to Section 8.12 or (ii) dividends of Senior Notes (2005) purchased by Terra Capital pursuant to Section 8.12, but only if such Senior Notes (2005) are immediately cancelled upon receipt thereof by Terra Industries;

          (e)  Restricted Payments permitted under Section 8.3(h);

          (f) cash dividends to Terra Industries of proceeds of the issuance of the Senior Secured Notes strictly for the purpose of allowing Terra Industries to irrevocably deposit said proceeds with the Trustee (2003) for the purpose of redeeming or repaying the Senior Notes (2003) in accordance with Section 8.1(b); and

          (g) any other Restricted Payment to Terra Industries by any Subsidiary of Terra Industries.

          Section 8.6. Restriction on Fundamental Changes. Terra Industries will
                       ----------------------------------
not, and will not permit any of its Material Subsidiaries to, (a) merge with any Person, (b) consolidate with any Person, (c) acquire all or substantially all of the Stock or Stock Equivalents of any Person, (d) acquire all or substantially all of the assets of any Person or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any Person, (e) except as permitted by Section 8.3(l), enter into any joint venture or partnership with any Person or (f) acquire or (unless, after giving effect thereto, Terra Industries and the Borrowers are in compliance with Sections 7.11 and 8.3(k)) create any Subsidiary; provided, however, that any Loan Party may merge or be consolidated with any of its wholly-owned Subsidiaries but only if
(i) such Loan Party is the surviving entity and no Material Adverse Change, Default or Event of Default would result from such merger or consolidation and
(ii) all such parties to such merger or consolidation are incorporated solely in either the United States (or any state or subdivision thereof), Canada or England and Wales (as the case may be).

          Section 8.7. Change in Nature of Business. (a) Terra Industries will
                       ----------------------------
not, and will not permit any of its Subsidiaries to, make any material change in the nature or conduct of its business as carried on at the date hereof; (b) each of Terra Industries and Terra Capital Holdings will at no time own any property other than Investments in its Subsidiaries which are its Subsidiaries at the date hereof, cash and Cash Equivalents (to the extent permitted under Section 8.3), other property incidental to its business as a holding company or necessary to the performance of its obligations under the Management Agreements, and (c) Terra Industries shall ensure that TNCLP will at no time own any property other than ownership interests in TNLP, cash and other property incidental to its business as a holding company.

          Section 8.8. Transactions with Affiliates. Terra Industries will not,
                       ----------------------------
and will not permit any of its Subsidiaries to, except as otherwise expressly permitted herein, do any of the following: (a) make any Investment in any of its Affiliates which is not its Subsidiary; (b) transfer, sell, lease, assign or otherwise dispose of any asset to any of its Affiliates which is not its Subsidiary; (c) merge into or consolidate with or purchase or acquire assets from any of its Affiliates which is not its Subsidiary; (d) repay any Indebtedness to any of its Affiliates which is not its Subsidiary; or (e) enter into any other transaction directly or indirectly with or for the benefit of any of its Affiliates which is not its Subsidiary (including guarantees and assumptions of obligations of any such Affiliate), except for (i) transactions in the ordinary course of business

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on a basis no less favorable to it as would be obtained in a comparable arm's length transaction with a Person not an Affiliate and (ii) salaries and other employee compensation or fees to officers or directors of Terra Industries or any of its Subsidiaries commensurate with current compensation levels.

          Section 8.9.  Restrictions on Subsidiary Distributions; No New
                        ------------------------------------------------
Negative Pledge. Other than pursuant to the Loan Documents and any agreements
---------------
governing any purchase money Indebtedness or Capital Lease Obligations permitted by clause (b), (c), or (d) of Section 8.1(in which latter case, any prohibition or limitation shall only be effective against the assets financed thereby) or in connection with an Asset Sale which is permitted under Section 8.4 (in respect only of the assets subject thereto) or pursuant to customary anti-assignment provisions contained in leases or licenses permitted under this Agreement or as otherwise contained, at the date hereof, in the Indentures and the Senior Secured Note Documents, Terra Industries will not, and will not permit any of its Subsidiaries to, (a) agree to enter into or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of such Subsidiary to pay dividends or make any other distribution or transfer of funds or assets or make loans or advances to or other Investments in, or pay any Indebtedness owed to, Terra Industries or any other Subsidiary of Terra Industries or (b) enter into or suffer to exist or become effective any agreement which prohibits or limits the ability of the Borrowers or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure the Obligations, including any agreement which requires other Indebtedness or Contractual Obligation to be equally and ratably secured with the Obligations.

          Section 8.10. Modification of Constituent Documents. Terra Industries
                        -------------------------------------
will not, and will not permit any of its Subsidiaries to, change its capital structure (including in the terms of its outstanding Stock) or otherwise amend its Constituent Documents, except for changes and amendments which (i) do not materially and adversely affect the rights and privileges of Terra Industries or any of its Subsidiaries, or the interests of the Administrative Agent, the Lenders and the Issuers under the Loan Documents or in the Collateral or (ii) are compulsory under any applicable Requirement of Law or to comply with the mandatory requirements of any stock exchange on which Terra Industries or any of its Subsidiaries are listed.

          Section 8.11. Modification of Material Documents. Terra Industries
                        ----------------------------------
will not, and will not permit any of its Subsidiaries to, (a) alter, rescind, terminate, amend, supplement, waive or otherwise modify any provision of any Material Document (except for modifications which do not materially and adversely affect the rights and privileges of Terra Industries or any of its Subsidiaries under such Material Document, or the interests of the Secured Parties under the Loan Documents or in the Collateral) or (b) permit any material breach or default to exist under any Material Document or take or fail to take any action thereunder, without the prior consent of the Requisite Lenders, which consent shall not be unreasonably withheld.

          Section 8.12. Long-Term Indebtedness. Terra Industries will not, and
                        ----------------------
will not permit any of its Subsidiaries to purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of the (i) Senior Notes (2005), (ii) the Senior Secured Notes, (iii) the Terra UK Debt or the Terra Canada Debt (below an aggregate

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outstanding principal amount of $66,000,000) or (iv) any other long-term indebtedness of Terra Industries and its Subsidiaries (other than (A) the redemption or repayment of the Senior Notes (2003) with proceeds of the issuance of the Senior Secured Notes or other available funds and (B) Intercompany Indebtedness, with the exception of the aforementioned Terra UK Debt, Terra Canada Debt and TNLP Debt; provided, however, that no Intercompany Indebtedness of any Loan Party constituting Collateral can be repaid or prepaid, including the Terra UK Debt, Terra Canada Debt and TNLP Debt, unless the Intercompany Indebtedness of such Loan Party constituting Shared Collateral has first been paid in full), in each case except for regularly scheduled payments of principal and interest in respect thereof required pursuant to the Indentures or other instruments evidencing such long-term Indebtedness, or, except with respect to the Indentures, amendments with respect to which are governed by Section 8.11, amend in any manner materially adverse to the interests of the Lenders and the Issuers the documentation creating or evidencing such long-term Indebtedness. Notwithstanding the foregoing, Terra Capital may make open market purchases of the (i) Senior Notes (2003) during the Redemption Notice Period, provided that, upon receipt by Terra Capital of proceeds arising from the redemption of any Senior Notes (2003) purchased pursuant to this Section 8.12, Terra Capital shall by no later than the last day of the Redemption Notice Period prepay its Loans as provided in Section 2.9(b), and (ii) Senior Notes (2005) (each a "Senior Note
(2005) Purchase") if, after giving effect to each Senior Note (2005) Purchase, the following conditions are satisfied:

                (A) the aggregate amount of such purchases, together with the aggregate amount of Common Unit Purchases, (X) made during any Repurchase Period does not exceed the Maximum Repurchase Amount applicable to such period or (Y) made during any calendar year does not exceed $75,000,000;

                (B) the aggregate Available Credit of the Borrowers on the date of each Senior Note (2005) Purchase, after giving effect to the Senior Note (2005) Purchase (or any purchase of Common Units) to be made on such date, shall be at least $125,000,000 with respect to any such purchase;

                (C) Terra Industries has, as of the last day of the most recent Fiscal Quarter or Fiscal Year for which Financial Statements have been delivered to the Administrative Agent pursuant to Section 6.1(b)or (c), Cash Flow for the four Fiscal Quarters ending on such day of at least $125,000,000;

                (D) no Default or Event of Default shall have occurred and be continuing, both before and after giving effect to the making of any Senior Note (2005) Purchase;

                (E) both before and after the making of any Senior Note (2005) Purchase, the representations and warranties set forth in Article IV and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Senior Note (2005) Purchase with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; and

                (F) Terra Capital shall have delivered to the Administrative Agent a certificate executed by an officer of Terra Capital certifying that the

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          foregoing conditions have been met with respect to such Senior Note
          (2005) Purchase within three Business Days following the making of such purchase.

          Section 8.13. Accounting Changes; Fiscal Year. Terra Industries will
                        -------------------------------
not, and will not permit any of its Subsidiaries to, change its (a) accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP or any Requirement of Law and disclosed to the Lenders and the Administrative Agent or (b) Fiscal Year.

          Section 8.14. Margin Regulations. The Borrowers will not, and will not
                        ------------------
permit any of their Subsidiaries to, use all or any portion of the proceeds of any credit extended hereunder to purchase or carry Margin Stock.

          Section 8.15. Operating Leases; Sale/Leasebacks.
                        ---------------------------------

          (a) Terra Industries will not, and will not permit any of its Material Subsidiaries to, become or remain liable as lessee or guarantor or other surety with respect to any operating lease, unless (i) the aggregate amount of all rents paid or accrued under all such operating leases shall not exceed $5,000,000 in any Fiscal Year or (ii) in respect of, or in replacement (upon substantially equivalent terms) of, operating leases existing at the date of this Agreement and disclosed in the consolidated financial statements (including the footnotes thereto) of Terra Industries and its Subsidiaries for the Fiscal Year ended December 31, 1999.

          (b) Terra Industries will not, and will not permit any of its Material Subsidiaries to, enter into any sale and leaseback transaction.

          Section 8.16. Cancellation of Indebtedness Owed. Terra Industries will
                        ---------------------------------
not, and will not permit any of its Subsidiaries to, cancel any claim or Indebtedness owed to it except (i) in the ordinary course of business consistent with past practice, (ii) Investments permitted by Section 8.3(d), or (iii) in an aggregate amount not exceeding $1,000,000.

          Section 8.17. No Speculative Transactions. Terra Industries will not
                        ---------------------------
and will not permit any of its Material Subsidiaries to, engage in any speculative transaction or in any transaction involving Hedging Contracts except as required by Section 7.14 or for the sole purpose of hedging in the normal course of business and consistent with industry practices.

          Section 8.18. Compliance with ERISA and Foreign Plans. Terra
                        ---------------------------------------
Industries will not, and will not permit any of its Material Subsidiaries to, or cause or permit any ERISA Affiliate to, cause or permit to occur (a) an event which could result in the imposition of a Lien under Section 412 of the IRC or
Section 302 or 4068 of ERISA or (b) an ERISA Event that would have a Material Adverse Effect or (c) breach any Requirement of Law or obligations pertaining to any Foreign Plan that would have a Material Adverse Effect.

          Section 8.19. Environmental. Terra Industries will not, and will not
                        -------------
permit any of its Subsidiaries to, dispose of any Contaminant in violation of any Environmental Law; provided, however, that the Loan Parties shall not be deemed in violation of this Section 8.19 if, as the consequence of all such disposals, such Loan Party could not reasonably be expected to incur Environmental Liabilities and Costs in excess of $1,000,000.

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            Section 8.20. Payments to Minority Interests. Terra Industries shall
                          ------------------------------
not pay or cause to be paid, or permit any of its Subsidiaries to pay or cause to be paid, to any holder of a minority interest any amount (including any TNCLP Minority Interest Payment) with respect to such minority interest in excess of the amount to which such holder is legally entitled, unless Terra Industries or such Subsidiary simultaneously receives payment in an amount equal to or greater than its ratable share of the amount of the related distribution (determined in accordance with the respective interests then held by Terra Industries and such Subsidiary, on the one hand, and such holder, on the other); provided, however, that a purchase of Common Units permitted by Section 8.3(h) will not constitute a breach of this Section 8.20.

                                   ARTICLE IX

                                Events Of Default

          Section 9.1. Events of Default. Each of the following events shall be
                       -----------------
an Event of Default:

          (a) Any Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation (other than in connection with a Borrowing Base Deficiency) when the same becomes due and payable; or

          (b) Any Borrower shall fail to pay any interest on any Loan, any fee under any of the Loan Documents or any other Obligation (other than one referred to in clause (a) above) and such non-payment continues for a period of five Business Days after the due date therefor;

          (c) any representation or warranty made or deemed made by any Loan Party in any Loan Document or by any Loan Party (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made;

          (d) Terra Industries shall fail to pay or perform its obligations under the Loan Purchase Agreement; or

          (e) any Loan Party shall fail to perform or observe (i) any term, covenant or agreement contained in Article V, Sections 6.1(a) through (e) and
(g), 6.2, 7.1, 7.6, 7.11 or 7.12 or Article VIII (except Section 8.19) or (ii) any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such failure under this clause (ii) shall remain unremedied for 30 days after the earlier of the date on which (A) a Responsible Officer of a Borrower becomes aware of such failure or (B) written notice thereof shall have been given to a Borrower by the Administrative Agent or any Lender; or

          (f) (i) Terra Industries or any of its Subsidiaries shall fail to make any payment on any Indebtedness (other than the Obligations) of Terra Industries or any such Subsidiary (or any Guaranty Obligation in respect of Indebtedness of any other Person) having a principal amount of $10,000,000 or more, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or (iii) any such Indebtedness shall become or be declared

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to be due and payable, or required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;
or

          (g) Terra Industries or any of its Material Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Terra Industries or any of its Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts or any similar relief under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, administrative receiver, liquidator, provisional liquidator, administrator, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceedings instituted against Terra Industries or any of its Material Subsidiaries (but not instituted by it), either such proceedings shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceedings shall occur; or Terra Industries or any of its Material Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (g); or

          (h) one or more judgments or orders (or other similar process) involving, in any single case or in the aggregate, an amount in excess of $10,000,000 (in the case of a money judgment), or which would have a Material Adverse Effect (in the case of a non-money judgment) to the extent not covered by insurance shall be rendered against one or more of Terra Industries and its Subsidiaries and shall remain unpaid and either (i) enforcement proceedings shall have been commenced and be continuing by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect (unless during such period such judgment or order shall have been vacated, satisfied, discharged or bonded pending appeal); or

          (i) an ERISA Event shall occur or there shall be asserted against the Borrower or any of its Subsidiaries any claim or liability in respect of any Foreign Plan which is reasonably likely to have a Material Adverse Effect or the amount of all liabilities and deficiencies resulting therefrom, whether or not assessed, exceeds $1,000,000 in the aggregate; or

          (j) any material provision (as determined by the Administrative Agent) of any Collateral Document or any Guaranty after delivery thereof pursuant to this Agreement or any other Loan Document shall for any reason cease to be valid and binding, or enforceable against, on any Loan Party thereto, or Pany Loan arty shall so state in writing; or

          (k) any Collateral Document shall for any reason cease to create a valid Lien on any of the Collateral purported to be covered thereby or except as permitted by the Loan Documents, such Lien shall cease to be a perfected and first priority Lien or any Loan Party shall so state in writing; or

          (l)   there shall occur any Change of Control; or

          (m) there shall occur a Borrowing Base Deficiency for two or more consecutive Business Days; or

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

          (n) at any time on or after March 31, 2005, there shall be outstanding Senior Notes (2005) in an aggregate principal amount of $15,000,000 or more; or

          (o) there shall have been asserted (in any action, suit, proceeding or investigation) against Terra Industries or any of its Subsidiaries any violation or liability under any Environmental Law that, in the judgment of the Requisite Lenders, is reasonably likely to be determined adversely to Terra Industries or any of its Subsidiaries, and (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (after taking into account any contribution in respect thereof that is reasonably expected to be paid by other creditworthy Persons); or

          (p) one or more of Terra Industries and its Subsidiaries shall have entered into one or more consent or settlement decrees or agreements or similar arrangements with a Governmental Authority or one or more judgments, orders, decrees or similar actions shall have been entered against one or more of Terra Industries and its Subsidiaries based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Contaminant and, in connection with all the foregoing, Terra Industries and its Subsidiaries are likely to incur Environmental Liabilities and Costs in excess of $1,000,000 in the aggregate (unless the foregoing is reasonably being appealed by Terra Industries or its Subsidiaries and has been bonded pending appeal).

          Section 9.2. Remedies. During the continuance of any Event of Default,
                       --------
the Administrative Agent (i) may, and shall at the request of the Requisite Lenders, by notice to the Borrowers declare that all or any portion of the Revolving Credit Commitments be terminated, whereupon the obligation of each Lender to make any Loan and each Issuer to issue any Letter of Credit shall immediately terminate, and/or (ii) may and shall at the request of the Requisite Lenders, by notice to the Borrowers, declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of the Event of Default specified in Section 9.1(g) above (except to the extent that such Event of Default has occurred in respect of Terra Industries and/or Terra Capital Holdings), (A) the Revolving Credit Commitments of each Lender to make Revolving Loans and of each Lender and Issuer to issue or participate in Letters of Credit shall automatically be terminated and (B) the Loans, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers. In addition to the remedies set forth above, the Administrative Agent may instruct the Administrative Agent, on behalf of the Secured Parties, to exercise any remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable law.

          Section 9.3. Actions in Respect of Letters of Credit. Upon the
                       ---------------------------------------
Revolving Credit Termination Date or as required by Section 2.9, the Borrowers shall pay to the Administrative Agent in immediately available funds at the Administrative Agent's office referred to in Section 11.8, for deposit in a cash collateral account (the "L/C Cash Collateral Account") to be maintained with and in the name of the Administrative Agent on behalf of the Lenders at such place as shall be designated by the Administrative Agent, an amount equal to (a) 110% of the sum of all outstanding Letter of Credit Obligations which are denominated in

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Dollars and (b) 125% of the sum of all outstanding Letter of Credit Obligations
(if any) which are denominated in currencies other than Dollars. The Administrative Agent may, from time to time after funds are deposited in the L/C Cash Collateral Account, apply funds then held in the L/C Cash Collateral Account to the payment of any amounts, in accordance with Section 2.13(f), as shall have become or shall become due and payable by the Borrowers to the Issuers or the Lenders in respect of the Letter of Credit Obligations. The Administrative Agent shall promptly give written notice of any such application; provided, however, that the failure to give such written notice shall not invalidate any such application. Neither the Borrowers nor any Person claiming on behalf of or through the Borrowers shall have any right to withdraw any of the funds held in the L/C Cash Collateral Account at any time prior to the termination of all outstanding Letters of Credit and the payment in full of all then outstanding and payable monetary Obligations.

          Section 9.4. Rescission. If at any time after termination of the
                       ----------
Revolving Credit Commitments and/or acceleration of the maturity of the Loans, the Borrowers shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Events of Default and Defaults (other than non-payment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 11.1, then upon the written consent of the Requisite Lenders and written notice to the Borrowers, the termination of the Revolving Credit Commitments and/or the acceleration and their consequences may be rescinded and annulled; but such action shall not affect any subsequent Event of Default or Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders and the Issuers to a decision which may be made at the election of the Requisite Lenders; they are not intended to benefit the Borrowers and do not give the Borrowers the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

                                   ARTICLE X

                   The Administrative Agent; The Other Agents

          Section 10.1. Authorization and Action.
                        ------------------------

          (a) Each Lender and each Issuer hereby appoints CUSA as the Administrative Agent hereunder and each Lender and each Issuer authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limitation of the foregoing, each Lender and each Issuer hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under each of the Loan Documents to which the Administrative Agent is a party and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents and recognizes that under the Collateral Documents the Administrative Agent is acting as agent for the Secured Parties.

          (b) As to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain

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

from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders, and such instructions shall be binding upon all Lenders and each Issuer; provided, however, that the Administrative Agent shall not be required to take any action which (i) the Administrative Agent in good faith believes exposes it to personal liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders and the Issuers with respect to such action or (ii) is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender and each Issuer prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.

          (c) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuers and its duties are entirely administrative in nature. The Administrative Agent does not assume and shall not be deemed to have assumed any obligation other than as expressly set forth herein and in the other Loan Documents or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuer or holder of any other Obligation. The Administrative Agent may perform any of its duties under any of the Loan Documents by or through its agents or employees.

          Section 10.2. Administrative Agent's Reliance, Etc. Neither the
                        ------------------------------------
Administrative Agent nor any of its Affiliates or any of the respective directors, officers, agents or employees of the Administrative Agent or any such Affiliate shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement or the other Loan Documents, except for its, his, her or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent (a) may treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 11.2; (b) may rely on the Register to the extent set forth in Section 11.2(c); (c) may consult with legal counsel (including counsel to the Borrowers or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (d) makes no warranty or representation to any Lender or Issuer and shall not be responsible to any Lender or Issuer for any statements, warranties or representations made by or on behalf of Terra Industries or any of its Subsidiaries in or in connection with this Agreement or any of the other Loan Documents; (e) shall not have any duty to ascertain or to inquire either as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Loan Documents or the financial condition of any Loan Party, or the existence or possible existence of any Default or Event of Default; (f) shall not be responsible to any Lender or Issuer for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (g) shall incur no liability under or in respect of this Agreement or any of the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy) or any telephone message believed by it to be genuine and signed or sent by the proper party or parties.

          Section 10.3. The Administrative Agent Individually. With respect to
                        -------------------------------------
its Ratable Portion, CUSA shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders," or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender or as one of the Requisite Lenders. CUSA and its Affiliates may accept deposits from,

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

lend money to, and generally engage in any kind of banking, trust or other business with any Loan Party as if it were not acting as the Administrative Agent.

          Section 10.4. Lender Credit Decision. Each Lender and each Issuer
                        ----------------------
acknowledges that it shall, independently and without reliance upon the Administrative Agent or its Affiliates or any other Lender conduct its own independent investigation of the financial condition and affairs of the Borrower and each other Loan Party in connection with the making and continuance of the Loans and with the issuance of the Letters of Credit. Each Lender and each Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or its Affiliates or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Loan Documents.

          Section 10.5. Indemnification. Each Lender agrees to indemnify the
                        ---------------
Administrative Agent and each of its Affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrowers), from and against such Lender's aggregate Ratable Portion of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees and disbursements of legal counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against, the Administrative Agent or any of its Affiliates, directors, officers, employees, agents and advisors in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Administrative Agent under this Agreement or the other Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or such Affiliate's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including fees and disbursements of legal counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrowers or another Loan Party.

          Section 10.6. Successor Administrative Agent. (a) Subject to clause
                        ------------------------------
(b) below, the Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent selected from among the Lenders. Each such appointment shall be subject to the prior written approval of the Borrowers (which approval may not be unreasonably withheld and shall not be required upon the occurrence and during the continuance of an Event of Default); (b) Notwithstanding clause (a) above, the Administrative Agent may at any time appoint any Affiliate (or Affiliates) of the Administrative Agent each as (i) a successor Administrative Agent in the event that the Administrative Agent wishes to retire as Administrative Agent or (ii) (in connection with the performance and exercise of its rights and obligations under the Loan Documents) as co-Administrative Agent, which appointment and (if relevant) resignation shall be

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effective upon the Administrative Agent giving written notice thereof to the
Lenders and the Borrowers. Any such appointment and/or resignation under this clause (b) shall not require the consent of any Lender or Borrower. (c) Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent or co-Administrative Agent pursuant to clauses (a) or (b) above, each such successor Administrative Agent shall succeed to, and each such co-Administrative Agent shall accede to, and become vested with all the rights, powers, privileges and duties of the retiring or remaining Administrative Agent, and in the case of a retiring Administrative Agent, such Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the retiring Administrative Agent shall continue to have the benefit of this Article X as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

          Section 10.7. Concerning the Collateral and the Collateral Documents.
                        ------------------------------------------------------

          (a) Each Lender and each Issuer agrees that any action taken by the Administrative Agent or the Requisite Lenders (or, where required by the express terms of this Agreement, a greater or different proportion or combination of the Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by the Administrative Agent or the Requisite Lenders (or, where so required, such greater or different proportion or combination) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders, Issuers and other Secured Parties. Without limiting the generality of the foregoing, the Administrative Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders and the Issuers with respect to all payments and collections arising in connection herewith and with the Collateral Documents; (ii) execute and deliver the Senior Secured Note Intercreditor Agreement and each Loan Document and accept delivery of each such agreement delivered by Terra Industries or any of its Subsidiaries; (iii) manage, supervise and otherwise deal with the Collateral; (iv) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Collateral Documents; and (v) except as may be otherwise specifically restricted by the terms hereof or of the Senior Secured
Note Intercreditor Agreement, or of any other Loan Document, exercise all remedies given to the Administrative Agent, the Lenders, the Issuers and the other Secured Parties and direct the Administrative Agent in accordance with the terms hereof and of the Senior Secured Note Intercreditor Agreement with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

          (b) The Administrative Agent hereby appoints, authorizes and directs each Lender and Issuer to act as collateral sub-agent for the Administrative Agent, the Lenders and the Issuers for purposes of the perfection of all security interests and Liens with respect to Terra Industries' and its Subsidiaries' respective deposit accounts maintained with, and cash and Cash Equivalents held by, such Lender or such Issuer.

          (c) Each of the Lenders and the Issuers hereby directs, in accordance with the terms hereof, the Administrative Agent to release or instruct the Administrative Agent to release (or, in the case of clause (ii) below, release or subordinate) any Lien held by the Administrative Agent for the benefit of the Lenders and the Issuers:

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

                 (i) against all of the Collateral, upon termination of the Revolving Credit Commitments and payment and satisfaction in full of all Loans, Reimbursement Obligations and all other Obligations which have matured and which the Administrative Agent has been notified in writing are then due and payable (and, in respect of contingent Letter of Credit Obligations, with respect to which cash collateral has been deposited or a back-up letter of credit has been issued, in either case on terms satisfactory to the Administrative Agent and the applicable Issuers);

                 (ii) against any assets that are subject to a Lien permitted by Section 8.2(d) or (e);

                 (iii) against any part of the Collateral sold or disposed of by a Loan Party if such sale or disposition is permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement) or, if not pursuant to such sale or disposition, if such release is consented to by (A) all of the Lenders, if the Collateral subject to such release is a substantial portion of all the Collateral, or (B) the Requisite Lenders, in all other cases;

                 (iv) against any cash collateral to the extent permitted under Section 7.12 or Section 2.9; and

                 (v) as of the Effective Date, against any collateral, but only to the extent such collateral constitutes Senior Secured Note Collateral.

Each of the Lenders and the Issuers hereby directs the Administrative Agent to instruct the Administrative Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 10.7 promptly upon the effectiveness of any such release.

          Section 10.8. Collateral Matters Relating to Related Obligations. The
                        --------------------------------------------------
benefit of the Loan Documents and of the provisions of this Agreement relating to the Collateral shall extend to and be available in respect of any Obligation which arises under any Hedging Contract or which is otherwise owed to Persons other than the Administrative Agent, the Arranger, the Lenders and the Issuers (collectively, "Related Obligations") solely on the condition and understanding, as among the Administrative Agent and all Secured Parties, that (i) the Related Obligations shall be entitled to the benefit of the Loan Documents and the Collateral to the extent expressly set forth in this Agreement and the other Loan Documents and to such extent the Administrative Agent shall hold, and have the right and power to act with respect to, the Guaranty and the Collateral on behalf of and as agent for the holders of the Related Obligations but the Administrative Agent is otherwise acting solely as agent for the Lenders and the Issuers and shall have no fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligation whatsoever to any holder of Related Obligations;
(ii) all matters, acts and omissions relating in any manner to the Guaranty, the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien, shall be governed solely by the provisions of this Agreement, the Senior Secured Note Intercreditor Agreement and the other Loan Documents and no separate Lien, right, power or remedy shall arise or exist in favor of any Secured Party under any separate instrument or agreement or in respect of any Related Obligation; and (iii) each Secured Party shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement, the Senior Secured Note Intercreditor Agreement and the other Loan Documents, by the Administrative Agent and the Requisite

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Lenders (or, where required by the express terms of this Agreement, a greater or different proportion or combination of the Lenders), each of whom shall be entitled to act at its sole discretion and exclusively in its own interest given its own Revolving Credit Commitments and its own interest in the Loans, Letter of Credit Obligations and other Obligations to it arising under this Agreement or the other Loan Documents, without any duty or liability to any other Secured Party or as to any Related Obligation and without regard to whether any Related Obligation remains outstanding or is deprived of the benefit of the Collateral or becomes unsecured or is otherwise affected or put in jeopardy thereby; and
(iv) no holder of Related Obligations and no other Secured Party (except the Administrative Agent, the Arranger, the Lenders and the Issuers, to the extent set forth in this Agreement) shall have any right to be notified of, or to direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under this Agreement, the Senior Secured Note Intercreditor Agreement or the Loan Documents; and (v) no holder of any Related Obligation shall exercise any right of setoff, banker's lien or similar right except as expressly provided in Section 11.6.

          Section 10.9. Other Agents. Each party acknowledges that the Person
                        ------------
(except in its capacity as a Lender or Issuer) designated as the Arranger shall have no liability hereunder.

                                   ARTICLE XI

                                  Miscellaneous

          Section 11.1. Amendments, Waivers, Etc.
                        ------------------------

          (a) No amendment or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing and signed by the Requisite Lenders, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by the relevant Lenders referred to below, in addition to the Requisite Lenders, do any of the following:

               (i) waive any of the conditions specified in Section 3.1 (without the consent of all Lenders) or 3.2 (without the consent of all Lenders) except with respect to a condition based upon another provision hereof, the waiver of which requires only the concurrence of the Requisite Lenders;

               (ii) increase the Revolving Credit Commitment of any Lender or subject any Lender to any additional obligations (without the consent of each such Lender);

               (iii) extend the scheduled final maturity of any Loan owing to any Lender, or waive, reduce or postpone any scheduled date fixed for the payment or reduction of principal of any such Loan (it being understood that Section 2.9 does not provide for scheduled dates fixed for payment) or for the reduction of the Revolving Credit Commitment of such Lender (without the consent of such Lender);

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               (iv)   reduce the principal amount of any Loan or Reimbursement
     Obligation owing to any Lender (other than by the payment or prepayment thereof) (without the consent of such Lender);

               (v) reduce the rate of interest on any Loan or Reimbursement Obligations owing to any Lender or any fee payable hereunder to such Lender (without the consent of such Lender);

               (vi) postpone any scheduled date fixed for payment of such interest or fees to such Lender (without the consent of such Lender);

               (vii) change the percentage of aggregate Revolving Credit Commitments or unpaid principal amount of the Loans or the number or percentage of Lenders which shall be required for the Lenders or any of them to take any action hereunder (without the consent of each Lender);

               (viii) increase the Advance Rates above the rates set forth in the definition thereof (without the consent of each Lender);

               (ix) (without limiting Section 7.12) release a substantial portion of Collateral except as otherwise provided in Section 10.7(c) or release any Borrower or Guarantor from its obligations under this Agreement or its Guaranty, as applicable, except in connection with sale or other disposition permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement) (without the consent of each Lender);

               (x) amend Section 10.7(c) or this Section 11.1 or the definition of the terms "Requisite Lenders" or "Ratable Portion" (without the consent of each Lender affected thereby);

and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents.

          (b) The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

          (c) In connection with any proposed amendment, modification, waiver or termination (a "Proposed Change") requiring the consent of all Lenders in addition to the Requisite Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 11.1 being referred to as a "Non-Consenting Lender"), then, so long as the Lender that is acting as the Administrative Agent is not a Non-Consenting Lender, at the Borrower's request, the Administrative Agent or an Eligible Assignee that is acceptable to the Administrative Agent shall have the right with the Administrative Agent's consent and in the

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Administrative Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lender, and such Non-Consenting Lender agrees that it shall, upon the Administrative Agent's request, sell and assign to the Lender that is acting as the Administrative Agent or such Eligible Assignee, all of the Revolving Credit Commitments and Revolving Credit Outstandings of such Non-Consenting Lender for an amount equal to the principal balance of all Revolving Loans held by the Non-Consenting Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment and Acceptance.

          Section 11.2. Assignments and Participations.
                        ------------------------------

          (a) Each Lender may sell, transfer, negotiate or assign to one or more Eligible Assignees all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Revolving Loans, the Swing Loans and the Letters of Credit); provided, however, that (i) if any such assignment shall be of the assigning Lender's Revolving Credit Outstandings and Revolving Credit Commitment, such assignment shall cover the same percentage of such Lender's Revolving Credit Outstandings and Revolving Credit Commitment and (ii) the aggregate amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event (if less than the Assignor's entire interest) be less than (in the case of (in aggregate) the Revolving Credit Outstandings (and/or the Revolving Credit Commitments)) $5,000,000 or an integral multiple of $1,000,000 in excess thereof, except, in either case, (A) with the consent of Terra Capital and the Administrative Agent or (B) if such assignment is being made to a Lender or an Affiliate or Approved Fund of such Lender, and (iii) if such Eligible Assignee is not, prior to the date of such assignment, a Lender or an Affiliate or Approved Fund of a Lender, such assignment shall be subject to the prior consent of the Administrative Agent and Terra Capital (which consent shall not be unreasonably withheld or delayed); provided, however, that, notwithstanding any other provision of this Section 11.2, the consent of the Borrowers shall not be required for any assignment which occurs when any Event of Default shall have occurred and be continuing.

          (b) The parties to each assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording, an Assignment and Acceptance, together with any Note (if the assigning Lender's Loans are evidenced by a Note) subject to such assignment. Upon such execution, delivery, acceptance and recording and the receipt by the Administrative Agent from the assignee of an assignment fee in the amount of $3,500 from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender, and if such Lender were an Issuer, of such Issuer hereunder and thereunder, and (ii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except those which survive the payment in full of the Obligations) and be released from its obligations to the extent corresponding thereto under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

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          (c)   The Administrative Agent shall maintain at its addressreferred to in Section 11.8 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recording of the names and addresses of the Lenders and the Revolving Credit Commitments of and principal amount of the Loans and Letter of Credit Obligations owing to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Loan Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Administrative Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrowers. Within five Business Days after its receipt of such notice, the Borrowers, at their own expense, shall, if requested by such assignee, execute and deliver to the Administrative Agent, new Notes to the order of such assignee in an amount equal to the Revolving Credit Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has surrendered any Note for exchange in connection with the assignment and has retained Revolving Credit Commitments hereunder, new Notes to the order of the assigning Lender in an amount equal to the Revolving Credit Commitments retained by it hereunder. Such new Notes shall be dated the same date as the surrendered Notes and be in substantially the form of Exhibit B.

          (e)   In addition to the other assignment rights provided in this
Section 11.2, each Lender may assign, as collateral or otherwise, any of its rights under this Agreement (including rights to payments of principal or interest on the Loans) to (i) any Federal Reserve Bank pursuant to Regulation A of the Federal Reserve Board without notice to or consent of the Borrowers or the Administrative Agent and (ii) any trustee for the benefit of the holders of such Lender's Securities; provided, however, that no such assignment shall release the assigning Lender from any of its obligations hereunder.

          (f) Each Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Revolving Loans and Letters of Credit). The terms of such participation shall not, in any event, require the participant's consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any Loan Party therefrom, or to the exercising or refraining from exercising any powers or rights which such Lender may have under or in respect of the Loan Documents (including the right to enforce the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would (i) reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation or (ii) result in the release of all or substantially all of the Collateral other than in accordance with Section 10.7(c). In the event of the sale of any participation by any Lender, (A) such Lender's obligations under the Loan Documents shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties for the performance of such obligations, (C) such Lender shall remain the holder of such Obligations for all purposes of this Agreement, and (D) the Borrower, the Administrative

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Agent and the other Lenders shall continue to deal solely and directly with such
Lender in connection with such Lender's rights and obligations under this Agreement. Each participant shall be entitled to the benefits of Sections 2.14(c), 2.14(e), 2.15 and 2.16 as if it were a Lender; provided, however, that anything herein to the contrary notwithstanding, the Borrower shall not, at any time, be obligated to pay to any participant of any interest of any Lender, under Section 2.14(c), 2.14(e), 2.15 or 2.16, any sum in excess of the sum which the Borrowers would have been obligated to pay to such Lender in respect of such interest had such participation not been sold.

          (g) Any Issuer may at any time assign its rights and obligations hereunder to any other Lender by an instrument in form and substance satisfactory to the Borrowers, the Administrative Agent, such Issuer and such Lender. If any Issuer ceases to be a Lender hereunder by virtue of any assignment made pursuant to this Section 11.2, then, as of the effective date of such cessation, such Issuer's obligations to issue Letters of Credit pursuant to
Section 2.4 shall terminate and such Issuer shall be an Issuer hereunder only with respect to outstanding Letters of Credit issued prior to such date.

          Section 11.3. Costs and Expenses.
                        ------------------

          (a) Each Borrower agrees upon demand to pay, or reimburse the Administrative Agent for, all of the Administrative Agent's reasonable internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable and documented out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable and documented fees, expenses and disbursements of the Administrative Agent's New York and English counsel, Weil, Gotshal & Manges LLP and additional local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisers, and other consultants and agents) reasonably incurred by the Administrative Agent in connection with (i) the Administrative Agent's audit and investigation of Terra Industries and its Subsidiaries in connection with the preparation, negotiation and execution of the Loan Documents and the Administrative Agent's periodic audits of Terra Industries and its Subsidiaries, as the case may be; (ii) the preparation, negotiation, execution and interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in Article III), the Loan Documents and any proposal letter or commitment letter issued in connection therewith and the making of the Loans hereunder; (iii) the creation, perfection or protection of the Liens under the Loan Documents (including, without limitation, any reasonable and documented fees and expenses for local counsel in various jurisdictions); (iv) the ongoing administration of this Agreement and the Loans, including consultation with attorneys in connection therewith and with respect to the Administrative Agent's rights and responsibilities hereunder and under the other Loan Documents; (v) the protection, collection or enforcement of any of the Obligations or the enforcement of any of the Loan Documents; (vi) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, any Loan Party, any of Terra Industries' Subsidiaries, this Agreement or any of the other Loan Documents; (vii) the response to, and preparation for, any subpoena or request for document production with which the Administrative Agent is served or deposition or other proceeding in which the Administrative Agent is called to testify, in each case, relating in any way to the Obligations, any Loan Party, any of Terra Industries' Subsidiaries, this Agreement or any of the other Loan Documents; and (viii) any amendments, consents, waivers, assignments, restatements, or supplements to any of the Loan Documents and the preparation, negotiation, and execution of the same.

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          (b)   Each Borrower further agrees to pay or reimburse the
Administrative Agent and each of the Lenders and Issuers upon demand for all reasonable and documented out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement), incurred by the Administrative Agent, such Lenders or Issuers (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of an Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, any Loan Party, any of Terra Industries' Subsidiaries and related to or arising out of the transactions contemplated hereby or by any of the other Loan Documents; and (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clauses (i) through
(iii) above.

          Section 11.4. Indemnities.
                        -----------

          (a) Each Borrower agrees to indemnify and hold harmless the Administrative Agent, each Lender and each Issuer and each of their respective Affiliates, and each of the directors, officers, employees, agents, representatives, attorneys, consultants and advisors of or to any of the foregoing (including those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article III) (each such Person being an "Indemnitee") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including reasonable and documented fees and disbursements of counsel to any such Indemnitee, but excluding taxes (other than those covenanted to be paid by the Borrowers under this Agreement) imposed on or measured by the Indemnitee's net income and franchise taxes, imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such Indemnitee is organized or in which its principal office or Applicable Lending Office is located) which may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not any such Indemnitee is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or in contract, tort or otherwise, relating to or arising out of this Agreement, any other Loan Document, any Obligation, any Letter of Credit, or any act, event or transaction related or attendant to any thereof, or the use or intended use of the proceeds of the Loans or Letters of Credit or in connection with any investigation of any potential matter covered hereby (collectively, the "Indemnified Matters"). Without limiting the foregoing, Indemnified Matters include (i) all Environmental Liabilities and Costs arising from or connected with the past, present or future operations of Terra Industries or any of its Subsidiaries involving any property subject to a Collateral Document, or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Contaminants on, upon or into such property or any contiguous real estate; (ii) any costs or liabilities incurred in connection with any Remedial Action concerning Terra Industries or any of its Subsidiaries; (iii) any costs or liabilities incurred in connection with any Environmental Lien in respect of any assets or properties of Terra Industries and its Subsidiaries; (iv) any costs or liabilities incurred in connection with any other matter (concerning Terra Industries or any of its Subsidiaries) under any Environmental Law, including CERCLA and applicable state property transfer laws, whether, with respect to any of such matters, such Indemnitee is a mortgagee pursuant to any leasehold

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mortgage, a mortgagee in possession, the successor in interest to Terra
Industries or any of its Subsidiaries, or the owner, lessee or operator of any property of Terra Industries or any of its Subsidiaries by virtue of foreclosure, except, with respect to those matters referred to in clauses (i),
(ii), (iii) and (iv) above, to the extent incurred following (A) foreclosure by the Administrative Agent, any Lender or any Issuer, or the Administrative Agent, any Lender or any Issuer having become the successor in interest to Terra Industries or any of its Subsidiaries, and (B) attributable solely to acts of the Administrative Agent, such Lender or such Issuer or any agent on behalf of the Administrative Agent, such Lender or such Issuer; provided, however, that the Borrowers shall not have any obligation under this Section 11.4 to an Indemnitee with respect to any Indemnified Matter caused by or resulting from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

               (b) Each Borrower shall indemnify the Administrative Agent, the Lenders and each Issuer for, and hold the Administrative Agent, the Lenders and each Issuer harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Administrative Agent, the Lenders and the Issuers for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Loan Party or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

               (c) Each Borrower agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including pursuant to this Section 11.4) or any other Loan Document shall (i) survive payment in full of the Obligations and (ii) inure to the benefit of any Person who was at any time an Indemnitee under this Agreement or any other Loan Document.

               Section 11.5. Limitation of Liability. Each Borrower agrees that
                             -----------------------
no Indemnitee shall (except for breach by such Indemnitee of its obligations under this Agreement and the other Loan Documents) have any liability (whether direct or indirect, in contract, tort or otherwise) to any Loan Party or any of their respective Subsidiaries or any of their equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Loan Documents, except to the extent such liability is found in a final judgment by a court of competent jurisdiction to have resulted from such Indemnitee's gross negligence or willful misconduct. In no event, however, shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages and each of Terra Industries and each Borrower hereby waives, releases and agrees (for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

               Section 11.6. Right of Set-off. Upon the occurrence and during
                             ----------------
the continuance of any Event of Default each Lender and each Affiliate of a Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or its Affiliates to or for the credit or the account of any Borrower against any and all of the Obligations now or hereafter existing whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be unmatured. Each Lender agrees promptly to notify the applicable Borrower after any such set-off and application made by such Lender or its

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Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 11.6 are in addition to the other rights and remedies (including other rights of set-off) which such Lender may have.

               Section 11.7. Sharing of Payments, Etc.
                              -------------------------

               (a) If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the Revolving Loans made by it (other than pursuant to Section 2.14, 2.15 or 2.16) in excess of its Ratable Portion under the Revolving Credit Facility, in respect of payments obtained by the Lenders, on account of such Obligations, such Lender (a "Purchasing Lender") shall forthwith purchase from the other Lenders (each, a "Selling Lender") such participations in their Loans or other Obligations as shall be necessary to cause such Purchasing Lender to share the excess payment ratably with each of them.

               (b) If all or any portion of any payment received by a Purchasing Lender is thereafter recovered from such Purchasing Lender, such purchase from each Selling Lender shall be rescinded and such Selling Lender shall repay to the Purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Selling Lender's ratable share (according to the proportion of (i) the amount of such Selling Lender's required repayment to (ii) the total amount so recovered from the Purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

               (c) Each Borrower agrees that any Purchasing Lender so purchasing a participation from a Selling Lender pursuant to this Section 11.7 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

               Section 11.8. Notices, Etc. All notices, demands, requests and
                             -------------
other communications provided for in this Agreement shall be given in writing, by any telecommunication device capable of creating a written record or by electronic mail through the internet, and addressed to the party to be notified as follows:

               (a)    if to any Loan Party:

                      c/o Terra Industries, Inc.
                      600 Fourth Street
                      Sioux City, Iowa 51102
                      Attention: Francis G. Meyer, Senior Vice President and
                                 Chief Financial Officer
                      Telecopy no: (712) 279-8703
                      email address: fmeyer@terraindustries.com

               (b) if to any Lender, at its Domestic Lending Office specified opposite its name on Schedule II or on the signature page of any applicable Assignment and Acceptance;

               (c) if to any Issuer, at the address set forth under its name on the signature page hereof; and

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

               (d)  if to the Administrative Agent:

                    (i) (for collateral and administrative matters)

                    Citicorp USA, Inc.
                    388 Greenwich Street
                    19th Floor
                    New York, New York  10013
                    Attention:  David Jaffe
                    Telecopy No: (212) 816-2613
                    email address: david.jaffe@citi.com

                    with a copy to (for collateral monitoring matters):

                    Citicorp USA, Inc.
                    388 Greenwich Street
                    19th Floor
                    New York, New York  10013
                    Attention:  Hien Nugent
                    Telecopy No: (212) 816-2613
                    email address: hien.nugent@citi.com

                    And

                    (ii)  (for advances)

                    Citicorp USA, Inc.
                    2 Penns Way
                    Suite 200
                    New Castle, Delaware  19720
                    Attention:  Annemarie Pavco
                    Telecopy No: (302) 894-6120
                    email address: annemarie.pavco@citi.com

                    with a copy to:

                    Weil, Gotshal & Manges LLP
                    767 Fifth Avenue,
                    New York, New York 10153-0119
                    Attention:  Daniel S. Dokos, Esq.
                    Telecopy no: (212) 310-8007
                    email address: daniel.dokos@weil.com

or at such other address as shall be notified in writing (i) in the case of the Loan Parties and the Administrative Agent, to the other parties and (ii) in the case of all other parties, to the Borrower and the Administrative Agent. All such notices and communications shall be effective upon personal delivery (if delivered by hand, including any overnight courier service), when deposited in the mails (if sent by mail), or when properly transmitted (if sent by a telecommunications device or by electronic mail); provided, however, that notices and communications to the

Administrative Agent pursuant to Article II or X shall not be effective until received by the Administrative Agent.

               Section 11.9.  No Waiver; Remedies. No failure on the part of
                              -------------------
any Lender, Issuer or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

               Section 11.10. Binding Effect. This Agreement shall become
                              --------------
effective on the Effective Date and thereafter this Agreement shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrowers shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders. On the Effective Date, the Existing Credit Agreement shall be amended and restated in its entirety by this Agreement and the Existing Credit Agreement shall thereafter be of no further force and effect except as to evidence the incurrence by the Borrowers' of the Obligations thereunder, as to evidence the representations and warranties made by the Borrowers prior to the Effective Date and as to evidence any failure to comply with the covenants contained in such Existing Credit Agreement occurring prior to the Effective Date. The terms and conditions of this Agreement and the Administrative Agent's, the Lenders' and the Issuers' rights and remedies under this Agreement and the other Loan Documents, shall apply to all of the Obligations incurred under the Existing Credit Agreement and the Notes issued as of April 7, 2000. It is expressly understood and agreed by the parties hereto that this Agreement is in no way intended to constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence payment of all or any of such obligations and liabilities. Other than with respect to Liens on the assets of the Loan Parties constituting Senior Secured Note Collateral, each Borrower party to the Existing Credit Agreement reaffirms the Liens granted to the Administrative Agent for the benefit of the Lenders and the Issuers pursuant to each of the Loan Documents executed by such Borrower, which Liens shall continue in full force and effect during the term of this Agreement and any renewals thereof and shall continue to secure the Obligations identified in such Loan Documents. All references to the Existing Credit Agreement (or to any amendment or any amendment and restatement thereof) in the Loan Documents shall be deemed to refer to this Agreement.

               Section 11.11. Governing Law. This Agreement and the rights and
                              -------------
obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

               Section 11.12. Submission to Jurisdiction; Service of Process.
                              ----------------------------------------------

               (a) Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

               (b) Terra UK hereby irrevocably designates, appoints and empowers Terra Industries (the "Process Agent"), in the case of any suit, action or proceeding brought in the United States of America as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of or in connection with this Agreement or any Loan Document. Such service may be made by mailing (by registered or certified mail, postage prepaid) or delivering a copy of such process to Terra UK in care of the Process Agent at the Process Agent's above address, and Terra UK hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, Terra UK irrevocably consents to the service of any and all process in any such action or proceeding by the mailing (by registered or certified mail, postage prepaid) of copies of such process to the Process Agent or Terra UK at its address specified in Section 11.8. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of Terra Capital and TNLP hereby irrevocably consents to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the United States of America arising out of or in connection with this Agreement or any of the other Loan Documents by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to such Borrower at its address specified in Section
11.8. Each such Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

               (c) Nothing contained in this Section 11.12 shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Borrower or any other Loan Party in any other jurisdiction.

               (d) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.

               Section 11.13. Waiver of Jury Trial. Each of the Administrative
                              --------------------
Agent, the Lenders, the Issuers and the Borrower irrevocably waives trial by jury in any action or proceeding with respect to this Agreement or any other Loan Document.

               Section 11.14. No Immunity. To the extent that Terra UK may be or
                              -----------
become entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Loan Document, to claim for itself or its properties or revenues any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from any other legal process or remedy relating to its respective obligations under this Agreement or any other Loan Document, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), Terra UK hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.

               Section 11.15. Judgment Currency. This is an international loan
                              -----------------
transaction in which the specification of Dollars is of the essence, and Dollars shall in each instance be the currency of account and payment in all instances. A payment obligation in Dollars hereunder shall not be discharged by an amount paid in another currency (the "Other Currency"), whether pursuant to any judgment expressed in or converted into any Other Currency or in another place except to the extent that such tender or recovery results in the effective receipt by the Lenders of the full amount of Dollars payable to the Administrative Agent and the Lenders under this Agreement. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into the Other Currency, the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase U.S. Dollars in New York, New York with the Other Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of Terra UK in respect of any such sum due from it to the Administrative Agent and the Lenders hereunder or under any other Loan Document shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or any Lender of any sum adjudged to be due hereunder in the Other Currency the Administrative Agent may in accordance with normal banking procedures purchase Dollars with the amount of the judgment currency so adjudged to be due; and the Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify the Administrative Agent and the Lenders against, and to pay the Administrative Agent and Lenders on demand, in Dollars, the amount (if any) by which the sum originally due to the Administrative Agent and the Lenders in Dollars hereunder exceeds the amount of the Other Currency so purchased.

               Section 11.16. Marshaling; Payments Set Aside. None of the
                              ------------------------------
Administrative Agent, any Lender or any Issuer shall be under any obligation to marshal any assets in favor of the Borrowers or any other party or any other Lender which does not have an equivalent interest in the Revolving Credit Facility or against or in payment of any or all of the Obligations. To the extent that the Borrowers make a payment or payments to the Administrative Agent, the Lenders or the Issuers or any of such Persons receives payment from the proceeds of the Collateral or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

               Section 11.17. Section Titles. The Section titles contained in
                              --------------
this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

               Section 11.18. Execution in Counterparts. This Agreement may be
                              -------------------------
executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.

               Section 11.19. Entire Agreement. This Agreement, together with
                              ----------------
all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

               Section 11.20. Confidentiality. Each Lender and the
                              ---------------
Administrative Agent (a) agrees to keep information obtained by it pursuant hereto and the other Loan Documents confidential in accordance with such Lender's or the Administrative Agent's, as the case may be, customary practices and (b) agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (i) to such Lender's or the Administrative Agent's, as the case may be, employees, representatives and agents who are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and who are advised of the confidential nature of such information, (ii) to the extent such information presently is or hereafter becomes available to such Lender or the Administrative Agent, as the case may be, on a non-confidential basis from a source other than the Borrowers, (iii) to the extent disclosure is required by law, regulation or judicial order or requested or required by bank regulators or auditors, or (iv) to assignees or participants or potential assignees or participants who agree to be bound by the provisions of this Section 11.20.

               Section 11.21. Refund of Tax Credits. If:
                              ---------------------

               (a) Terra UK makes a payment under Section 2.16(a) (a "Tax Payment") in respect of a payment to a Lender or the Administrative Agent under this agreement; and

               (b) that Lender or the Administrative Agent determines in its discretion that it has obtained a refund of tax or obtained and used a credit against tax on its overall net income (a "Tax Credit") which that Lender or as appropriate the Administrative Agent in its discretion is able to identify as attributable to that Tax Payment, then if it can do so without any adverse consequences for that Lender or if applicable the Administrative Agent, that Lender or if applicable the Administrative Agent shall reimburse Terra UK such amount as that Lender or if applicable the Administrative Agent determines to be such proportion of that Tax Credit as will leave that Lender or if applicable the Administrative Agent (after that reimbursement) in no better or worse position in respect of its overall tax liabilities than it would have been in if no Tax Payment had been required. A Lender or where applicable the Administrative Agent shall have an absolute discretion as to whether to claim any Tax Credit (and, if it does claim, the extent order and manner in which it does so). Neither the Lender nor the Administrative Agent should be obliged to disclose any of its tax affairs or computations to Terra UK or any other Loan Party.

                            [Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                          Borrowers
                                          ---------

                                          Terra Capital, Inc.

                                          By: /s/ Mark A. Kalafut
                                              ----------------------------------
                                              Name:  Mark A. Kalafut
                                              Title: Vice President

                                          Terra Nitrogen (U.K.), Limited

                                          By: /s/ Mark A. Kalafut
                                              ----------------------------------
                                              Name:  Mark A. Kalafut
                                              Title: Vice President

                                          Terra Nitrogen, Limited Partnership

                                          By: Terra Nitrogen Corporation,
                                              its General Partner

                                          By: /s/ Mark A. Kalafut
                                              ----------------------------------
                                              Name:  Mark A. Kalafut
                                              Title: Vice President

                                          Guarantor
                                          ---------

                                          Terra Industries Inc.

                                          By: /s/ Mark A. Kalafut
                                              ----------------------------------
                                              Name:  Mark A. Kalafut
                                              Title: Vice President

                                          Administrative Agent
                                          --------------------

                                          Citicorp USA, Inc.

                                          By: /s/ David Jaffe
                                              ----------------------------------
                                              Name:  David Jaffe
                                              Title: Vice President

           [Signature Page to Amended and Restated Credit Agreement]

                                           Issuer
                                           ------

                                           Citibank, N.A.

                                           By: /s/ David Jaffe
                                               -------------------------------
                                               Name: David Jaffe
                                               Title: Vice President

                                           Lenders
                                           -------

                                           Citicorp USA, Inc.

                                           By: /s/ David Jaffe
                                               -------------------------------
                                               Name: David Jaffe
                                               Title: Vice President

                                           Foothill Capital Corporation

                                           By: /s/ Mike Baranowski
                                               -------------------------------
                                               Name:  Mike Baranowski
                                               Title: Vice President

                                           LaSalle Bank National Association

                                           By: /s/ Mitchell J. Tarvid
                                               -------------------------------
                                               Name:  Mitchell J. Tarvid
                                               Title: Vice President

                                           PNC Business Credit

                                           By: /s/ John Sykes
                                               -------------------------------
                                               Name:  John Sykes
                                               Title: Vice President

                                           Congress Financial Corp.

                                           By: /s/ Thomas A. Martin
                                               -------------------------------
                                               Name:  Thomas A. Martin
                                               Title: Vice President

           [Signature Page to Amended and Restated Credit Agreement]

                                            Heller Financial, Inc.

                                            By: /s/ Alfred Scoyni
                                                --------------------------------
                                                Name:  Alfred Scoyni
                                                Title: Vice President

                                            The Provident Bank

                                            By: /s/ Marshall M. Stuart
                                                --------------------------------
                                                Name:  Marshall M. Stuart
                                                Title: Vice President

            [Signature Page to Amended and Restated Credit Agreement]